                                                                 EXHIBIT 4(e)(2)

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                        INDENTURE AND SECURITY AGREEMENT

                                    (N961AN)

                            Dated as of July 8, 2003

                                     between

                            AMERICAN AIRLINES, INC.,

                                       and

                      U.S. BANK TRUST NATIONAL ASSOCIATION,

                                 as Loan Trustee

                               ------------------

                                        *

                           One Boeing 737-823 Aircraft
                          U.S. Registration No. N961AN

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                                Table of Contents

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                                    ARTICLE I

                                   DEFINITIONS

Section 1.01.     Definitions...........................................................................     5
Section 1.02.     Other Definitional Provisions.........................................................     5

                                   ARTICLE II

                               THE EQUIPMENT NOTES

Section 2.01.     Form of Equipment Notes...............................................................     5
Section 2.02.     Issuance and Terms of Equipment Notes.................................................    11
Section 2.03.     Method of Payment.....................................................................    13
Section 2.04.     Withholding Taxes.....................................................................    14
Section 2.05.     Application of Payments...............................................................    14
Section 2.06.     Termination of Interest in Collateral.................................................    14
Section 2.07.     Registration, Transfer and Exchange of Equipment Notes................................    15
Section 2.08.     Mutilated, Destroyed, Lost or Stolen Equipment Notes..................................    17
Section 2.09.     Payment of Expenses on Transfer; Cancellation.........................................    17
Section 2.10.     Mandatory Redemption of Equipment Notes...............................................    17
Section 2.11.     Voluntary Redemption of Equipment Notes...............................................    20
Section 2.12.     Redemptions; Notice of Redemptions; Repurchases.......................................    21
Section 2.13.     Subordination.........................................................................    22
Section 2.14.     Certain Payments......................................................................    23
Section 2.15.     Repayment of Monies for Equipment Note Payments Held by the Loan Trustee..............    26
Section 2.16.     Directions by Subordination Agent.....................................................    26

                                   ARTICLE III

       RECEIPT, DISTRIBUTION AND APPLICATION OF INCOME FROM THE COLLATERAL

Section 3.01.     Basic Distributions...................................................................    27
Section 3.02.     Event of Loss; Mandatory Redemption; Voluntary Redemption.............................    28
Section 3.03.     Optional Redemption in Connection with a Refunding....................................    29
Section 3.04.     Payments After Event of Default.......................................................    30
Section 3.05.     Certain Payments......................................................................    33
Section 3.06.     Payments to the Company...............................................................    34
Section 3.07.     Cooperation...........................................................................    34
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                                Table of Contents
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                                   ARTICLE IV

                   EVENTS OF DEFAULT; REMEDIES OF LOAN TRUSTEE

Section 4.01.     Events of Default.....................................................................    35
Section 4.02.     Remedies..............................................................................    37
Section 4.03.     Remedies Cumulative...................................................................    41
Section 4.04.     Discontinuance of Proceedings.........................................................    41
Section 4.05.     Waiver of Past Defaults...............................................................    41
Section 4.06.     Noteholders May Not Bring Suit Except Under Certain Conditions........................    42

                                    ARTICLE V

                           DUTIES OF THE LOAN TRUSTEE

Section 5.01.     Notice of Event of Default............................................................    42
Section 5.02.     Action upon Instructions; Certain Rights and Limitations..............................    43
Section 5.03.     Indemnification.......................................................................    44
Section 5.04.     No Duties Except as Specified in Indenture or Instructions............................    44
Section 5.05.     No Action Except under Indenture or Instructions......................................    44
Section 5.06.     Investment of Amounts Held by the Loan Trustee........................................    44

                                   ARTICLE VI

                                THE LOAN TRUSTEE

Section 6.01.     Acceptance of Trusts and Duties.......................................................    46
Section 6.02.     Absence of Certain Duties.............................................................    47
Section 6.03.     No Representations or Warranties as to the Documents..................................    47
Section 6.04.     No Segregation of Monies; No Interest.................................................    47
Section 6.05.     Reliance; Agents; Advice of Counsel...................................................    47
Section 6.06.     Instructions from Noteholders.........................................................    48

                                   ARTICLE VII

                       OPERATING COVENANTS OF THE COMPANY

Section 7.01.     Liens.................................................................................    48
Section 7.02.     Possession, Operation and Use, Maintenance and Registration...........................    49
Section 7.03.     Inspection; Financial Information.....................................................    56
Section 7.04.     Replacement and Pooling of Parts; Alterations, Modifications and Additions;
                  Substitution of Engines ..............................................................    58
Section 7.05.     Loss, Destruction or Requisition......................................................    60
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Section 7.06.     Insurance.............................................................................    65

                                  ARTICLE VIII

                        SUCCESSOR AND ADDITIONAL TRUSTEES

Section 8.01.     Resignation or Removal; Appointment of Successor......................................    71
Section 8.02.     Appointment of Additional and Separate Trustees.......................................    73

                                   ARTICLE IX

                             AMENDMENTS AND WAIVERS

Section 9.01.     Amendments to this Indenture without Consent of Holders...............................    75
Section 9.02.     Amendments to this Indenture with Consent of Holders..................................    76
Section 9.03.     Amendments, Waivers, Etc. of the Participation Agreement..............................    78
Section 9.04.     Revocation and Effect of Consents.....................................................    78
Section 9.05.     Notation on or Exchange of Equipment Notes............................................    78
Section 9.06.     Trustee Protected.....................................................................    78

                                    ARTICLE X

                                  MISCELLANEOUS

Section 10.01.    Termination of Indenture..............................................................    79
Section 10.02.    No Legal Title to Collateral in Noteholders...........................................    80
Section 10.03.    Sale of Aircraft by Loan Trustee Is Binding...........................................    80
Section 10.04.    Indenture for Benefit of the Company, Loan Trustee, Noteholders and Other Indenture
                  Indemnitees ..........................................................................    80
Section 10.05.    Notices...............................................................................    81
Section 10.06.    Severability..........................................................................    81
Section 10.07.    No Oral Modification or Continuing Waivers............................................    81
Section 10.08.    Successors and Assigns................................................................    81
Section 10.09.    Headings..............................................................................    81
Section 10.10.    Normal Commercial Relations...........................................................    82
Section 10.11.    Voting by Noteholders.................................................................    82
Section 10.12.    Bankruptcy............................................................................    82
Section 10.13.    The Company's Performance and Rights..................................................    82
Section 10.14.    Counterparts..........................................................................    82
Section 10.15.    Governing Law.........................................................................    82
Section 10.16.    Confidential Information..............................................................    83
Section 10.17.    Submission to Jurisdiction............................................................    83
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                                Table of Contents
                                   (continued)

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Exhibit A       --    Form of Indenture Supplement
Exhibit B       --    List of Permitted Countries
Exhibit C       --    Aircraft Type Values for Section 7.06(b)
Schedule I      --    Description of Equipment Notes
Schedule II     --    Pass Through Trust Agreement and Pass Through Trust Supplements
Annex A         --    Definitions
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                                       iv

                        INDENTURE AND SECURITY AGREEMENT
                                    (N961AN)

         This INDENTURE AND SECURITY AGREEMENT (N961AN), dated as of July 8, 2003, is made by and between AMERICAN AIRLINES, INC., a Delaware corporation (together with its successors and permitted assigns, the "Company"), and U.S. BANK TRUST NATIONAL ASSOCIATION, a national banking association, as Loan Trustee hereunder (together with its permitted successors hereunder, the "Loan Trustee").

                              W I T N E S S E T H:

         WHEREAS, the parties desire by this Indenture (such term and other capitalized terms used herein without definition being defined as provided in
Article I), among other things, to provide for (i) the issuance by the Company of the Equipment Notes and (ii) the assignment, mortgage and pledge by the Company to the Loan Trustee, as part of the Collateral hereunder, among other things, of all of the Company's estate, right, title and interest in and to the Aircraft, as security for, among other things, the Company's obligations to the Loan Trustee, for the ratable benefit and security of the Noteholders, subject to Section 2.13 and Article III;

         WHEREAS, all things have been done to make the Equipment Notes, when executed by the Company and authenticated and delivered by the Loan Trustee hereunder, the valid, binding and enforceable obligations of the Company; and

         WHEREAS, all things necessary to make this Indenture a legal, valid and binding obligation of the Company for the uses and purposes herein set forth, in accordance with its terms, have been done and performed and have occurred;

                                 GRANTING CLAUSE

         NOW, THEREFORE, to secure (i) the prompt and complete payment (whether at stated maturity, by acceleration or otherwise) of principal of, interest on (including interest on any overdue amounts), and Make-Whole Amount, if any, with respect to, and all other amounts due under the Equipment Notes, (ii) all other amounts payable by the Company under the Operative Documents, the Supplemental Agreement and the Policy Provider Indemnity and Inspection Agreement (including, without limitation, all amounts payable under Section 2.14 hereof and any indemnities payable by the Company pursuant to Section 4.02 of the Participation Agreement or pursuant to the Policy Provider Indemnity and Inspection Agreement), and (iii) the performance and observance by the Company of all the agreements and covenants to be performed or observed by the Company for the benefit of the Noteholders and the Indenture Indemnitees contained in the Operative Documents, the Supplemental Agreement and the Policy Provider

Indemnity and Inspection Agreement (items (i) through (iii), collectively, the "Secured Obligations"), and to secure the Related Secured Obligations under any Related Indentures, and in consideration of the premises and of the covenants contained in the Operative Documents, and for other good and valuable consideration given by the Loan Trustee, the Noteholders and the Indenture Indemnitees to the Company at or before the Closing Date, the receipt of which is hereby acknowledged, the Company does hereby grant, bargain, sell, convey, transfer, mortgage, assign, pledge and confirm unto the Loan Trustee and its successors in trust and permitted assigns, for the security and benefit of the Loan Trustee, the Noteholders, the Related Noteholders and the Indenture Indemnitees, a first priority security interest in, and mortgage lien on, all estate, right, title and interest of the Company in, to and under, all and singular, the following described properties, rights, interests and privileges whether now owned or hereafter acquired (hereinafter sometimes referred to as the "Collateral"):

                  (1) the Aircraft, including the Airframe and the Engines, whether or not any such Engine may from time to time be installed on the Airframe or any other airframe or any other aircraft, and any and all Parts relating thereto, and, to the extent provided herein, all substitutions and replacements of, and additions, improvements, accessions and accumulations to, the Aircraft, including the Airframe, the Engines and any and all Parts (in each case other than any substitutions, replacements, additions, improvements, accessions and accumulations that constitute items excluded from the definition of Parts by clauses (b), (c) and (d) thereof) relating thereto (such Airframe and Engines as more particularly described in the Indenture Supplement executed and delivered with respect to the Aircraft on the Closing Date or with respect to any substitutions or replacements therefor), and together with all flight records, logs, manuals, maintenance data and inspection, modification and overhaul records and other documents at any time required to be maintained with respect to the foregoing, in accordance with the rules and regulations of the FAA if the Aircraft is registered under the laws of the United States or the rules and regulations of the government of the country of registry if the Aircraft is registered under the laws of a jurisdiction other than the United States;

                  (2) the Warranty Rights, together with all rights, powers, privileges, options and other benefits of the Company under the same;

                  (3) all requisition proceeds with respect to the Aircraft, the Airframe, any Engine or any Part thereof, and all insurance proceeds with respect to the Aircraft, the Airframe, any Engine or any Part thereof, but excluding all proceeds of, and rights under, any insurance maintained by the Company and not required under
         Section 7.06(b);

                  (4) all moneys and securities now or hereafter paid or deposited or required to be paid or deposited to or with the Loan Trustee by or for the account of the Company pursuant to any term of any Operative Document and held or required to be held by the Loan Trustee hereunder or thereunder; and

                  (5)      all proceeds of the foregoing;

         PROVIDED, HOWEVER, that notwithstanding any of the foregoing provisions, so long as no Event of Default shall have occurred and be continuing, the Company shall have the right, to the exclusion of the Loan Trustee, (i) to quiet enjoyment of the Aircraft, the Airframe, the Parts and the Engines, and to possess, use, retain and control the Aircraft, the Airframe, the Parts and the Engines and all revenues, income and profits derived therefrom and
(ii) with respect to the Warranty Rights, to exercise in the Company's name all rights and powers of the Buyer (as defined in the Purchase Agreement) under the Warranty Rights and to retain any recovery or benefit resulting from the enforcement of any warranty or indemnity or other obligation under the Warranty Rights; provided, further, that notwithstanding the occurrence and continuation of an Event of Default, the Loan Trustee shall not enter into any amendment or modification of the Purchase Agreement that would alter the rights, benefits or obligations of the Company thereunder;

         TO HAVE AND TO HOLD all and singular the aforesaid property unto the Loan Trustee, and its successors and permitted assigns, in trust for the ratable benefit and security of the Noteholders, the Related Noteholders and the Indenture Indemnitees, except as otherwise provided in this Indenture, including
Section 2.13 and Article III, without any preference, distinction or priority of any one Equipment Note over any other by reason of priority of time of issue, sale, negotiation, date of maturity thereof or otherwise for any reason whatsoever, and for the uses and purposes and in all cases and as to all property specified in paragraphs (1) through (5) inclusive above, subject to the terms and provisions set forth in this Indenture.

         It is expressly agreed that notwithstanding anything herein to the contrary, the Company shall remain liable under the Purchase Agreement to perform all of its obligations thereunder, and, except to the extent expressly provided in any Operative Document, none of the Loan Trustee, any Noteholders or any Indenture Indemnitee shall be required or obligated in any manner to perform or fulfill any obligations of the Company under or pursuant to any Operative Documents, or to make any inquiry as to the nature or sufficiency of any payment received by it, or present or file any claim or take any action to collect or enforce the payment of any amount that may have been assigned to it or to which it may be entitled at any time or times.

         Notwithstanding anything herein to the contrary (but without in any way releasing the Company from any of its duties or obligations under the Purchase Agreement), the Loan Trustee, the Noteholders and the Indenture Indemnitees confirm for the benefit of the Manufacturer that in exercising any rights under the Warranty Rights, or in making any claim with respect to the Aircraft or other goods and services delivered or to be delivered pursuant to the Purchase Agreement, the terms and conditions of the Purchase Agreement relating to the Warranty Rights, including, without limitation, the warranty disclaimer provisions for the benefit of the Manufacturer, shall apply to and be binding upon the Loan Trustee, the Noteholders and the Indenture Indemnitees to the same extent as the Company. The Company hereby directs the Manufacturer, so long as an Event of Default shall have occurred and be continuing, to pay all amounts, if any, payable to the Company pursuant to the Warranty Rights directly to the Loan Trustee to be held and applied as provided herein. Nothing contained herein shall subject the Manufacturer to any liability to which it would not otherwise be subject under the Purchase Agreement or modify in any respect the contract rights of the Manufacturer thereunder except as provided in the Manufacturer's Consent.

         The Company does hereby irrevocably constitute the Loan Trustee the true and lawful attorney of the Company (which appointment is coupled with an interest) with full power (in the name of the Company or otherwise) to ask for, require, demand and receive any and all monies and claims for monies (in each case including insurance and requisition proceeds) due and to become due to the Company under or arising out of the Purchase Agreement (to the extent assigned hereby), and all other property which now or hereafter constitutes part of the Collateral, to endorse any checks or other instruments or orders in connection therewith and to file any claims or to take any action or to institute any proceedings which the Loan Trustee may deem to be necessary or advisable in the premises; provided that the Loan Trustee shall not exercise any such rights except during the continuance of an Event of Default. The Company agrees that promptly upon receipt thereof, to the extent required by the Operative Documents, it will transfer to the Loan Trustee any and all monies from time to time received by the Company constituting part of the Collateral, for distribution by the Loan Trustee pursuant to this Indenture.

         The Company does hereby warrant and represent that it has not sold, assigned or pledged, and hereby covenants and agrees that it will not sell, assign or pledge, so long as this Indenture shall remain in effect and the Lien hereof shall not have been released pursuant to the provisions hereof, any of its estate, right, title or interest hereby assigned, to any Person other than the Loan Trustee, except as otherwise provided in or permitted by any Operative Document.

         The Company agrees that at any time and from time to time, upon the written request of the Loan Trustee, the Company shall promptly and duly execute and deliver or cause to be duly executed and delivered any and all such further instruments and documents as the Loan Trustee may reasonably deem necessary to perfect, preserve or protect the mortgage, security interests and assignments created or intended to be created hereby or to obtain for the Loan Trustee the full benefit of the assignment hereunder and of the rights and powers herein granted, provided that any instrument or other document so executed by the Company will not expand any obligations or limit any rights of the Company in respect of the transactions contemplated by the Operative Documents.

         IT IS HEREBY COVENANTED AND AGREED by and between the parties hereto as follows:

                                   ARTICLE I

                                   DEFINITIONS

         Section 1.01. Definitions. For all purposes of this Indenture, unless the context otherwise requires, capitalized terms used but not defined herein shall have the respective meanings set forth or incorporated by reference in Annex A.

         Section 1.02. Other Definitional Provisions. (a) The definitions stated herein and in Annex A apply equally to both the singular and the plural forms of the terms defined.

         (b) All references in this Indenture to designated "Articles", "Sections", "Subsections", "Schedules", "Exhibits", "Annexes" and other subdivisions are to the designated Article, Section, Subsection, Schedule, Exhibit, Annex or other subdivision of this Indenture, unless otherwise specifically stated.

         (c) The words "herein", "hereof" and "hereunder" and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section, Subsection, Schedule, Exhibit, Annex or other subdivision.

         (d) Unless the context otherwise, requires, whenever the words "including", "include" or "includes" are used herein, it shall be deemed to be followed by the phrase "without" limitation".

         (e) All references in this Indenture to a "government" are to such government and any instrumentality or agency thereof.

                                   ARTICLE II

                               THE EQUIPMENT NOTES

         Section 2.01. Form of Equipment Notes. The Equipment Notes shall be substantially in the form set forth below:

         THIS EQUIPMENT NOTE HAS NOT BEEN REGISTERED PURSUANT TO THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR PURSUANT TO THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. ACCORDINGLY, THIS EQUIPMENT NOTE MAY NOT BE OFFERED FOR SALE OR SOLD UNLESS EITHER REGISTERED UNDER THE ACT AND SUCH APPLICABLE STATE OR OTHER LAWS OR EXEMPTIONS FROM SUCH REGISTRATION REQUIREMENTS ARE AVAILABLE.

                             AMERICAN AIRLINES, INC.
               SERIES 2003-1 [___] EQUIPMENT NOTE DUE JULY 9, 2010
              ISSUED IN CONNECTION WITH THE BOEING 737-823 AIRCRAFT
                BEARING UNITED STATES REGISTRATION NUMBER N961AN

No.____                  Date:  [______,__]                    $________________
[DEBT RATE                                                      MATURITY DATE
[____]]                                                             July 9, 2010

         AMERICAN AIRLINES, INC. (together with its successors and permitted assigns, the "Company") hereby promises to pay to ___________, or the registered assignee thereof, the principal amount of ________________ Dollars ($_________) [on __________](1) [in installments on the Payment Dates set forth in Schedule I hereto, each such installment to be in an amount computed by multiplying the original principal amount of this Equipment Note by the percentage set forth in
Schedule I hereto opposite the Payment Date on which such installment is due,](2) and to pay, on each Payment Date, interest in arrears on the principal amount remaining unpaid from time to time from [______](3) or from the most recent date to which interest hereon has been paid or duly provided for until paid in full at a rate per annum (calculated on the basis of a year of 360 days comprised of twelve 30-day months) equal to the Debt Rate shown above. [Notwithstanding the foregoing, the final payment made on this Equipment Note shall be in an amount sufficient to discharge in full the unpaid principal amount and all accrued and unpaid interest on, and any other amounts due under, this Equipment Note.](4) Notwithstanding anything to the contrary contained herein, if any date on which a

-------------------------------------
(1)      To be inserted in non-installment Equipment Notes.

(2)      To be inserted in installment Equipment Notes.

(3) Insert the Closing Date for the Series G, Original Series C and Original Series D Equipment Notes. Insert the closing date of the applicable Refunding for New Series C, New Series D, American New Series D and Second New Series D Equipment Notes.

(4)      To be inserted in installment Equipment Notes.

payment under this Equipment Note becomes due and payable is not a Business Day, then such payment shall not be made on such scheduled date but shall be made on the next succeeding Business Day and if such payment is made on such next succeeding Business Day, no interest shall accrue on the amount of such payment from and after such scheduled date.

         For purposes hereof, the term "Indenture" means the Indenture and Security Agreement, dated as of July 8, 2003, between the Company and U.S. Bank Trust National Association, as Loan Trustee (the "Loan Trustee"), as the same may be amended, supplemented or otherwise modified from time to time in accordance with its terms. All capitalized terms used in this Equipment Note and not defined herein, unless the context otherwise requires, shall have the respective meanings set forth or incorporated by reference, and shall be construed and interpreted in the manner described, in the Indenture.

         This Equipment Note shall bear interest, payable on demand, at the Past Due Rate (and not the Debt Rate) (calculated on the basis of a year of 360 days comprised of twelve 30-day months) on any principal amount and (to the extent permitted by applicable law) Make-Whole Amount, if any, interest and any other amounts payable hereunder not paid when due for any period during which the same shall be overdue, in each case for the period the same is overdue. Amounts shall be overdue if not paid in the manner provided herein or in the Indenture when due (whether at stated maturity, by acceleration or otherwise).

         There shall be maintained an Equipment Note Register for the purpose of registering transfers and exchanges of Equipment Notes at the Corporate Trust Office of the Loan Trustee, or at the office of any successor trustee, in the manner provided in Section 2.07 of the Indenture.

         The principal amount and interest and other amounts due hereunder shall be payable in Dollars in immediately available funds at the Corporate Trust Office of the Loan Trustee, or as otherwise provided in the Indenture. The Company shall not have any responsibility for the distribution of any such payment to the Noteholder of this Equipment Note. Each such payment shall be made on the date such payment is due and without any presentment or surrender of this Equipment Note, except that in the case of any final payment with respect to this Equipment Note, the Equipment Note shall be surrendered to the Loan Trustee for cancellation.

         The holder hereof, by its acceptance of this Equipment Note, agrees that, except as provided in the Indenture, including the subordination provisions referred to below, each payment of an installment of principal amount, interest and Make-Whole Amount, if any, received by it hereunder shall be applied: first, to the payment of accrued interest on this Equipment Note (as well as any interest on any overdue principal amount, and, to the extent permitted by law, any overdue Make-Whole Amount, if any, any overdue interest and other overdue amounts hereunder) to the date of such payment; second, to the payment of Make-Whole Amount, if any; and third, to the payment of the principal amount of this Equipment Note (or portion hereof) then due, and any other amount then due hereunder or under the Indenture with respect to this Equipment Note.

         This Equipment Note is one of the Equipment Notes referred to in the Indenture which have been or are to be issued by the Company pursuant to the terms of the Indenture. The Collateral is held by the Loan Trustee as security, in part, for the Equipment Notes. The provisions of this Equipment Note are subject to the Indenture, the Related Indentures and the Participation Agreement. Reference is hereby made to the Indenture, the Related Indentures and the Participation Agreement for a complete statement of the rights and obligations of the holder of, and the nature and extent of the security for, this Equipment Note (including as a "Related Equipment Note" under each Related Indenture) and the rights and obligations of the holders of, and the nature and extent of the security for, any other Equipment Notes executed and delivered under the Indenture, to all of which terms and conditions in the Indenture and the Participation Agreement each holder hereof agrees by its acceptance of this Equipment Note.

         As provided in the Indenture and subject to certain limitations therein set forth, this Equipment Note is exchangeable for a like aggregate principal amount of Equipment Notes of the same Series of different authorized denominations, as requested by the holder surrendering the same. Prior to the due presentment for registration of transfer of this Equipment Note, the Company and the Loan Trustee shall deem and treat the Person in whose name this Equipment Note is registered on the Equipment Note Register as the absolute owner and holder hereof for the purpose of receiving all amounts payable with respect to this Equipment Note and for all purposes, and neither of the Company nor the Loan Trustee shall be affected by notice to the contrary.

         This Equipment Note is subject to redemption as provided in Section 2.10, Section 2.11 and Section 2.12 of the Indenture but not otherwise. [Upon any redemption in part of the Series of which this Equipment Note is a part,
Schedule I to this Equipment Note will be deemed to have been amended as provided in Section 2.12(e) of the Indenture.](5)

         [The indebtedness evidenced by this Equipment Note is, to the extent and in the manner provided in the Indenture, subordinate and subject in right of payment to the prior payment in full of the Secured Obligations (as defined in the Indenture) in respect of [Series G Equipment Notes](6) [Series G Equipment Notes and Series C Equipment

--------------------------------
(5)      To be inserted in installment Equipment Notes.

(6)      To be inserted in the case of a Series C Equipment Note.

Notes](7) [Series G Equipment Notes, Series C Equipment Notes and Series D Equipment Notes](8) and this Equipment Note is issued subject to such provisions. The Noteholder of this Equipment Note, by accepting the same, (a) agrees to and shall be bound by such provisions, (b) authorizes and directs the Loan Trustee on such Noteholder's behalf to take such action as may be necessary or appropriate to effectuate the subordination as provided in the Indenture and
(c) appoints the Loan Trustee such Noteholder's attorney-in-fact for such purpose.](9)

         [Without limiting the foregoing, the](10) [The](11) Noteholder of this Equipment Note, by accepting the same, agrees that if such Noteholder, in its capacity as a Noteholder, shall receive any payment or distribution on any Secured Obligation in respect of this Equipment Note that it is not entitled to receive under Section 2.13 or Article III of the Indenture, it shall hold any amount so received in trust for the Loan Trustee and forthwith turn over such amount to the Loan Trustee in the form received to be applied as provided in
Article III of the Indenture.

         Unless the certificate of authentication hereon has been executed by or on behalf of the Loan Trustee by manual signature, this Equipment Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

         THIS EQUIPMENT NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE.

         IN WITNESS WHEREOF, the Company has caused this Equipment Note to be executed in its corporate name by its officer thereunto duly authorized on the date hereof.

-----------------------------------
(7)      To be inserted in the case of a Series D Equipment Note.

(8)      To be inserted in the case of a Series E Equipment Note.

(9) To be inserted in the case of a Series C, Series D, or Series E Equipment Note.

(10) To be inserted in the case of a Series C, Series D, or Series E Equipment Note.

(11)     To be inserted in the case of a Series G Equipment Note.

                                    AMERICAN AIRLINES, INC.

                                    By:
                                        ----------------------------------------
                                        Name:
                                        Title:

                                    LOAN TRUSTEE'S CERTIFICATE OF AUTHENTICATION

         This is one of the Equipment Notes referred to in the within-mentioned Indenture.

                                    U.S. BANK TRUST NATIONAL ASSOCIATION,

                                    not in its individual capacity but solely as Loan Trustee

                                    By:
                                         ---------------------------------------
                                         Name:
                                         Title:

                                 SCHEDULE I(12)

                           EQUIPMENT NOTE AMORTIZATION

                                                          Percentage of Original
                                                             Principal Amount
              Payment Date                                      to be Paid

              [SEE "EQUIPMENT NOTES AMORTIZATION" ON SCHEDULE I TO

                INDENTURE WHICH IS TO BE INSERTED UPON ISSUANCE]

                                      * * *

         Section 2.02. Issuance and Terms of Equipment Notes. The Equipment Notes shall be dated the date of issuance thereof, shall be issued in (a) separate series consisting of Series G Equipment Notes, Series C Equipment Notes, Series D Equipment Notes and, if issued, Series E Equipment Notes and (b) the maturities and principal amounts and shall bear interest at the applicable Debt Rates specified in Schedule I (or, in the case of a New Series C Equipment Note, a New Series D Equipment Note or a Second New Series D Equipment Note, as specified in the applicable Indenture Refunding Amendment or, in the case of a Series E Equipment Note issued after the Closing Date, as specified in an amendment to this Indenture). On the Closing Date, each Series G Equipment Note, Series C Equipment Note and Series D Equipment Note shall be issued to the Subordination Agent on behalf of each of the Pass Through Trustees for the Pass Through Trusts created under the Pass Through Trust Agreements referred to in
Schedule II. Any New Series C Equipment Notes, New Series D Equipment Notes and Second New Series D Equipment Notes issued as contemplated by Section 2.11(b) shall be issued to the Subordination Agent on the closing date of the applicable Refunding. Subject to complying with the conditions set forth in Section 6.02(g) of the Participation Agreement, the Company shall have the option to issue Series E Equipment Notes at or after the Closing Date. The Equipment Notes shall be issued in registered form only. The Equipment Notes shall be issued in denominations of $1,000 and integral multiples thereof, except that one Equipment Note of each Series may be in an amount that is not an integral multiple of $1,000.

---------------
(12)     To be inserted in installment Equipment Notes.

         Each Equipment Note shall bear interest at the Debt Rate specified for such Series calculated on the basis of a year of 360 days comprised of twelve 30-day months), payable in arrears on each Payment Date on the unpaid principal amount thereof from time to time outstanding until such principal amount is paid in full, as further provided in the form of Equipment Note set forth in Section
2.01. The principal amount of each Series G Equipment Note, Series C Equipment Note and Series D Equipment Note shall be payable in installments on the Payment Dates set forth in Schedule I to such Equipment Note, each such installment to be in an amount computed by multiplying the original principal amount of such Equipment Note by the corresponding percentage set forth in Schedule I hereto applicable to such Series, the applicable portion of which shall be attached as
Schedule I to such Equipment Note, opposite the Payment Date on which such installment is due. The principal amount of each New Series C Equipment Note, New Series D Equipment Note and Second New Series D Equipment Note shall be payable as specified in the applicable Indenture Refunding Amendment. Each Series E Equipment Note, if issued, shall be payable in installments or in a single payment as set forth in an amendment to this Indenture, and if payable in installments, such installments shall be calculated as set forth in the third preceding sentence. Notwithstanding the foregoing, the final payment made under each Series G Equipment Note, Series C Equipment Note, Series D Equipment Note and Series E Equipment Note, if issued, shall be in an amount sufficient to discharge in full the unpaid principal amount and all accrued and unpaid interest on, and any other amounts due under, such Equipment Note. Each Equipment Note shall bear interest, payable on demand, at the Past Due Rate (and not at the Debt Rate) calculated on the basis of a year of 360 days comprised of twelve 30-day months) on any principal amount and (to the extent permitted by applicable law), Make Whole Amount, if any, interest and any other amounts payable thereunder not paid when due for any period during which the same shall be overdue, in each case for the period the same is overdue. Amounts shall be overdue under an Equipment Note if not paid in the manner provided therein or in this Indenture when due (whether at stated maturity, by acceleration or otherwise). Notwithstanding anything to the contrary contained herein, if any date on which a payment hereunder or under any Equipment Note becomes due and payable is not a Business Day, then such payment shall not be made on such scheduled date but shall be made on the next succeeding Business Day, and if such payment is made on such next succeeding Business Day, no interest shall accrue on the amount of such payment from and after such scheduled date.

         The Equipment Notes shall be executed on behalf of the Company by the manual or facsimile signature of one of its authorized officers. Equipment Notes bearing the signatures of individuals who were at the time of execution the proper officers of the Company shall bind the Company, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Equipment Notes or did not hold such offices at the respective dates of such Equipment Notes. No Equipment Note shall be secured by or entitled to any benefit under this Indenture or be valid or obligatory for any purposes unless there appears on such

Equipment Note a certificate of authentication in the form provided herein executed by the Loan Trustee by the manual signature of one of its authorized officers, and such certificate upon any Equipment Notes shall be conclusive evidence, and the only evidence, that such Equipment Note has been duly authenticated and delivered hereunder.

         Section 2.03. Method of Payment. The principal amount of, interest on, Make-Whole Amount, if any, and, except to the extent expressly provided herein, all other amounts due to any Noteholder under each Equipment Note or otherwise payable hereunder shall be payable by the Company in Dollars by wire transfer of immediately available funds not later than 10:00 a.m. (New York City time) on the due date of payment to the Loan Trustee at the Corporate Trust Office for distribution among the Noteholders in the manner provided herein. The Company shall not have any responsibility for the distribution of such payment to any Noteholder. Notwithstanding the foregoing or any provision in any Equipment Note to the contrary, the Loan Trustee will use reasonable efforts to pay or cause to be paid, if so directed in writing by any Noteholder (with a copy to the Company), all amounts paid by the Company hereunder and under such Noteholder's Equipment Note or Equipment Notes to such Noteholder or a nominee therefor (including all amounts distributed pursuant to Article III) by transferring, or causing to be transferred, by wire transfer of immediately available funds in Dollars, prior to 12:00 p.m. (New York City time) on the due date of payment, to an account maintained by such Noteholder with a bank located in the continental United States the amount to be distributed to such Noteholder, for credit to the account of such Noteholder maintained at such bank; provided that, in the event the Equipment Notes are not held by the Subordination Agent on behalf of the Pass Through Trustees, the Loan Trustee may at its option pay such amounts by check mailed to the Noteholder's address as it appears on the Equipment Note Register. If, after its receipt of funds at the place and prior to the time specified above in the immediately preceding sentence, the Loan Trustee shall fail (other than as a result of a failure of the Noteholder to provide it with wire transfer instructions) to make any such payment required to be paid by wire transfer as provided in the immediately preceding sentence on the Business Day it receives such funds, the Loan Trustee, in its individual capacity and not as trustee, agrees to compensate such Noteholders for loss of use of funds at the Federal Funds Rate until such payment is made and the Loan Trustee shall be entitled to any interest earned on such funds until such payment is made. Any payment made hereunder shall be made without any presentment or surrender of any Equipment Note, except that, in the case of the final payment in respect of any Equipment Note, such Equipment Note shall be surrendered to the Loan Trustee for cancellation. Notwithstanding any other provision of this Indenture to the contrary, the Loan Trustee shall not be required to make, or cause to be made, wire transfers as aforesaid prior to the first Business Day on which it is practicable for the Loan Trustee to do so in view of the time of day when the funds to be so transferred were received by it if such funds were received after 1:00 p.m. (New York City time) at the place of payment.

         Section 2.04. Withholding Taxes. The Loan Trustee shall exclude and withhold at the appropriate rate from each payment of principal amount of, interest on, Make-Whole Amount, if any, and other amounts due hereunder or under each Equipment Note (which exclusion and withholding shall constitute payment of such amounts payable hereunder or in respect of such Equipment Notes, as applicable) any and all withholding taxes applicable thereto as required by law. The Loan Trustee agrees to act as such withholding agent and, in connection therewith, whenever any present or future taxes or similar charges are required to be withheld with respect to any amounts payable hereunder or in respect of the Equipment Notes, to withhold such amounts (which withholding shall constitute payment of such amounts payable hereunder or in respect of such Equipment Notes, as applicable) and timely pay the same to the appropriate authority in the name of and on behalf of the Noteholders, that it will file any necessary withholding tax returns or statements when due, and that as promptly as possible after the payment thereof it will deliver to each Noteholder (with a copy to the Company) appropriate documentation showing the payment thereof, together with such additional documentary evidence as any such Noteholder may reasonably request from time to time. The Loan Trustee agrees to file any other information reports as it may be required to file under United States law.

         Section 2.05. Application of Payments. Subject always to Section 2.13 and except as otherwise provided in Article III, in the case of each Equipment Note, each payment of an installment of principal amount, Make-Whole Amount, if any, and interest paid thereon shall be applied:

                  first, to the payment of accrued interest on such Equipment Note (as well as any interest on any overdue principal amount and (to the extent permitted by law) any overdue Make-Whole Amount, any overdue interest and any other overdue amounts thereunder) to the date of such payment;

                  second, to the payment of any Make-Whole Amount with respect to such Equipment Note; and

                  third, to the payment of principal amount of such Equipment Note (or portion thereof) then due thereunder.

         Section 2.06. Termination of Interest in Collateral. No Noteholder, Related Noteholder, or Indenture Indemnitee shall, as such, have any further interest in, or other right with respect to, the Collateral when and if:

                  (a) the principal amount of, Make-Whole Amount, if any, and interest (including interest on any overdue amounts) on and all other amounts due under all Equipment Notes held by such Noteholder, and all other Secured Obligations due and payable to such Noteholder, Related Noteholder or Indenture Indemnitee, as the case may be (including, for the avoidance of doubt, all indemnities payable by the Company pursuant to Section 4.02 of the Participation Agreement or pursuant to the Policy Provider Indemnity and Inspection Agreement, all amounts payable by the Company under
         Section 2.14 hereof and all deposits and redemptions, if any, to the extent required under Section 2.10(a), Section 2.10(d) or the last sentence of Section 2.10(f)), shall have been paid and discharged in full and no "Event of Default" shall have occurred and be continuing under any Related Indenture, and

                  (b) except as provided in the next paragraph, the principal amount of, Make-Whole Amount, if any, and interest (including interest on any overdue amounts) on and all other amounts due under all Related Equipment Notes, and all other Related Secured Obligations (including, for the avoidance of doubt, all indemnities payable by the Company pursuant to Section 4.02 of the Related Participation Agreements or pursuant to the Related Policy Provider Indemnity and Inspection Agreements with respect to the Related Aircraft and all amounts payable by the Company under Section 2.14 of the Related Indentures) due and payable shall have been paid and discharged in full.

         The requirements of clause (b) of the preceding paragraph shall not apply (and the termination of such interest will occur upon the payment in full of only the amounts specified in clause (a) of the preceding paragraph):

                  (i) if the Policy Provider consents in writing to such termination (other than with respect to any payments due and payable on the Final Payment Date), or

                  (ii) in connection with a redemption of the Equipment Notes pursuant to Section 2.10(a) or Section 2.10(d) of this Indenture, so long as there is no default (without regard to grace periods) in the payment of any amount due and payable under any Related Indenture (including, without limitation, any Policy Provider Amounts).

         Section 2.07. Registration, Transfer and Exchange of Equipment Notes. The Loan Trustee shall keep a register or registers (the "Equipment Note Register") in which the Loan Trustee shall provide for the registration of Equipment Notes and the registration of transfers of Equipment Notes. No such transfer shall be given effect unless and until registration hereunder shall have occurred. The Equipment Note Register shall be kept at the Corporate Trust Office of the Loan Trustee. The Loan Trustee is hereby appointed "Equipment Note Registrar" for the purpose of registering Equipment Notes and transfers of Equipment Notes as herein provided. A holder of any Equipment Note intending to exchange or transfer such Equipment Note shall surrender such Equipment Note to the Loan Trustee at the Corporate Trust Office, together with a written request from the registered holder thereof for the issuance of a new Equipment Note of the same Series, specifying, in the case of a surrender for transfer, the name and address of the new holder or holders. Upon surrender for registration of transfer of any Equipment Note and subject to satisfaction of
Section 2.09, the Company shall execute, and the Loan Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Equipment Notes of a like aggregate principal amount and of the same Series. At the option of the Noteholder, Equipment Notes may be exchanged for other Equipment Notes of the same Series of any authorized denominations of a like aggregate principal amount, upon surrender of the Equipment Notes to be exchanged to the Loan Trustee at the Corporate Trust Office. Whenever any Equipment Notes are so surrendered for exchange, the Company shall execute, and the Loan Trustee shall authenticate and deliver, the Equipment Notes which the Noteholder making the exchange is entitled to receive. All Equipment Notes issued upon any registration of transfer or exchange of Equipment Notes (whether under this Section 2.07 or under Section 2.08 or otherwise under this Indenture) shall be the valid obligations of the Company evidencing the same respective obligations, and entitled to the same security and benefits under this Indenture, as the Equipment Notes surrendered upon such registration of transfer or exchange. Every Equipment Note presented or surrendered for registration of transfer, shall be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Loan Trustee, duly executed by the Noteholder or such Noteholder's attorney duly authorized in writing, and the Loan Trustee shall require evidence satisfactory to it as to the compliance of any such transfer with the Securities Act of 1933, as amended, and the securities laws of any applicable state or jurisdiction. The Loan Trustee shall make a notation on each new Equipment Note of the amount of all payments of principal amount previously made on the old Equipment Note or Equipment Notes with respect to which such new Equipment Note is issued and the date to which interest on such old Equipment Note or Equipment Notes has been paid. Principal, interest and all other amounts shall be deemed to have been paid on such new Equipment Note to the date on which such amounts shall have been paid on such old Equipment Note. The Company shall not be required to exchange any surrendered Equipment Notes as provided above (a) during the ten-day period preceding the due date of any payment on such Equipment Note or (b) that has been called for redemption. The Company and the Loan Trustee shall in all cases deem and treat the Person in whose name any Equipment Note shall have been issued and registered on the Equipment Note Register as the absolute owner and Noteholder of such Equipment Note for the purpose of receiving payment of all amounts payable with respect to such Equipment Note and for all other purposes, and neither the Company nor the Loan Trustee shall be affected by any notice to the contrary. The Loan Trustee will promptly notify the Company of each registration of a transfer of an Equipment Note. Any such transferee of an Equipment Note, by its acceptance of an Equipment Note, agrees to the provisions of the Operative Documents applicable to Noteholders, and shall be deemed to have represented, warranted and covenanted to the parties to the Participation Agreement as to the matters represented, warranted and covenanted by the Noteholders, including the

Pass Through Trustees, in the Participation Agreement. Subject to compliance by the Noteholder and its transferee (if any) of the requirements set forth in this
Section 2.07 and in Section 2.09, the Loan Trustee and the Company shall use all reasonable efforts to issue new Equipment Notes upon transfer or exchange within ten Business Days of the date an Equipment Note is surrendered for transfer or exchange.

         Section 2.08. Mutilated, Destroyed, Lost or Stolen Equipment Notes. If any Equipment Note becomes mutilated, destroyed, lost or stolen, the Company shall, upon the written request of the holder of such Equipment Note and subject to satisfaction of this Section 2.08 and of Section 2.09, execute and the Loan Trustee shall authenticate and deliver in replacement thereof a new Equipment Note of the same Series, payable in the same principal amount, dated the same date and captioned as issued in connection with the Aircraft. If the Equipment Note being replaced has become mutilated, such Equipment Note shall be surrendered to the Loan Trustee, and a photocopy thereof shall be furnished to the Company. If the Equipment Note being replaced has been destroyed, lost or stolen, the holder of such Equipment Note shall furnish to the Company and the Loan Trustee such security or indemnity as may be required by them to save the Company and the Loan Trustee harmless and evidence satisfactory to the Company and the Loan Trustee of the destruction, loss or theft of such Equipment Note and of the ownership thereof.

         Section 2.09. Payment of Expenses on Transfer; Cancellation. (a) No service charge shall be made to a Noteholder for any registration of transfer or exchange of Equipment Notes, but the Loan Trustee, as Equipment Note Registrar, may require payment of a sum sufficient to cover any Tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Equipment Notes.

         (b) The Loan Trustee shall cancel all Equipment Notes surrendered for replacement, redemption, transfer, exchange, payment or cancellation and shall destroy the canceled Equipment Notes.

         Section 2.10. Mandatory Redemption of Equipment Notes. (a) The Company shall redeem the Equipment Notes in whole in connection with an Event of Loss in respect of the Airframe or the Airframe and the Engines installed thereon (unless the Company shall have performed the option set forth in Section 7.05(a)(i) with respect thereto) on or before the Loss Payment Date at a redemption price equal to 100% of the unpaid principal amount thereof, together with all accrued and unpaid interest thereon to (but excluding) the date of redemption, but without any Make-Whole Amount, and all other Secured Obligations (other than any Related Secured Obligations) owed or then due and payable to Noteholders and, unless the Policy Provider shall agree otherwise, in addition, shall redeem the Related Series G Equipment Notes, to the extent required by
Section 2.10(b) of each Related Indenture.

         (b) Unless the Policy Provider shall agree otherwise, the Company shall redeem the Series G Equipment Notes in whole or in part in connection with an Event of Loss in respect of a Related Aircraft (unless the Company has performed the option set forth in Section 7.05(a)(i) of the Related Indenture with respect to such Related Aircraft) on or before the "Loss Payment Date" (as defined in such Related Indenture) in an amount which, together with all accrued and unpaid interest on the amount of Series G Equipment Notes being redeemed to (but excluding) the date of redemption and Make-Whole Amount, if any, is equal to the lesser of (x) the Excess Amount (if any) and (y) the then outstanding principal amount of the Series G Equipment Notes, at a redemption price equal to 100% of the amount of the unpaid principal amount of the Series G Equipment Notes being redeemed, together, in the case of (x) and (y), with all accrued interest on such amount of Series G Equipment Notes being redeemed to (but excluding) the date of redemption, and Make-Whole Amount, if any.

         (c)      The Company shall redeem the Equipment Notes in whole or in part in connection with the receipt by the Loan Trustee of payments made by a Related Loan Trustee pursuant to clause "fourth" of Section 3.04 of a Related Indenture in an amount equal to the lesser of (x) the amount so received by the Loan Trustee and (y) the then outstanding principal amount of the Equipment Notes, at a redemption price equal to 100% of the unpaid principal amount of the Equipment Notes being redeemed, together, in the case of (x) and (y), with all accrued and unpaid interest thereon to (but excluding) the date of redemption and, if no Event of Default shall have occurred and be continuing, Make-Whole Amount, if any. For the avoidance of doubt, payments required to be made by the Company with respect to interest and Make-Whole Amount pursuant to this Section 2.10(c) shall not be made out of funds received by the Loan Trustee pursuant to clause "fourth" of Section 3.04 of the applicable Related Indenture unless the Policy Provider shall agree otherwise.

         (d) In connection with a sale of the Aircraft, all, but not less than all, of the Equipment Notes shall be redeemed in whole by the Company upon at least 20 days' revocable prior written notice to the Loan Trustee at a redemption price equal to 100% of the unpaid principal amount of the Equipment Notes being redeemed, together with accrued and unpaid interest thereon to (but excluding) the date of redemption, Make-Whole Amount, if any, and all other Secured Obligations then due and payable and other amounts then due and payable hereunder, under the Policy Provider Indemnity and Inspection Agreement or under the Participation Agreement to the Noteholders and, unless the Policy Provider shall agree otherwise, in addition, shall redeem the Related Series G Equipment Notes, to the extent required by Section 2.10(e) of each Related Indenture. Any notice shall become irrevocable three days before the redemption date if not previously revoked.

         (e) Unless the Policy Provider shall agree otherwise, the Company shall redeem the Series G Equipment Notes in whole or in part in connection with the sale of a

Related Aircraft pursuant to Section 2.10(d) of any Related Indenture on or before the closing date of the sale of the Related Aircraft in an amount equal to the lesser of (x) the Excess Amount (if any) and (y) the then outstanding principal amount of the Series G Equipment Notes, at a redemption price equal to 100% of the amount of the unpaid principal amount of the Series G Equipment Notes being redeemed, together, in the case of (x) and (y), with all accrued and unpaid interest on such amount of Series G Equipment Notes being redeemed to (but excluding) the date of redemption and Make-Whole Amount, if any. For the avoidance of doubt, payments required to be made by the Company with respect to interest and Make-Whole Amount pursuant to this Section 2.10(e) shall not be made out of funds received by the Loan Trustee pursuant to Section 2.10(f) unless the Policy Provider shall agree otherwise.

         (f) Unless the Policy Provider shall agree otherwise, concurrently with any receipt by any American Entity of funds in connection with any redemption pursuant to Section 2.10(a) or 2.10(d) of a Related Indenture of any Related Series C Equipment Notes, Related Series D Equipment Notes or Related Series E Equipment Notes, the Company will deposit, or cause to be deposited, with the Loan Trustee an amount equal to (i) the sum of (x) any Excess Proceeds and (y) any aggregate redemption price actually received by such American Entity in respect of its interest in such redeemed Related Series C Equipment Notes, Related Series D Equipment Notes and Related Series E Equipment Notes multiplied by (ii) a fraction, the numerator of which is the then outstanding aggregate principal amount of the Series G Equipment Notes and the denominator of which is the sum of the then outstanding aggregate principal amount of the Series G Equipment Notes and the Related Series G Equipment Notes (after giving effect to such redemption). The Company will, in connection with any redemption under
Section 2.10(a) or 2.10(d), make or cause to be made the deposit under Section 2.10(f) of each Related Indenture.

         (g) Concurrently with the notice delivered to the applicable Related Loan Trustee pursuant to Section 2.10(d) or Section 7.05(a)(ii) of the applicable Related Indenture, so long as no Event of Default shall have occurred and be continuing, the Company may direct the Loan Trustee either (I) to apply all or a portion of any amounts received by the Loan Trustee pursuant to Section 2.10(f) to the redemption of the Series G Equipment Notes pursuant to Section 2.10(b) or Section 2.10(e), as the case may be, or (II) to hold such amounts as security for the Secured Obligations and the Related Secured Obligations pursuant to Section 5.06. If an Event of Default shall have occurred and be continuing at the time of delivery of such direction, or if no such direction shall be delivered within the time period specified in the first sentence of this Section 2.10(g), the Loan Trustee will apply such amounts to the redemption of the Series G Equipment Notes pursuant to Section 2.10(b) or Section 2.10(e), as the case may be (but, if an Event of Default has occurred and is continuing, without Make-Whole Amount).

         Section 2.11. Voluntary Redemption of Equipment Notes. (a) All, but not less than all, of the Equipment Notes of any Series may be redeemed in whole by the Company upon at least 20 days' revocable prior written notice to the Loan Trustee at a redemption price equal to 100% of the unpaid principal amount of the Equipment Notes being redeemed, together with accrued and unpaid interest thereon to (but excluding) the date of redemption, Make-Whole Amount, if any, and all other Secured Obligations and other amounts then due and payable hereunder, under the Policy Provider Indemnity and Inspection Agreement or under the Participation Agreement to the Noteholders; provided, however, that (i) except in connection with a Refunding as referred to in paragraph (b) below, the Series C Equipment Notes may not be redeemed unless the Series G Equipment Notes have been redeemed, and the Series D Equipment Notes may not be redeemed unless the Series G Equipment Notes and Series C Equipment Notes have been redeemed, and (ii) the interests of the Noteholders, the Related Noteholders and the Indenture Indemnitees in the Collateral shall only terminate in accordance with
Section 2.06 and the Lien of this Indenture shall only be released and discharged in accordance with Section 10.01. Any notice shall become irrevocable three days before the redemption date if not previously revoked. So long as no Event of Default shall have occurred and be continuing, the Company may, concurrently with the delivery of the notice described in the preceding sentence, direct the Loan Trustee to apply all or a portion of the amounts received by the Loan Trustee pursuant to Section 2.10(f) to such redemption.

                  (b) In connection with a Refunding as provided in Exhibit A to the Intercreditor Agreement, (i) all, but not less than all, of the Original Series C Equipment Notes and the Original Series D Equipment Notes,
(ii) all, but not less than all, of the Original Series C Equipment Notes, (iii) if all the Original Series C Equipment Notes were redeemed in a prior Refunding, all of the Original Series D Equipment Notes, or (iv) all, but not less than all, of the American New Series D Equipment Notes, may be redeemed in whole by the Company without premium upon at least 2 days revocable prior written notice to the Loan Trustee at a redemption price equal to 100% of the unpaid principal amount of the Equipment Notes being redeemed, together with accrued interest thereon to (but excluding) the date of redemption and all other amounts payable hereunder, under the Policy Provider Indemnity and Inspection Agreement or under the Participation Agreement to the applicable Noteholders. All redemptions pursuant to this Section 2.11(b) shall be subject to the Company complying with the conditions set forth on Exhibit A to the Intercreditor Agreement, and the Company shall deliver to the Trustee a certificate of a Responsible Officer of the Company to the effect that (x) all such conditions have been complied with prior to or on the redemption date and (y) the Company has received any consent of the Policy Provider required pursuant to the Supplemental Agreement, or no such consent is required. The Loan Trustee agrees to cooperate with the Company at the Company's reasonable request to carry out any Refunding on the terms and conditions specified in Exhibit A to the Intercreditor Agreement.

         Section 2.12. Redemptions; Notice of Redemptions; Repurchases. (a) No redemption of any Equipment Note may be made except to the extent and in the manner expressly permitted by this Indenture.

         (b) Notice of redemption with respect to the Equipment Notes, other than redemptions made pursuant to Section 2.10(c) or Section 2.11(b), shall be given by the Loan Trustee by first-class mail, postage prepaid, mailed not less than 15 nor more than 60 days prior to the applicable redemption date, to each Noteholder at such Noteholder's address appearing in the Equipment Note Register. All such notices of redemption shall state: (1) the redemption date,
(2) the applicable basis for determining the redemption price, (3) that on the redemption date, the redemption price will become due and payable upon each such Equipment Note, and that, if any such Equipment Notes are then outstanding, interest on such Equipment Notes shall cease to accrue on and after such redemption date and (4) the place or places where such Equipment Notes are to be surrendered for payment of the redemption price.

         (c) On or before the redemption date, the Company (or any person on behalf of the Company) shall, to the extent an amount equal to the redemption price for the Equipment Notes to be redeemed on the redemption date shall not then be held in the Collateral, deposit or cause to be deposited with the Loan Trustee by 11:00 a.m. (New York City time) on the redemption date in immediately available funds the redemption price of the Equipment Notes to be redeemed.

         (d) Notice of redemption having been given as aforesaid (and, if applicable, not revoked as permitted by Section 2.10(d) or Section 2.11(a)) (and, in case of a redemption pursuant to Section 2.11(b), the conditions set forth in Exhibit A to the Intercreditor Agreement having been satisfied), the Equipment Notes to be redeemed shall, on the redemption date, become due and payable at the Corporate Trust Office of the Loan Trustee, and from and after such redemption date (unless there shall be a default in the deposit of the redemption price pursuant to Section 2.12(c)) any such Equipment Notes then outstanding shall cease to bear interest. Upon surrender of any such Equipment Note for redemption in accordance with said notice, such Equipment Note shall be redeemed at the redemption price.

         (e) Any redemption in part of any Series of Equipment Notes made pursuant to Section 2.10(b), Section 2.10(c) or Section 2.10(e) shall be made pro rata on the basis of unpaid principal amount of such Series of Equipment Notes being redeemed. Upon any redemption in part of any Series of Equipment Notes made pursuant to Section 2.10(b), Section 2.10(c) or Section 2.10(e), the principal amount of each remaining installment of principal becoming due on such Series of Equipment Notes on and after the date of such redemption shall be reduced in the same proportion as the aggregate unpaid principal amount of such Series of Equipment Notes is reduced as a result of such redemption and Schedule I to each Equipment Note of such Series will be deemed to have been amended to give effect to such reduction. On the date of any redemption in part of any Series of Equipment Notes made pursuant to Section 2.10(b), Section 2.10(c) or Section 2.10(e), the Loan Trustee will furnish to each Noteholder a statement setting forth the remaining installments of principal payable on such Series of Equipment Notes, determined as provided in the preceding sentence (expressed as a percentage of the original principal amount of such Series of Equipment Notes), after giving effect to the reductions specified in the preceding sentence.

         (f) At such time as no Pass Through Certificates and Policy Provider Amounts are outstanding, the Company may at any time repurchase any of the Equipment Notes at any price in the open market and may hold, resell or surrender such Equipment Notes to the Loan Trustee for cancellation.

         Section 2.13. Subordination. (a) The indebtedness evidenced by the Series C Equipment Notes is, to the extent and in the manner provided in this Indenture, subordinate and subject in right of payment to the prior payment in full of the Secured Obligations in respect of the Series G Equipment Notes, and the Series C Equipment Notes are issued subject to such provisions. The indebtedness evidenced by the Series D Equipment Notes is, to the extent and in the manner provided in this Indenture, subordinate and subject in right of payment to the prior payment in full of the Secured Obligations in respect of the Series G Equipment Notes and the Series C Equipment Notes, and the Series D Equipment Notes are issued subject to such provisions. The indebtedness evidenced by the Series E Equipment Notes, if issued, shall be, to the extent and in the manner provided in this Indenture, subordinate and subject in right of payment to the prior payment in full of the Secured Obligations in respect of the Series G Equipment Notes, the Series C Equipment Notes and the Series D Equipment Notes, and the Series E Equipment Notes, if issued, shall be issued subject to such provisions. By acceptance of its Equipment Notes of any Series, each Noteholder of such Series (i) agrees to and shall be bound by such provisions, (ii) authorizes and directs the Loan Trustee on such Noteholder's behalf to take such action as may be necessary or appropriate to effectuate the subordination as provided in this Indenture and (iii) appoints the Loan Trustee as such Noteholder's attorney-in-fact for such purpose.

         (b) The Company, the Loan Trustee and, by acceptance of its Equipment Notes of any Series, each Noteholder of such Series, hereby agree that no payment or distribution shall be made on or in respect of the Secured Obligations owed to such Noteholder of such Series, including any payment or distribution of cash, property or securities, after the occurrence of any of the events referred to in Section 4.01(f) or after the commencement of any proceedings of the type referred to in Section 4.01(g), Section 4.01(h) or
Section 4.01(i), except as expressly provided in Article III.

         (c) By the acceptance of its Equipment Notes of any Series, each Noteholder of such Series agrees that if such Noteholder, in its capacity as a Noteholder, shall receive any payment or distribution on any Secured Obligations in respect of such Series that it is not entitled to receive under this Section 2.13 or Article III hereof, it will hold any amount so received in trust for the Loan Trustee and forthwith turn over such amount to the Loan Trustee in the form received to be applied as provided in Article III.

         (d) By the acceptance of its Equipment Notes, each Noteholder agrees that in the event that such Noteholder, in its capacity as a Noteholder, shall receive any payment or distribution pursuant to this Indenture on any Related Secured Obligations, it will hold any amount so received in trust for the applicable Related Loan Trustee and will forthwith turn over such payment to the Loan Trustee or the applicable Related Loan Trustee in the form received to be applied as provided in Article III of the applicable Related Indenture.

         Section 2.14. Certain Payments. The Company agrees to pay to the Loan Trustee for distribution in accordance with Section 3.05:

                  (a) an amount or amounts equal to the fees payable to the Class G Liquidity Provider under Section 2.03 of the Class G Liquidity Facility and the related Fee Letter (as defined in the Intercreditor Agreement), multiplied by a fraction, the numerator of which shall be the sum of the then outstanding aggregate principal amount of the Series G Equipment Notes and the denominator of which shall be the sum of the then outstanding aggregate principal amount of all "Series G Equipment Notes" (as defined in the Intercreditor Agreement);

                  (b) the amount equal to interest on any Downgrade Advance (other than any Applied Downgrade Advance) payable under Section 3.07 of the Class G Liquidity Facility minus Investment Earnings from such Downgrade Advance, multiplied by the fraction specified in the foregoing clause (a);

                  (c) the amount equal to interest on any Non-Extension Advance (other than any Applied Non-Extension Advance) payable under
         Section 3.07 of the Class G Liquidity Facility minus Investment Earnings from such Non-Extension Advance, multiplied by the fraction specified in the foregoing clause (a);

                  (d) if any payment default shall have occurred and be continuing with respect to interest on any Series G Equipment Note, (x) the excess, if any, of (1) the amount equal to the sum of interest on any Unpaid Advance or Applied Provider Advance payable under Section
         3.07 of the Class G Liquidity Facility plus any other amounts payable in respect of such Unpaid Advance or Applied Provider Advance under
         Section 3.01, Section 3.02, Section 3.03, Section 3.09 or Section 3.11 of the Class G Liquidity Facility (or, if the Policy Provider has made a payment equivalent to such an Advance as would have been payable under Section 3.07 of the Class G Liquidity Facility had such Advance been made) over

         (2) the sum of Investment Earnings from any Final Advance plus any amount of interest at the Past Due Rate actually payable (whether or not in fact paid) by the Company in respect of the overdue scheduled interest on the "Series G Equipment Notes" (as defined in the Intercreditor Agreement) in respect of which such Unpaid Advance or Applied Provider Advance was made, multiplied by (y) a fraction, the numerator of which shall be the then aggregate overdue amounts of interest on the Series G Equipment Notes (other than interest becoming due and payable solely as a result of acceleration of any such Equipment Notes) and the denominator of which shall be the then aggregate overdue amounts of interest on all "Series G Equipment Notes" (as defined in the Intercreditor Agreement) (other than interest becoming due and payable solely as a result of acceleration of any such "Series G Equipment Notes");

                  (e) any amounts owed to the Class G Liquidity Provider by the Subordination Agent as borrower under Section 3.01, Section 3.02,
         Section 3.03 and Section 3.11 of the Class G Liquidity Facility (in each case, other than such amounts in respect of an Unpaid Advance or Applied Provider Advance as are payable under clause (d) above), and
         Section 7.05 and Section 7.07 of the Class G Liquidity Facility (or similar provisions of any Replacement Liquidity Facility therefor) multiplied by the fraction specified in the foregoing clause (a);

                  (f) an amount or amounts equal to the fees payable to the Class C Liquidity Provider under the Class C Liquidity Facility and any related Fee Letter (as defined in the Intercreditor Agreement), multiplied by a fraction, the numerator of which shall be the sum of the then outstanding aggregate principal amount of the Series C Equipment Notes and the denominator of which shall be the sum of the then outstanding aggregate principal amount of all "Series C Equipment Notes" (as defined in the Intercreditor Agreement);

                  (g) the amount equal to interest on any equivalent of a Downgrade Advance with respect to the Class C Liquidity Facility (other than any equivalent of an Applied Downgrade Advance with respect to the Class C Liquidity Facility) payable under the equivalent of Section
         3.07 of the Class G Liquidity Facility with respect to the Class C Liquidity Facility minus Investment Earnings from such equivalent of a Downgrade Advance, multiplied by the fraction specified in the foregoing clause (f);

                  (h) the amount equal to interest on any equivalent with respect to the Class C Liquidity Facility of a Non-Extension Advance (other than any equivalent of an Applied Non-Extension Advance with respect to the Class C Liquidity Facility ) payable under any equivalent of Section 3.07 of the Class G Liquidity Facility with respect to the Class C Liquidity Facility minus Investment Earnings from such equivalent of a Non-Extension Advance, multiplied by the fraction specified in the foregoing clause (f);

                  (i) if any payment default shall have occurred and be continuing with respect to interest on any Series C Equipment Note, (x)
         - the excess, if any, of (1) the amount equal to the sum of interest on any equivalent of an Unpaid Advance or Applied - Provider Advance (as defined in the initial Class G Liquidity Facility) with respect to such Series C Equipment Note payable under the equivalent of Section 3.07 of the Class G Liquidity Facility with respect to the Class C Liquidity Facility plus any other amounts payable in respect of such equivalent of an Unpaid Advance or Applied Provider Advance under the equivalent of Section 3.01, Section 3.02, Section 3.03, Section 3.09 or Section
         3.11 of the Class G Liquidity Facility with respect to the Class C Liquidity Facility over (2) the sum of Investment Earnings (as defined in the Intercreditor - Agreement) from any equivalent of a Final Advance (as defined in the Class G Liquidity Facility) with respect to the Class C Liquidity Facility plus any amount of interest at the Past Due Rate actually payable (whether or not in fact paid) by the Company in respect of the overdue scheduled interest on the "Series C Equipment Notes" (as defined in the Intercreditor Agreement) in respect of which the equivalent of an Unpaid Advance or an Applied Provider Advance was made, multiplied by (y) a fraction, the numerator of which shall be the then aggregate overdue amounts of interest on the Series C Equipment Notes (other than interest becoming due and payable solely as a result of acceleration of any such Equipment Notes) and the denominator of which shall be the then aggregate overdue amounts of interest on all "Series C Equipment Notes" (as defined in the Intercreditor Agreement) (other than interest becoming due and payable solely as a result of acceleration of any such "Series C Equipment Notes");

                  (j) any amounts owed to the Class C Liquidity Provider by the Subordination Agent as borrower under the equivalents of Section 3.01, Section 3.02, Section 3.03 and Section 3.11 of the Class G Liquidity Facility with respect to the Class C Liquidity Facility (in each case, other than such amounts in respect of an Unpaid Advance or Applied Provider Advance as are payable under clause (i) above), and the equivalents of Section 7.05 and Section 7.07 of the Class G Liquidity Facility (or similar provisions of any Replacement Liquidity Facility therefor) with respect to the Class C Liquidity Facility multiplied by the fraction specified in the foregoing clause (i);

                  (k) an amount or amounts equal to the compensation, including reasonable expenses and disbursements, payable to the Subordination Agent under Section 6.07 of the Intercreditor Agreement, multiplied by the fraction specified in the foregoing clause (a) (but in any event without duplication of any amount or amounts payable by the Company in respect of such compensation under any other Operative Document or Pass Through Document); and

                  (l) an amount or amounts equal to all compensation and reimbursement of fees, expenses and disbursements (including payment of indemnities) owed to the Policy Provider under the Policy Provider Agreement and the Policy Fee Letter and any Policy Provider Amount, multiplied by the fraction specified in the foregoing clause (a).

         For purposes of this paragraph, the terms "Advance", "Applied Downgrade Advance", "Applied Provider Advance", "Fee Letter", "Final Advance", "Investment Earnings", "Non-Extension Advance", "Policy Fee Letter", "Replacement Liquidity Facility" and "Unpaid Advance" shall have the meanings specified in the Class G Liquidity Facility or the Intercreditor Agreement.

         Section 2.15. Repayment of Monies for Equipment Note Payments Held by the Loan Trustee. Any money held by the Loan Trustee in trust for any payment of the principal of, Make-Whole Amount, if any, or interest or any other amounts due on, any Equipment Note, including, without limitation, any money deposited pursuant to Section 2.12(c) or Section 10.01, and remaining unclaimed for two years after the due date for such payment (or such lesser time as the Loan Trustee shall be satisfied, after 60 days' notice from the Company, is one month prior to the escheat period provided under applicable state law) shall be paid to the Company. The Noteholders of any outstanding Equipment Notes shall thereafter, as unsecured general creditors, look only to the Company for payment thereof, and all liability of the Loan Trustee with respect to such trust money shall thereupon cease; provided that the Loan Trustee, before being required to make any such repayment, may at the expense of the Company cause to be mailed to each such Noteholder notice that such money remains unclaimed and that, after a date specified therein which shall not be less than 30 days from the date of mailing, any unclaimed balance of such money then remaining will be repaid to the Company as provided herein.

         Section 2.16. Directions by Subordination Agent. So long as the Subordination Agent is a Noteholder, notwithstanding anything contained herein or in any other Operative Document to the contrary, in exercising its right to vote the Equipment Notes held by it, or in giving or taking any direction, consent, request, demand, instruction, authorization, notice, waiver or other action provided by this Indenture or in respect of the Equipment Notes to be given or taken by a Noteholder (each such vote or other action, a "Direction") in respect of such Equipment Notes, the Subordination Agent may act in accordance with any votes, directions, consents, requests, demands, instructions, authorizations, notices, waivers or other actions given or taken by any applicable Pass Through Trustee or the Controlling Party pursuant to the Intercreditor Agreement, including without limitation pursuant to Section 2.06,
Article IV or Section 8.01(b)
thereof. The Subordination Agent shall be permitted (x) to give a Direction with respect to less than the entire principal amount of any single Equipment Note held by it, and (y) to give different Directions with respect to different portions of the principal amount of any single Equipment Note held by it. Any Direction given by the Subordination Agent at any time with respect to more than a majority in aggregate unpaid principal amount of all of the Equipment Notes issued and then outstanding hereunder shall be deemed to have been given by a Majority in Interest of Noteholders.

                                  ARTICLE III

                 RECEIPT, DISTRIBUTION AND APPLICATION OF INCOME
                               FROM THE COLLATERAL

         Section 3.01. Basic Distributions. Except as otherwise provided in
Section 3.02, Section 3.03, Section 3.04 and Section 3.05, each periodic payment by the Company of regularly scheduled installments of principal or interest on the Equipment Notes received by the Loan Trustee shall be promptly distributed in the following order of priority:

                  first, so much of such payment as shall be required to pay in full the aggregate amount of the payment or payments of principal amount and interest (as well as any interest on any overdue principal amount and, to the extent permitted by applicable law, on any overdue interest and any other overdue amounts) then due under all Series G Equipment Notes shall be distributed to the Noteholders of Series G Equipment Notes ratably, without priority of one over the other, in the proportion that the amount of such payment or payments then due under each Series G Equipment Note bears to the aggregate amount of the payments then due under all Series G Equipment Notes;

                  second, after giving effect to clause "first" above, so much of such payment remaining as shall be required to pay in full the aggregate amount of the payment or payments of principal amount and interest (as well as any interest on any overdue principal amount and, to the extent permitted by applicable law, on any overdue interest and any other overdue amounts) then due under all Series C Equipment Notes shall be distributed to the Noteholders of Series C Equipment Notes ratably, without priority of one over the other, in the proportion that the amount of such payment or payments then due under each Series C Equipment Note bears to the aggregate amount of the payments then due under all Series C Equipment Notes;

                  third, after giving effect to clause "second" above, so much of such payment remaining as shall be required to pay in full the aggregate amount of the payment or payments of principal amount and interest (as well as any interest on any overdue principal amount and, to the extent permitted by applicable law, on any overdue interest and any other overdue amounts) then due under all Series D Equipment Notes shall be distributed to the Noteholders of Series D Equipment Notes ratably, without priority of one over the other, in the proportion that the amount of such payment or payments then due under each Series D Equipment Note bears to the aggregate amount of the payments then due under all Series D Equipment Notes;

                  fourth, after giving effect to clause "third" above, if any Series E Equipment Notes shall have been issued hereunder, so much of such payment remaining as shall be required to pay in full the aggregate amount of the payment or payments of principal amount and interest (as well as any interest on any overdue principal amount and, to the extent permitted by applicable law, on any overdue interest and any other overdue amounts) then due under all Series E Equipment Notes shall be distributed to the Noteholders of Series E Equipment Notes ratably, without priority of one over the other, in the proportion that the amount of such payment or payments then due under each Series E Equipment Note bears to the aggregate amount of the payments then due under all Series E Equipment Notes; and

                  fifth, the balance, if any, of such installment remaining thereafter shall be distributed to the Company.

         Section 3.02. Event of Loss; Mandatory Redemption; Voluntary Redemption. Except as otherwise provided in Section 3.03, Section 3.04 and
Section 3.05 and subject to the following proviso, any payments (including insurance and requisition proceeds) received by the Loan Trustee as the result of (a) an Event of Loss (including amounts paid by the Company pursuant to Section 2.10(a)), (b) an Event of Loss with respect to a Related Aircraft (including amounts paid by the Company pursuant to Section 2.10(b)), (c) a mandatory redemption of Equipment Notes pursuant to Section 2.10(c) or 2.10(e),
(d) a mandatory redemption of all of the Equipment Notes pursuant to Section 2.10(d) or (e) a voluntary redemption of all of the Equipment Notes pursuant to
Section 2.11(a) shall be applied to redemption of the Equipment Notes pursuant to Section 2.10 or Section 2.11(a), as applicable, and to payment of all other Secured Obligations by applying such funds in the following order of priority:

                  first, (i) to reimburse the Loan Trustee and the Noteholders for any reasonable costs or expenses incurred in connection with such redemption for which they are entitled to reimbursement, or indemnity by the Company, under the Operative Documents; and then (ii) to pay any other amounts then due (except as provided in clause "second" below) to the Loan Trustee, the Noteholders, the Policy Provider Indemnity and Inspection Agreement and the Indenture Indemnitees under this Indenture, the Participation Agreement or the Equipment Notes;

                  second, (i) so much of such payments or amounts remaining as shall be required to pay in full the aggregate unpaid principal amount of all Series G Equipment Notes (or, in the case of payments made pursuant to Section 2.10(b) or 2.10(e), the amount of unpaid principal amount of Series G Equipment Notes being redeemed) and the accrued but unpaid interest (or, in the case of payments made pursuant to Section 2.10(b) or 2.10(e), the accrued but unpaid interest in respect of such Series G Equipment Notes being redeemed) and all other Secured Obligations in respect of the Series G Equipment Notes (or, in the case of payments made pursuant to Section 2.10(b) or 2.10(e), other Secured Obligations in respect of the Series G Equipment Notes being redeemed) to the date of distribution shall be distributed to the Noteholders of Series G Equipment Notes ratably, without priority of one over the other, in the proportion that the aggregate unpaid principal amount of all Series G Equipment Notes held by each Noteholder plus the accrued but unpaid interest and other amounts due hereunder or thereunder to the date of distribution bears to the aggregate unpaid principal amount of all Series G Equipment Notes held by all such Noteholders plus the accrued but unpaid interest and other amounts due thereon to the date of distribution plus Make-Whole Amount, if any, then due and payable in respect of the Series G Equipment Notes; (ii) after giving effect to subclause (i) above, to pay the amounts specified in subclause (ii) of clause "third" of Section 3.04 plus Make-Whole Amount, if any, then due and payable in respect of the Series C Equipment Notes; (iii) after giving effect to subclause (ii) above, to pay the amounts specified in subclause (iii) of clause "third" of Section 3.04 plus Make-Whole Amount, if any, then due and payable in respect of the Series D Equipment Notes; and (iv) after giving effect to subclause (iii) above, if any Series E Equipment Notes shall have been issued hereunder, to pay the amounts specified in subclause (iv) of clause "third" of
         Section 3.04 plus Make-Whole Amount, if any, then due and payable in respect of the Series E Equipment Notes; and

                  third, the balance, if any, of such payments shall be distributed to the Company;

provided, however, that (x) any insurance, condemnation or similar proceeds resulting from an Event of Loss that are received by the Loan Trustee shall be held or disbursed by the Loan Trustee as provided by Section 7.05(c) and Section 7.06(d) (provided that such money held by the Loan Trustee shall be invested as provided in Section 5.06), and (y) no Make-Whole Amount shall be payable on the Equipment Notes in connection with their redemption as a result of (i) an Event of Loss in respect of the Airframe or the Airframe and the Engines installed thereon or (ii) a mandatory redemption of Equipment Notes pursuant to Section 2.10(b) or Section 2.10(c).

         Section 3.03. Optional Redemption in Connection with a Refunding. Any payments received by the Loan Trustee as the result of an optional redemption of the

Original Series C Equipment Notes, the Original Series D Equipment Notes or the American New Series D Equipment Notes pursuant to Section 2.11(b) in connection with a Refunding shall be applied to redemption of such Series of Equipment Notes pursuant to Section 2.11(b) and to payment of all other Secured Obligations in respect of such Series of Equipment Notes by applying such funds in the following order of priority:

                  first, (i) to reimburse the Loan Trustee and the Noteholders for any reasonable costs or expenses incurred in connection with such redemption for which they are entitled to reimbursement, or indemnity by the Company, under the Operative Documents; and then (ii) to pay any other amounts then due (except as provided in clause "second" below) to the Loan Trustee, the Noteholders and the Indenture Indemnitees under this Indenture, the Participation Agreement or the Equipment Notes and to the Policy Provider under the Policy Provider Indemnity and Inspection Agreement;

                  second, (i) if the Original Series C Equipment Notes are being redeemed, to pay the amounts specified in subclause (ii) of clause "third" of Section 3.04 then due and payable in respect of the Original Series C Equipment Notes and (ii) after giving effect to subclause (i) above, if the Original Series D Equipment Notes or the American New Series D Equipment Notes are being redeemed, to pay the amounts specified in subclause (iii) of clause "third" of Section 3.04 then due and payable in respect of such Original Series D Equipment Notes or American New Series D Equipment Notes, as applicable; and

                  third, the balance, if any, of such payments shall be distributed to the Company.

No Make-Whole Amount shall be payable on the Original Series C Equipment Notes, the Original Series D Equipment Notes or the American New Series D Equipment Notes in connection with their redemption pursuant to Section 2.11(b).

         Section 3.04. Payments After Event of Default. Except as otherwise provided in Section 3.05, all payments received and amounts held or realized by the Loan Trustee (including any amounts realized by the Loan Trustee from the exercise of any remedies pursuant to Article IV) after both an Event of Default shall have occurred and be continuing and the Equipment Notes shall have become due and payable pursuant to Section 4.02(a), as well as all payments or amounts then held by the Loan Trustee as part of the Collateral, shall be promptly distributed by the Loan Trustee in the following order of priority:

                  first, so much of such payments or amounts as shall be required (i) to reimburse the Loan Trustee, to the extent the Loan Trustee is entitled to be reimbursed or indemnified under the Operative Documents, for any Tax, expense or other loss (including, without limitation, all amounts to be expended at the expense of, or charged upon the tolls, rents, revenues, issues, products and profits of, the Collateral and every part thereof pursuant to Section 4.02(a)) incurred by the Loan Trustee (to the extent not previously reimbursed), the expenses of any sale, taking or other proceeding, reasonable attorneys' fees and expenses, court costs and any other expenditures incurred or expenditures or advances made by the Loan Trustee or the Noteholders in the protection, exercise or enforcement of any right, power or remedy or any damages sustained by the Loan Trustee or any Noteholder, liquidated or otherwise, upon such Event of Default shall be applied by the Loan Trustee as between itself and the Noteholders in reimbursement of such expenses and any other expenses for which the Loan Trustee or the Noteholders are entitled to reimbursement under any Operative Document, and (ii) to pay all amounts payable (except as provided in clauses "second", "third", and "fourth" below) to the other Indenture Indemnitees hereunder and under the Participation Agreement; and in case the aggregate amount so to be distributed is insufficient to pay as aforesaid, then ratably, without priority of one over the other, in proportion to the amounts owed each hereunder;

                  second, so much of such payments or amounts remaining as shall be required to reimburse the then existing or prior Noteholders for payments made pursuant to Section 5.03 (to the extent not previously reimbursed) shall be distributed to such then existing or prior Noteholders ratably, without priority of one over the other, in accordance with the amount of the payment or payments made by each such then existing or prior Noteholder pursuant to Section 5.03;

                  third, (i) so much of such payments or amounts remaining as shall be required to pay in full the aggregate unpaid principal amount of all Series G Equipment Notes and the accrued but unpaid interest thereon and all other Secured Obligations in respect of the Series G Equipment Notes to the date of distribution shall be distributed to the Noteholders of Series G Equipment Notes ratably, without priority of one over the other, in the proportion that the aggregate unpaid principal amount of all Series G Equipment Notes held by each Noteholder plus the accrued but unpaid interest thereon and other amounts due hereunder or thereunder to the date of distribution bears to the aggregate unpaid principal amount of all Series G Equipment Notes held by all such Noteholders plus the accrued but unpaid interest and other amounts due thereon to the date of distribution; (ii) after giving effect to subclause (i) above, so much of such payments or amounts remaining as shall be required to pay in full the aggregate unpaid principal amount of all Series C Equipment Notes and the accrued but unpaid interest thereon and all other Secured Obligations in respect of the Series C Equipment Notes to the date of distribution shall be distributed to the Noteholders of Series C Equipment Notes ratably, without priority of one over the other, in the proportion that the aggregate unpaid principal amount of all Series C

         Equipment Notes held by each Noteholder plus the accrued but unpaid interest thereon and other amounts due hereunder or thereunder to the date of distribution bears to the aggregate unpaid principal amount of all Series C Equipment Notes held by all such Noteholders plus the accrued but unpaid interest thereon and other amounts due thereon to the date of distribution; (iii) after giving effect to subclause (ii) above, so much of such payments or amounts remaining as shall be required to pay in full the aggregate unpaid principal amount of all Series D Equipment Notes and the accrued but unpaid interest thereon and all other Secured Obligations in respect of the Series D Equipment Notes to the date of distribution shall be distributed to the Noteholders of Series D Equipment Notes ratably, without priority of one over the other, in the proportion that the aggregate unpaid principal amount of all Series D Equipment Notes held by each Noteholder plus the accrued but unpaid interest and other amounts due hereunder or thereunder to the date of distribution bears to the aggregate unpaid principal amount of all Series D Equipment Notes held by all such Noteholders plus the accrued but unpaid interest thereon and other amounts due thereon to the date of distribution; and (iv) after giving effect to subclause (iii) above, if any Series E Equipment Notes shall have been issued hereunder, so much of such payments or amounts remaining as shall be required to pay in full the aggregate unpaid principal amount of all Series E Equipment Notes and the accrued but unpaid interest thereon and all other Secured Obligations in respect of the Series E Equipment Notes to the date of distribution shall be distributed to the Noteholders of Series E Equipment Notes ratably, without priority of one over the other, in the proportion that the aggregate unpaid principal amount of all Series E Equipment Notes held by each Noteholder plus the accrued but unpaid interest thereon and other amounts due hereunder or thereunder to the date of distribution bears to the aggregate unpaid principal amount of all Series E Equipment Notes held by all such Noteholders plus the accrued but unpaid interest and other amounts due thereon to the date of distribution;

                  fourth, (i) so much of such payments or amounts remaining as shall be required to pay in full the aggregate unpaid principal amount of all Related Series G Equipment Notes and the accrued but unpaid interest thereon and all other Related Secured Obligations in respect of the Related Series G Equipment Notes to the date of distribution shall be distributed to the Related Loan Trustees for further distribution to the Related Noteholders of Related Series G Equipment Notes ratably, without priority of one over the other, in the proportion that the aggregate unpaid principal amount of all Related Series G Equipment Notes held by each holder plus the accrued but unpaid interest thereon and other amounts due hereunder or thereunder to the date of distribution bears to the aggregate unpaid principal amount of all Related Series G Equipment Notes held by all such holders plus the accrued but unpaid interest and other amounts due thereon to the date of distribution; (ii) after giving effect to subclause (i) above, so much of such payments or amounts remaining as shall be required to pay in full all Related Secured Obligations in respect of Related Series C Equipment Notes issued under any Related Indenture then due shall be distributed to the Related Loan Trustees for further distribution to the Related Noteholders of the Related Series C Equipment Notes ratably, without priority of one over the other, in the proportion that the aggregate unpaid amount of all Related Secured Obligations in respect of such Related Series C Equipment Notes then due held by such holder bears to the aggregate unpaid amount of all other Related Secured Obligations in respect of such Related Series C Equipment Notes then due; (iii) after giving effect to subclause (ii) above, so much of such payments or amounts remaining as shall be required to pay in full all Related Secured Obligations in respect of Related Series D Equipment Notes issued under any Related Indenture then due shall be distributed to the Related Loan Trustees for further distribution to the Related Noteholders of the Related Series D Equipment Notes ratably, without priority of one over the other, in the proportion that the aggregate unpaid amount of all Related Secured Obligations in respect of such Related Series D Equipment Notes then due held by such holder bears to the aggregate unpaid amount of all other Related Secured Obligations in respect of such Related Series D Equipment Notes then due; and (iv) after giving effect to subclause (iii) above, if any Series E Equipment Notes shall have been issued under the Related Indentures, so much of such payments or amounts remaining as shall be required to pay in full all Related Secured Obligations in respect of Related Series E Equipment Notes issued under any Related Indenture then due shall be distributed to the Related Loan Trustees for further distribution to the Related Noteholders of the Related Series E Equipment Notes ratably, without priority of one over the other, in the proportion that the aggregate unpaid amount of all Related Secured Obligations in respect of such Related Series E Equipment Notes then due held by such holder bears to the aggregate unpaid amount of all other Related Secured Obligations in respect of such Related Series E Equipment Notes then due; and

                  fifth, provided that all Secured Obligations and Related Secured Obligations (including, for the avoidance of doubt, all Policy Provider Amounts) then due and payable have been paid in full, the balance, if any, of such payments or amounts shall be distributed to the Company.

         No Make-Whole Amount shall be payable on the Equipment Notes as a consequence of or in connection with an Event of Default or the acceleration of the Equipment Notes.

         Section 3.05. Certain Payments. (a) Any payments received by the Loan Trustee for which provision as to the application thereof is made in this Indenture other than in this Article III shall be applied as provided in those provisions. Without limiting the foregoing, any payments received by the Loan Trustee which are payable to the Company pursuant to any of the provisions of this Indenture other than those set forth in this Article III (including Section 5.06, Section 7.05 and Section 7.06 hereof) shall be so paid to the Company. Any payments received by the Loan Trustee for which no provision as to the application thereof is made in this Indenture and for which such provision is made in any other Operative Document shall be applied forthwith to the purpose for which such payment was made in accordance with the terms of such other Operative Document.

         (b) The Loan Trustee will distribute promptly upon receipt any indemnity payment received by it from the Company in respect of (i) U.S. Bank and the Loan Trustee, (ii) the Subordination Agent, (iii) the Pass Through Trustees and (iv) each Liquidity Provider pursuant to Section 4.02 of the Participation Agreement and, in respect of the Policy Provider, pursuant to the Policy Provider Indemnity and Inspection Agreement, in each case, directly to the Person entitled thereto. Any payment received by the Loan Trustee from the Company under Section 2.14 shall be distributed to the Subordination Agent to be distributed in accordance with the applicable provisions of Articles II and III of the Intercreditor Agreement.

         (c) Any payments received by the Loan Trustee not constituting part of the Collateral or otherwise for which no provision as to the application thereof is made in any Operative Document shall be distributed by the Loan Trustee to the Company. Further, and except as otherwise provided in Section 3.02, Section 3.03, Section 3.04 and Section 3.05, all payments received and amounts realized by the Loan Trustee with respect to the Aircraft, to the extent received or realized at any time after payment in full of all Secured Obligations and Related Secured Obligations shall be distributed by the Loan Trustee to the Company.

         Section 3.06. Payments to the Company. Any amounts distributed hereunder by the Loan Trustee to the Company shall be paid to the Company (within the time limits contemplated by Section 2.03) by wire transfer of funds of the type received by the Loan Trustee at such office and to such account or accounts of such entity or entities as shall be designated by notice from the Company to the Loan Trustee from time to time.

         Section 3.07. Cooperation. Prior to making any distribution under this
Article III, the Loan Trustee shall consult with the Related Loan Trustees to determine amounts payable with respect to the Related Secured Obligations. The Loan Trustee shall cooperate with the Related Loan Trustees and shall provide such information as shall be reasonably requested by each Related Loan Trustee to enable such Related Loan Trustee to determine amounts distributable under
Article III of its Related Indenture.

                                   ARTICLE IV

                   EVENTS OF DEFAULT; REMEDIES OF LOAN TRUSTEE

         Section 4.01. Events of Default. Each of the following events shall constitute an "Event of Default" whether such event shall be voluntary or involuntary or come about or be effected by operation of law or pursuant to or in compliance with any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body and each such Event of Default shall be deemed to exist and continue so long as, but only as long as, it shall not have been remedied:

                  (a) the Company shall fail to make any payment within 15 days after the same shall have become due of principal amount of, interest on, or Make-Whole Amount, if any, with respect to, any Equipment Note;

                  (b) (i) the Company shall fail to make payment when the same shall become due of any amount (other than amounts referred to in Section 4.01(a)) due hereunder, under any Equipment Note or under any other Operative Document, and such failure shall continue unremedied for 30 days after the receipt by the Company of written notice thereof from the Loan Trustee or any Noteholder, or (ii) the Company shall fail to make payment when the same shall become due of any amount due under the Policy Provider Indemnity and Inspection Agreement or the Supplemental Agreement, and such failure shall continue unremedied for 30 days after the receipt by the Company and the Loan Trustee of written notice thereof from the Policy Provider;

                  (c) the Company shall fail to carry and maintain insurance or indemnity on or with respect to the Aircraft in accordance with the provisions of Section 7.06; provided that no such failure to carry and maintain insurance shall constitute an Event of Default until the earlier of (i) the date such failure shall have continued unremedied for a period of 30 days after receipt by the Loan Trustee of the notice of cancellation or lapse referred to in Section 7.06 or (ii) the date such insurance is not in effect as to the Loan Trustee;

                  (d) (i) the Company shall fail to perform or observe any other covenant, condition or agreement to be performed or observed by - it under any Operative Document, and such failure shall continue unremedied for a period of 60 days after receipt by the Company of written notice thereof from the Loan Trustee or any Noteholder, or (ii) the Company shall fail to perform or observe any other covenant, condition or agreement to be performed or observed by it under the Policy Provider Indemnity and Inspection Agreement or the Supplemental Agreement, and such failure shall continue unremedied for a period of 60 days after receipt by the Company and the Loan Trustee of written notice thereof from the Policy Provider; provided that, in any case described in clause (i) or (ii), if such failure is capable of being remedied, no such failure shall constitute an Event of Default for a period of one year after such notice is received by the Company so long as the Company is diligently proceeding to remedy such failure;

                  (e) any representation or warranty made by the Company in any Operative Document shall prove to have been incorrect in any material respect at the time made, and such incorrectness shall continue to be material to the transactions contemplated hereby and continue unremedied for a period of 60 days after receipt by the Company of written notice thereof from the Loan Trustee or any Noteholder; provided that, if such incorrectness is capable of being remedied, no such incorrectness shall constitute an Event of Default for a period of one year after such notice is received by the Company so long as the Company is diligently proceeding to remedy such incorrectness;

                  (f) the Company shall consent to the appointment of or the taking of possession by a receiver, trustee or liquidator of itself or of a substantial part of its property, shall admit in writing its inability to pay its debts generally as they come due or shall make a general assignment for the benefit of creditors;

                  (g) the Company shall file a voluntary petition in bankruptcy or a voluntary petition or an answer seeking reorganization, liquidation or other relief in a case under any bankruptcy laws or insolvency laws (as in effect at such time) or an answer admitting the material allegations of a petition filed against the Company in any such case, or the Company shall seek relief as a debtor by voluntary petition, answer or consent, under the provisions of any other bankruptcy or other similar law providing for the reorganization or winding-up of corporations (as in effect at such time), or the Company shall seek an agreement, composition, extension or adjustment with its creditors under such laws;

                  (h) an order, judgment or decree shall be entered by any court of competent jurisdiction appointing, without the consent of the Company, a receiver, trustee or liquidator of the Company or of any substantial part of its property, or any substantial part of its property shall be sequestered, or granting any other relief in respect of the Company as a debtor under any bankruptcy laws or insolvency laws (as in effect at such time), and any such order, judgment or decree of appointment or sequestration shall remain in force undismissed, unstayed or unvacated for a period of 90 days after the date of entry thereof;

                  (i) a petition against the Company in a case under the federal bankruptcy laws or other insolvency laws (as in effect at such time) is filed and not withdrawn or dismissed within 90 days thereafter, or if, under the provisions of any law providing for reorganization or winding-up of corporations that may apply to the Company, any court of competent jurisdiction assumes jurisdiction, custody or control of the Company or of any substantial part of its property and such jurisdiction, custody or control shall remain in force unrelinquished, unstayed or unterminated for a period of 90 days; or

                  (j) any amount in respect of (i) the Equipment Notes or the Related Equipment Notes, including any payment of principal amount of, interest on, or Make-Whole Amount, if any, with respect to any Equipment Note or any Related Equipment Note has not been paid in full on the Final Payment Date; (ii) any Policy Provider Amount then due and payable is not paid in full on the Final Payment Date; or (iii) any other amounts payable under the Operative Documents or Related Operative Documents (including any indemnities by the Company pursuant to Section 4.02 of the Participation Agreement or of any Related Participation Agreement or pursuant to the Policy Provider Indemnity and Inspection Agreement or any Related Policy Provider Indemnity and Inspection Agreement or pursuant to the Policy Provider Fee Letter), in each case, that are due and payable on or before the Final Payment Date are not paid in full on the Final Payment Date;

provided, however, that notwithstanding anything to the contrary contained in this Section 4.01, any failure of the Company to perform or observe any covenant, condition or agreement shall not constitute an Event of Default if such failure arises by reason of an event referred to in the definition of "Event of Loss" so long as the Company is continuing to comply with all of the terms of Section 7.05.

         Section 4.02. Remedies. (a) If an Event of Default shall have occurred and be continuing and so long as the same shall continue unremedied, then and in every such case the Loan Trustee may, and upon the written instructions of a Majority in Interest of Noteholders, the Loan Trustee shall, do one or more of the following to the extent permitted by, and subject to compliance with the requirements of, applicable law then in effect (provided, however, that during any period the Aircraft is subject to the CRAF Program and is in possession of or being operated under the direction of the United States government or an agency or instrumentality of the United States, the Loan Trustee shall not, on account of any Event of Default, be entitled to exercise or pursue any of the powers, rights or remedies described in this Section 4.02 in such manner as to limit the Company's control under this Indenture (or any Permitted Lessee's control under any Lease) of the Airframe or any Engines installed thereon, unless at least 60 days' (or such lesser period as may then be applicable under the Military Airlift Command Program of the United States government) prior written notice of default hereunder shall have been given by the Loan Trustee by registered or certified mail to the Company (and any such Permitted Lessee) with a copy addressed to the Contracting Office Representative or other appropriate person for the Military Airlift Command of the United States Air Force under any contract with the Company or such Permitted Lessee relating to the Aircraft):

                  (i) declare by written notice to the Company all the Equipment Notes to be due and payable, whereupon the aggregate unpaid principal amount of all Equipment Notes then outstanding, together with accrued but unpaid interest thereon and all other amounts due thereunder (but for the avoidance of doubt, without Make-Whole Amount) shall immediately become due and payable without presentment, demand, protest or notice, all of which are hereby waived; provided that if an Event of Default referred to in Section 4.01(f), Section 4.01(g),
         Section 4.01(h) or Section 4.01(i) shall have occurred and be continuing, then and in every such case the unpaid principal amount then outstanding, together with accrued but unpaid interest thereon and all other amounts due thereunder (but for the avoidance of doubt, without Make-Whole Amount) shall immediately and without further act become due and payable without presentment, demand, protest or notice, all of which are hereby waived; and, following such declaration or deemed declaration:

                  (ii) (A) cause the Company, upon the written demand of the Loan Trustee, at the Company's expense, to deliver promptly, and the Company shall deliver promptly, all or such part of the Airframe or any Engine as the Loan Trustee may so demand to the Loan Trustee or its order, or, if the Company shall have failed to so deliver the Airframe or any Engine after such demand, the Loan Trustee, at its option, may enter upon the premises where all or any part of the Airframe or any Engine are located and take immediate possession of and remove the same together with any engine which is not an Engine but which is installed on the Airframe, subject to all of the rights of the owner, lessor, lienor or secured party of such engine; provided that the Airframe with an engine (which is not an Engine) installed thereon may be flown or returned only to a location within the continental United States, and such engine shall be held at the expense of the Company for the account of any such owner, lessor, lienor, secured party or, if such engine is owned by the Company, may at the option of the Company with the consent of the Loan Trustee (which will not be unreasonably withheld) or at the option of the Loan Trustee with the consent of the Company (which will not be unreasonably withheld), be exchanged with the Company for an Engine in accordance with the provisions of Section 7.05(b); (B) sell all or any part of the Airframe and any Engine at public or private sale, whether or not the Loan Trustee shall at the time have possession thereof, as the Loan Trustee may determine, or otherwise dispose of, hold, use, operate, inspect, lease to others or keep idle all or any part of the Airframe or such Engine as the Loan Trustee, in its sole discretion, may determine, all free and clear of any rights or claims of the Company, and the proceeds of such sale or disposition shall be applied as set forth in Section 3.04; or (C) exercise any other remedy of a secured party under the Uniform Commercial Code of the State of New York (whether or not in effect in the jurisdiction in which enforcement is sought).

         Upon every such taking of possession of Collateral under this Section 4.02, the Loan Trustee may, from time to time, at the expense of the Collateral, make all such expenditures for maintenance, insurance, repairs, alterations, additions and improvements to and of the Collateral as it may deem proper. In each such case, the Loan Trustee shall have the right to maintain, use, operate, store, insure, lease, control, manage, dispose of, modify or alter the Collateral and to exercise all rights and powers of the Company relating to the Collateral as the Loan Trustee shall deem best, including the right to enter into any and all such agreements with respect to the maintenance, use, operation, storage, leasing, insurance, control, management, disposition, modification or alteration of the Collateral or any part thereof as the Loan Trustee may determine; and the Loan Trustee shall be entitled to collect and receive directly all tolls, rents, revenues, issues, income, products and profits of the Collateral and every part thereof. Such tolls, rents, revenues, issues, income, products and profits shall be applied to pay the expenses of the use, operation, storage, leasing, insurance control, management, disposition, modification or alteration of the Collateral, and of all maintenance, repairs, replacements, alterations, additions and improvements, and to make all payments that the Loan Trustee may be required or may elect to make, if any, for Taxes, insurance or other proper charges assessed against or otherwise imposed upon the Collateral or any part thereof (including the employment of engineers, appraisers and accountants to examine, inspect and make reports upon the Collateral), and all other payments which the Loan Trustee may be required or expressly authorized to make under any provision of this Indenture, as well as just and reasonable compensation for the services of the Loan Trustee, and shall otherwise be applied in accordance with Article III.

         If an Event of Default shall have occurred and be continuing and the Equipment Notes shall either have been accelerated pursuant to this Section 4.02 or have become due at maturity and the Loan Trustee shall be entitled to exercise rights hereunder, at the request of the Loan Trustee, the Company shall promptly execute and deliver to the Loan Trustee such instruments of title and other documents as the Loan Trustee may deem necessary or advisable to enable the Loan Trustee or an agent or representative designated by the Loan Trustee, at such time or times and place or places as the Loan Trustee may specify, to obtain possession of all or any part of the Collateral to which the Loan Trustee shall at the time be entitled hereunder. If the Company shall for any reason fail to execute and deliver such instruments and documents after such request by the Loan Trustee, the Loan Trustee may obtain a judgment conferring on the Loan Trustee the right to immediate possession and requiring the Company to execute and deliver such instruments and documents to the Loan Trustee, to the entry of which judgment the Company hereby specifically consents to the fullest extent it may lawfully do so. All actual and reasonable expenses of obtaining such judgment or of pursuing, searching for and taking such property shall, until paid, be secured by the Lien of this Indenture.

         (b) The Loan Trustee shall give the Company at least 30 days' prior written notice of any public sale or of the date on or after which any private sale will be held, which notice the Company hereby agrees to the extent permitted by applicable law is reasonable notice. Any Noteholder or Noteholders shall be entitled to bid for and become the purchaser of any Collateral offered for sale pursuant to this
Section 4.02 and to credit against the purchase price bid at such sale by such Noteholders all or any part of the unpaid amounts owing to such Noteholders under the Operative Documents and secured by the Lien of this Indenture (but only to the extent that such purchase price would have been paid to such Noteholders pursuant to Article III if such purchase price were paid in cash and the foregoing provision of this Section 4.02(b) were not given effect). The Loan Trustee may exercise such right without possession or production of the Equipment Notes or proof of ownership thereof, and as a representative of the Noteholders may exercise such right without notice to the Noteholders as parties to any suit or proceeding relating to the foreclosure of any Collateral. The Company shall also be entitled to bid for and become the purchaser of any Collateral offered for sale pursuant to this Section 4.02.

         (c) To the extent permitted by applicable law, the Company irrevocably appoints, while an Event of Default has occurred and is continuing, the Loan Trustee the true and lawful attorney-in-fact of the Company (which appointment is coupled with an interest) in its name and stead and on its behalf, for the purpose of effectuating any sale, assignment, transfer or delivery for the enforcement of the Lien of this Indenture, whether pursuant to foreclosure or power of sale, or otherwise, to execute and deliver all such bills of sale, assignments and other instruments as may be necessary or appropriate, with full power of substitution, the Company hereby ratifying and confirming all that such attorney or any substitute shall do by virtue hereof in accordance with applicable law; provided that if so requested by the Loan Trustee or any purchaser, the Company shall ratify and confirm any such sale, assignment or transfer of delivery, by executing and delivering to the Loan Trustee or such purchaser all bills of sale, assignments, releases and other proper instruments to effect such ratification and confirmation as may be designated in any such request.

         (d) At any time after the Loan Trustee has declared the unpaid principal amount of all Equipment Notes then outstanding to be due and payable and prior to the sale of any part of the Collateral pursuant to this Article IV, a Majority in Interest of Noteholders, by written notice to the Company and the Loan Trustee, may rescind and annul such declaration and its consequences if:
(i) there has been paid to or deposited with the Loan Trustee an amount sufficient to pay all overdue installments of principal amount of, and interest on, the Equipment Notes, and all other amounts owing under the Operative Documents, that have become due otherwise than by such declaration of acceleration and (ii) all other Events of Default, other than nonpayment of principal amount or interest on the Equipment Notes that have become due solely because of such acceleration, have been cured or waived; provided that no such rescission or annulment shall extend to or affect any subsequent default or Event of Default or impair any right consequent thereon.

         (e) Notwithstanding anything contained herein, so long as the Pass Through Trustee under any Pass Through Trust Agreement or the Subordination Agent on its behalf is a Noteholder, the Loan Trustee will not be authorized or empowered to acquire title to any Collateral or take any action with respect to any Collateral so acquired by it if such acquisition or action would cause any Pass Through Trust to fail to qualify as a "grantor trust" for federal income tax purposes.

         Section 4.03. Remedies Cumulative. To the extent permitted under applicable law, each and every right, power and remedy specifically given to the Loan Trustee herein or otherwise in this Indenture shall be cumulative and shall be in addition to every other right, power and remedy specifically given herein or now or hereafter existing at law, in equity or by statute, and each and every right, power and remedy whether specifically given herein or otherwise existing may be exercised from time to time and as often and in such order as may be deemed expedient by the Loan Trustee, and the exercise or the beginning of the exercise of any power or remedy shall not be construed to be a waiver of the right to exercise at the same time or thereafter any other right, power or remedy. No delay or omission by the Loan Trustee in the exercise of any right, remedy or power or in the pursuance of any remedy shall, to the extent permitted by applicable law, impair any such right, power or remedy or be construed to be a waiver of any default on the part of the Company or to be an acquiescence therein.

         Section 4.04. Discontinuance of Proceedings. In case the Loan Trustee shall have instituted any proceedings to enforce any right, power or remedy under this Indenture by foreclosure, entry or otherwise, and such proceedings shall have been discontinued or abandoned for any reason or shall have been determined adversely to the Loan Trustee, then and in every such case the Company and the Loan Trustee shall, subject to any determination in such proceedings, be restored to their former positions and rights hereunder with respect to the Collateral, and all rights, remedies and powers of the Loan Trustee shall continue as if no such proceedings had been undertaken (but otherwise without prejudice).

         Section 4.05. Waiver of Past Defaults. Upon written instruction from a Majority in Interest of Noteholders, the Loan Trustee shall waive any past default hereunder and its consequences, and upon any such waiver such default shall cease to exist and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of the Operative Documents, but no such waiver shall extend to any subsequent or other default or impair any right consequent thereon; provided, however, that in the absence of written instructions from each of the affected Noteholders, the Loan Trustee shall not waive any default (i) in the payment of the principal amount, Make-Whole Amount, if any, or interest due under any Equipment Note then outstanding (other than with the consent of the holder thereof), or (ii) in respect of a covenant or provision hereof which, under Article IX, cannot be modified or amended without the consent of each such affected Noteholder.

         Section 4.06. Noteholders May Not Bring Suit Except Under Certain Conditions. A Noteholder of any Series shall not have the right to institute any suit, action or proceeding at law or in equity or otherwise with respect to this Indenture for the appointment of a receiver or for the enforcement of any other remedy under this Indenture, unless:

                  (1) such Noteholder previously shall have given written notice to the Loan Trustee of a continuing Event of Default;

                  (2) A Majority in Interest of Noteholders shall have requested the Loan Trustee in writing to institute such action, suit or proceeding and shall have offered to the Loan Trustee indemnity as provided in Section 5.03;

                  (3) the Loan Trustee shall have refused or neglected to institute any such action, suit or proceeding for 60 days after receipt of such notice, request and offer of indemnity; and

                  (4) no direction inconsistent with such written request shall have been given to the Loan Trustee during such 60-day period by a Majority in Interest of Noteholders.

         Except to the extent provided in the Intercreditor Agreement or in any Indenture Supplement, it is understood and intended that no one or more of the Noteholders of any Series shall have any right in any manner whatsoever hereunder or under the Indenture Supplement or under the Equipment Notes of such Series to (i) surrender, impair, waive, affect, disturb or prejudice any Collateral, or the Lien of the Indenture on any Collateral, or the rights of the Noteholders of such Series, (ii) obtain or seek to obtain priority over or preference with respect to any other such Noteholder of such Series or (iii) enforce any right under this Indenture, except in the manner provided in this Indenture and for the equal, ratable and common benefit of all the Noteholders of such Series subject to the provisions of this Indenture.

                                   ARTICLE V

                           DUTIES OF THE LOAN TRUSTEE

         Section 5.01. Notice of Event of Default. If the Loan Trustee shall have knowledge of an Event of Default or of a default arising from a failure by the Company to pay when due any payment of principal amount of, interest on, or Make-Whole Amount, if any, due and payable under any Equipment Note, the Loan Trustee shall promptly give written notice thereof to the Company, the Policy Provider, each Liquidity Provider and each Noteholder by telegram, cable, facsimile or telephone (to be promptly confirmed in writing); provided, however, that except in the case of any notice to the

Policy Provider or any Liquidity Provider or a default in the payment of the principal amount, interest or Make-Whole Amount, if any, due and payable under any Equipment Note, the Loan Trustee shall be protected in withholding the notice required in the foregoing part of this sentence if and so long as the executive committee or trust committee of directors of the Loan Trustee and/or trust officers thereof in good faith determine that withholding such notice is in the interest of the Noteholders. Subject to the terms of Section 4.02,
Section 4.05, Section 5.02 and Section 5.03, the Loan Trustee shall take such action, or refrain from taking such action, with respect to such default or Event of Default (including with respect to the exercise of any rights or remedies hereunder) as the Loan Trustee shall be instructed in writing by a Majority in Interest of Noteholders. Subject to the provisions of Section 5.03, if the Loan Trustee shall not have received instructions as above provided within 20 Business Days after giving notice of such default or Event of Default to the Noteholders, the Loan Trustee may, subject to instructions thereafter received pursuant to the preceding provisions of this Section 5.01, take such action, or refrain from taking such action, but shall be under no duty to take or refrain from taking any action, with respect to such default or Event of Default as it shall reasonably determine to be advisable in the best interests of the Noteholders and shall use the same degree of care and skill in connection therewith as a prudent person would use under the circumstances in the conduct of his or her own affairs; provided that the Loan Trustee may not sell the Airframe or any Engine without the consent of a Majority in Interest of Noteholders.

         For all purposes of this Indenture, in the absence of actual knowledge, the Loan Trustee shall not be deemed to have knowledge of a default or an Event of Default unless notified in writing by the Company or one or more Noteholders; and "actual knowledge" (as used in the foregoing clause) of the Loan Trustee shall mean actual knowledge of an officer in the Corporate Trust Division of the Loan Trustee; provided, however, that the Loan Trustee shall be deemed to have actual knowledge of (i) the failure of the Company to pay any principal amount of, or interest on, the Equipment Notes directly to the Loan Trustee when the same shall become due or (ii) the failure of the Company to maintain insurance as required under Section 7.06 if the Loan Trustee receives written notice thereof from an insurer or insurance broker.

         Section 5.02. Action upon Instructions; Certain Rights and Limitations. Subject to the terms of Article IV and this Article V, upon the written instructions at any time of a Majority in Interest of Noteholders, the Loan Trustee shall promptly (i) give such notice, direction, consent, waiver or approval or exercise such right, remedy or power hereunder in respect of all or any part of the Collateral or (ii) take such other action, as shall be specified in such instructions.

         The Loan Trustee will cooperate with the Company in connection with the recording, filing, re-recording and refiling of the Indenture and any supplements to it and any financing statements or other documents as are necessary to maintain the perfection hereof or otherwise protect the security interests created hereby. The Loan Trustee shall furnish to the Company upon request such information and copies of such documents as the Loan Trustee may have and as are necessary for the Company to perform its duties under Article II hereof.

         Section 5.03. Indemnification. The Loan Trustee shall not be required to take any action or refrain from taking any action under Section 5.01 (other than the first sentence thereof) or Section 5.02 or Article IV unless it shall have received indemnification against any risks incurred in connection therewith in form and substance reasonably satisfactory to it, including, without limitation, adequate advances against costs that may be incurred by it in connection therewith. The Loan Trustee shall not be required to take any action under Section 5.01 (other than the first sentence thereof) or Section 5.02 or
Article IV, nor shall any other provision of any Operative Document be deemed to impose a duty on the Loan Trustee to take any action, if the Loan Trustee shall have been advised by outside counsel that such action is contrary to the terms hereof or is otherwise contrary to law.

         Section 5.04. No Duties Except as Specified in Indenture or Instructions. The Loan Trustee shall not have any duty or obligation to manage, control, lease, use, sell, operate, store, dispose of or otherwise deal with the Aircraft or any other part of the Collateral, or to otherwise take or refrain from taking any action under, or in connection with, this Indenture, except as expressly provided by the terms of this Indenture or the Participation Agreement or as expressly provided in written instructions received pursuant to the terms of Section 5.01 or Section 5.02; and no implied duties or obligations shall be read into this Indenture against the Loan Trustee.

         Section 5.05. No Action Except under Indenture or Instructions. The Loan Trustee agrees that it will not manage, control, use, sell, lease, operate, store, dispose of or otherwise deal with the Aircraft or any other part of the Collateral except in accordance with the powers granted to, or the authority conferred upon, the Loan Trustee pursuant to this Indenture and in accordance with the express terms hereof.

         Section 5.06. Investment of Amounts Held by the Loan Trustee. (a) In General. Any monies (including for the purpose of this Section 5.06(a) any cash deposited with the Loan Trustee by the Company, any cash received by the Loan Trustee pursuant to Section 7.05(c) or Section 7.06(d) or otherwise (but excluding any amounts deposited with the Loan Trustee by the Company pursuant to
Section 2.10(f) and directed to be held by the Loan Trustee pursuant to Section 2.10(g)) or Permitted Investments purchased by the use of such cash pursuant to this Section 5.06(a) or any cash constituting the proceeds of the maturity, sale or other disposition of any such Permitted Investments) held by the Loan Trustee hereunder as part of the Collateral (but excluding any amounts deposited with the Loan Trustee by the Company pursuant to Section 2.10(f) and directed to be held by the Loan Trustee pursuant to Section 2.10(g)), until paid out by the Loan Trustee as herein provided, (i) subject to clause (ii) below, may be carried by the Loan Trustee on deposit with itself or on deposit to its account with any bank, trust company or national banking association incorporated or doing business under the laws of the United States or one of the states thereof having combined capital and surplus and retained earnings of at least $75,000,000, and the Loan Trustee shall not have any liability for interest upon any such monies except as otherwise agreed in writing with the Company, or (ii) at any time and from time to time, so long as no Event of Default shall have occurred and be continuing, at the request of the Company, shall be invested and reinvested in Permitted Investments as specified in such request (if such investments are reasonably available for purchase) and sold, in any case at such prices, including accrued interest or its equivalent, as are set forth in such request, and such Permitted Investments shall be held by the Loan Trustee in trust as part of the Collateral until so sold; provided that the Company shall upon demand pay to the Loan Trustee the amount of any loss realized upon maturity, sale or other disposition of any such Permitted Investment and, so long as no Event of Default or Payment Default shall have occurred and be continuing and no Liquidity Obligations (as defined in the Intercreditor Agreement) or Policy Provider Amounts are outstanding, the Company shall be entitled to receive from the Loan Trustee, and the Loan Trustee shall promptly pay to the Company, any profit, income, interest, dividend or gain realized upon maturity, sale or other disposition of any Permitted Investment. If an Event of Default or Payment Default shall have occurred and be continuing, any net income, profit, interest, dividend or gain realized upon maturity, sale or other disposition of any Permitted Investment shall be held as part of the Collateral and shall be applied by the Loan Trustee at the same time, on the same conditions and in the same manner as the amounts in respect of which such income, profit, interest, dividend or gain was realized are required to be distributed in accordance with the provisions hereof pursuant to which such amounts were required to be held. The Loan Trustee shall not be responsible for any losses on any investments or sales of Permitted Investments made pursuant to the procedure specified in this Section 5.06(a) other than by reason of its willful misconduct or negligence.

         (b) Cash Deposited Pursuant to Section 2.10(f). Any cash deposited with the Loan Trustee by the Company pursuant to Section 2.10(f) and directed to be held by the Loan Trustee pursuant to Section 2.10(g) (including for the purpose of this Section 5.06(b) any Permitted Investments purchased by the use of such cash pursuant to this Section 5.06(b) or any cash constituting the proceeds of the maturity, sale or other disposition of any such Permitted Investments) held by the Loan Trustee hereunder as part of the Collateral, until paid out by the Loan Trustee as herein provided (x) shall be maintained by the Loan Trustee in a separate account and not commingled with any other Collateral, and (y) (i) subject to clause (y)(ii) below, may be carried by the Loan Trustee on deposit with itself or on deposit to its account with any bank, trust company or national banking association incorporated or doing business under the laws of the United States or one of the states thereof having combined capital and surplus and retained earnings of at least $75,000,000, and the Loan Trustee shall not have any liability for interest upon any such monies except as otherwise agreed in writing with the Company, or (ii) at any time and from time to time, so long as no Event of Default shall have occurred and be continuing, at the request of the Company, shall be invested and reinvested in Permitted Investments as specified in such request (if such investments are reasonably available for purchase) and sold, in any case at such prices, including accrued interest or its equivalent, as are set forth in such request, and such Permitted Investments shall be held by the Loan Trustee in trust as part of the Collateral until so sold; provided that the Company shall upon demand pay to the Loan Trustee the amount of any loss realized upon maturity, sale or other disposition of any such Permitted Investment and, so long as no Event of Default or Payment Default hereunder or under any Related Indenture shall have occurred and be continuing and no Liquidity Obligations (as defined in the Intercreditor Agreement) or Policy Provider Amounts are outstanding, the Company shall be entitled to receive from the Loan Trustee, and the Loan Trustee shall promptly pay to the Company, any profit, income, interest, dividend or gain realized upon maturity, sale or other disposition of any Permitted Investment. If an Event of Default or Payment Default hereunder or under any Related Indenture shall have occurred and be continuing, or if any Liquidity Obligations or Policy Provider Amounts then due and payable shall be outstanding, any net income, profit, interest, dividend or gain realized upon maturity, sale or other disposition of any Permitted Investment shall be held as part of the Collateral, subject to clause (x) of the first sentence of this Section 5.06(b), and shall be applied by the Loan Trustee at the same time, on the same conditions and in the same manner as the amounts in respect of which such income, profit, interest, dividend or gain was realized are required to be distributed in accordance with the provisions hereof pursuant to which such amounts were required to be held. The Loan Trustee shall not be responsible for any losses on any investments or sales of Permitted Investments made pursuant to the procedure specified in this Section 5.06(b) other than by reason of its willful misconduct or negligence.

                                   ARTICLE VI

                                THE LOAN TRUSTEE

         Section 6.01. Acceptance of Trusts and Duties. U.S. Bank accepts the trusts and duties hereby created and applicable to it and agrees to perform such duties, but only upon the terms of this Indenture and agrees to receive, handle and disburse all monies received by it as Loan Trustee constituting part of the Collateral in accordance with the terms hereof. U.S. Bank shall have no liability hereunder except (a) for its own willful misconduct or negligence, (b) as provided in the fourth sentence of Section 2.03(a) and the penultimate sentence of Section 5.06, (c) for liabilities that may result from the inaccuracy of any representation or warranty of U.S. Bank in the Participation Agreement or expressly made hereunder and (d) as otherwise expressly provided in the Operative Documents.

         Section 6.02. Absence of Certain Duties. Except in accordance with written instructions furnished pursuant to Section 5.01, Section 5.02 or Section 6.06, and except as provided in, and without limiting the generality of, Section 5.02, Section 5.03 and Section 5.04, the Loan Trustee, shall have no duty (a) to see to any registration of the Aircraft or any recording or filing of this Indenture or any other document, or to see to the maintenance of any such registration, recording or filing, (b) to see to any insurance on the Aircraft or to effect or maintain any such insurance, whether or not the Company shall be in default with respect thereto, (c) to confirm, verify or inquire into the failure to receive any financial statements of the Company or (d) to inspect the Aircraft at any time or ascertain or inquire as to the performance or observance of any of the Company's covenants hereunder with respect to the Aircraft.

         Section 6.03. No Representations or Warranties as to the Documents. Except as provided in Article V of the Participation Agreement, the Loan Trustee shall not be deemed to have made any representation or warranty as to the validity, legality or enforceability of any Operative Document or any other document or instrument, or as to the correctness of any statement (other than a statement by the Loan Trustee) contained herein or therein, except that the Loan Trustee hereby represents and warrants that each of said specified documents to which it is a party has been or will be duly executed and delivered by one of its officers who is and will be duly authorized to execute and deliver such document on its behalf.

         Section 6.04. No Segregation of Monies; No Interest. Subject to Section 5.06, all moneys received by the Loan Trustee shall, until used or applied as herein provided, be held in trust for the purposes for which they were received, but need not be segregated from other funds except to the extent required by mandatory provisions of law, and neither the Loan Trustee nor any agent of the Loan Trustee shall be under any liability for interest on any moneys received by it hereunder; provided, however, that any payments received, or applied hereunder, by the Loan Trustee shall be accounted for by the Loan Trustee so that any portion thereof paid or applied pursuant hereto shall be identifiable as to the source thereof.

         Section 6.05. Reliance; Agents; Advice of Counsel. The Loan Trustee shall not incur any liability to anyone in acting upon any signature, instrument, notice, resolution, request, consent, order, certificate, report, opinion, bond or other document or paper reasonably believed by it to be genuine and reasonably believed by it to be signed by the proper party or parties. The Loan Trustee may accept a copy of a resolution of the Board of Directors of any party to the Participation Agreement, certified by the Secretary or an Assistant Secretary of such party as duly adopted and in full force and effect, as conclusive evidence that such resolution has been duly adopted and that the same is in full force and effect. As to any fact or matter the manner of ascertainment of which is not specifically described herein, the Loan Trustee may for all purposes hereof rely on a certificate, signed by a duly authorized officer of the Company, as to such fact or matter, and such certificate shall constitute full protection to the Loan Trustee for any action taken or omitted to be taken by it in good faith in reliance thereon. In the administration of the trusts hereunder, the Loan Trustee may, with the consent of the Company (such consent not to be unreasonably withheld), provided that no such consent shall be required if an Event of Default shall have occurred and be continuing, (a) execute any of the trusts or powers hereof and perform its powers and duties hereunder directly or through agents (including paying agents or registrars) or attorneys, and (b) at the expense of the Collateral, consult with counsel, accountants and other skilled Persons to be selected and retained by it. The Loan Trustee shall not be liable for anything done, suffered or omitted in good faith by it in accordance with the advice or opinion of any such counsel, accountants or other skilled Persons acting within such counsel's, accountants' or Person's area of competence (so long as the Loan Trustee shall have exercised reasonable care and judgment in selecting such Persons).

         Section 6.06. Instructions from Noteholders. In the administration of the trusts created hereunder, the Loan Trustee shall have the right to seek instructions from a Majority in Interest of Noteholders should any provision of this Indenture appear to conflict with any other provision herein or any other Operative Document or Pass Through Document or should the Loan Trustee's duties or obligations hereunder be unclear, and the Loan Trustee shall incur no liability in refraining from acting until it receives such instructions. The Loan Trustee shall be fully protected for acting in accordance with any instructions received under this Section 6.06.

                                  ARTICLE VII

                       OPERATING COVENANTS OF THE COMPANY

         Section 7.01. Liens. The Company will not directly or indirectly create, incur, assume or suffer to exist any Lien on or with respect to the Aircraft, its title thereto or any of its interest therein, except:

                  (a) the respective rights of the Loan Trustee and the Company as provided in the Operative Documents, the Lien of this Indenture, the rights of any Permitted Lessee under a Lease permitted hereunder and the rights of any Person existing pursuant to the Operative Documents or the Pass Through Documents;

                  (b) the rights of others under agreements or arrangements to the extent expressly permitted by this Indenture;

                  (c)      Loan Trustee Liens, Noteholder Liens and Other Party
         Liens;

                  (d) Liens for Taxes either not yet due or payable or being contested in good faith by appropriate proceedings so long as such proceedings do not involve any material risk of the sale, forfeiture or loss of the Airframe or any Engine or the Loan Trustee's interest therein or impair the Lien of this Indenture;

                  (e) materialmen's, mechanics', workers', repairmen's, employees' or other like Liens arising in the ordinary course of business (including those arising under maintenance agreements entered into in the ordinary course of business) securing obligations that either are not yet overdue for a period of more than 60 days or are being contested in good faith by appropriate proceedings so long as such proceedings do not involve any material risk of the sale, forfeiture or loss of the Airframe or any Engine or the Loan Trustee's interest therein or impair the Lien of this Indenture;

                  (f) Liens arising out of any judgment or award, so long as such judgment shall, within 60 days after the entry thereof, have been discharged, vacated or reversed, or execution thereof stayed pending appeal or other judicial review or shall have been discharged, vacated or reversed within 60 days after the expiration of such stay and so long as during any such 60 day period there is not, or any such judgment or award does not involve, (x) any material risk of the sale, forfeiture or loss of the Aircraft, the Airframe or any Engine or the interest of the Loan Trustee therein or (y) any impairment of the Lien of the Indenture;

                  (g) any other Lien with respect to which the Company shall have provided a bond, cash collateral or other security adequate in the reasonable opinion of the Loan Trustee;

                  (h) salvage or similar rights of insurers under insurance policies maintained by the Company; and

                  (i) Liens approved in writing by the Loan Trustee with the consent of a Majority in Interest of the Noteholders.

Liens described in clauses (a) through (i) above are referred to herein as "Permitted Liens". The Company shall promptly, at its own expense, take (or cause to be taken) such action as may be necessary duly to discharge (by bonding or otherwise) any Lien other than a Permitted Lien arising at any time with respect to the Aircraft, its title thereto or any of its interest therein.

         Section 7.02. Possession, Operation and Use, Maintenance and Registration. (a) Possession. The Company shall not, without the prior written consent of the Loan Trustee, lease or otherwise in any manner deliver, transfer or relinquish possession of the Airframe or any Engine or install any Engine, or permit any Engine to be installed, on any airframe other than the Airframe; provided that, so long as the Company shall comply with the provisions of Section 7.06, the Company may without the prior written consent of the Loan Trustee:

                  (i) subject the Airframe to interchange agreements or subject any Engine to interchange or pooling agreements or arrangements, in each case customary in the airline industry and entered into by the Company in the ordinary course of its business; provided that (A) no such agreement or arrangement contemplates or requires the transfer of title to the Airframe and (B) if the Company's title to any such Engine shall be divested under any such agreement or arrangement, such divestiture shall be deemed to be an Event of Loss with respect to such Engine, and the Company shall comply with Section 7.05(b) in respect thereof;

                  (ii) deliver possession of the Airframe or any Engine to any Person for testing, service, repair, restoration, storage, maintenance, overhaul work or other similar purposes or for alterations, modifications or additions to the Airframe or such Engine to the extent required or permitted by the terms hereof;

                  (iii) transfer or permit the transfer of possession of the Airframe or any Engine to any Government pursuant to a lease, contract or other instrument;

                  (iv) subject the Airframe or any Engine to the CRAF Program or transfer possession of the Airframe or any Engine to the United States government in accordance with applicable laws, rulings, regulations or orders (including, without limitation, any transfer of possession pursuant to the CRAF Program); provided, that the Company
         (A) shall promptly notify the Loan Trustee upon transferring possession of the Airframe or any Engine pursuant to this clause (iv) and (B) in the case of a transfer of possession pursuant to the CRAF Program, shall notify the Loan Trustee of the name and address of the responsible Contracting Office Representative for the Military Airlift Command of the United States Air Force or other appropriate Person to whom notices must be given and to whom requests or claims must be made to the extent applicable under the CRAF Program;

                  (v) install an Engine on an airframe owned by the Company (or any Permitted Lessee) free and clear of all Liens, except (A) Permitted Liens and Liens that apply only to the engines (other than Engines), appliances, parts, instruments, appurtenances, accessories, furnishings and other equipment (other than Parts) installed on such airframe (but not to the airframe as an entirety) and (B) the rights of third parties under interchange agreements or pooling or similar arrangements that would be permitted under clause (i) above;

                  (vi) install an Engine on an airframe leased to the Company (or any Permitted Lessee) or purchased or owned by the Company (or any Permitted Lessee) subject to a conditional sale or other security agreement; provided that (A) such airframe is free and clear of all Liens except (1) the rights of the parties to the lease or conditional sale or other security agreement covering such airframe, or their successors and assigns, and (2) Liens of the type permitted by clause (v) of this Section 7.02(a) and (B) either (1) the Company shall have obtained from the lessor or secured party of such airframe a written agreement (which may be the lease, conditional sale or other security agreement covering such airframe), in form and substance satisfactory to the Loan Trustee (it being understood that an agreement from such lessor or secured party substantially in the form of the penultimate paragraph of this Section 7.02(a) shall be deemed to be satisfactory to the Loan Trustee), whereby such lessor or secured party expressly agrees that neither it nor its successors or assigns will acquire or claim any right, title or interest in any Engine by reason of such Engine being installed on such airframe at any time while such Engine is subject to the Lien of this Indenture or (2) such lease, conditional sale or other security - agreement provides that such Engine shall not become subject to the Lien of such lease, conditional sale or other security agreement at any time while such Engine is subject to the Lien of this Indenture, notwithstanding the installation thereof on such airframe;

                  (vii) install an Engine on an airframe owned by the Company (or any Permitted Lessee), leased to the Company (or any Permitted Lessee) or purchased by the Company (or any Permitted Lessee) subject to a conditional sale or other security agreement under circumstances where neither clause (v) nor clause (vi) of this Section 7.02(a) is applicable; provided that such installation shall be deemed an Event of Loss with respect to such Engine, and the Company shall comply with
         Section 7.05(b) in respect thereof, if such installation shall adversely affect the Loan Trustee's security interest in such Engine, the Loan Trustee not intending hereby to waive any right or interest it may have to or in such Engine under applicable law until compliance by the Company with Section 7.05(b);

                  (viii) subject to delivery to the Loan Trustee of a certificate, signed by a Responsible Officer of the Company, to the effect that the Company has received any consent of the Policy Provider required pursuant to the Supplemental Agreement, or that no such consent is required, lease any Engine or the Airframe and Engines to any United States air carrier as to which there is in force a certificate issued pursuant to the Transportation Code (49 U.S.C. Sections 41101-41112) or successor provision that gives like authority; and

                  (ix) subject to delivery to the Loan Trustee of a certificate, signed by a Responsible Officer of the Company, to the effect that the Company has received any consent of the Policy Provider required pursuant to the Supplemental

         Agreement, or that no such consent is required, lease any Engine or the Airframe and Engines to (A) any foreign air carrier other than those set forth in clause (B), (B) any foreign air carrier that is at the inception of the lease based in and a domiciliary of a country listed in Exhibit B hereto and (C) any foreign air carrier consented to in writing by the Loan Trustee with the consent of a Majority in Interest of Noteholders; provided that (x) in the case of a lease to a foreign air carrier under clause (A) above, the Loan Trustee receives at the time of such lease (1) written confirmation from each of the Rating Agencies that such lease would not result in a reduction of the rating for any class of Pass Through Certificates below the then current rating for such class of Pass Through Certificates or a withdrawal or suspension of the rating of any class of Pass Through Certificates and
         (2) an opinion of counsel to the Company (such counsel to be reasonably satisfactory to the Loan Trustee) to the effect that there exist no possessory rights in favor of the lessee under the laws of such lessee's country which would, upon bankruptcy or insolvency of or other default by the Company and assuming at such time such lessee is not insolvent or bankrupt, prevent the taking of possession of any such Engine or the Airframe and any such Engine by the Loan Trustee in accordance with and when permitted by the terms of Section 4.02 upon the exercise by the Loan Trustee of its remedies under Section 4.02,
         (y) in the case of a lease to any foreign air carrier (other than a foreign air carrier principally based in Taiwan), the United States maintains diplomatic relations with the country in which such foreign air carrier is based at the time such lease is entered into and (z) in the case of any lease to a foreign air carrier, such carrier is not then subject to any bankruptcy, insolvency, liquidation, reorganization, dissolution or similar proceeding and shall not have substantially all of its property in the possession of any liquidator, trustee, receiver or similar person;

provided that the rights of any lessee or other transferee who receives possession of the Aircraft, the Airframe or any Engine by reason of a transfer permitted by this Section 7.02(a) (other than the transfer of an Engine which is deemed an Event of Loss) shall be subject and subordinate to, and any permitted lease shall be made expressly subject and subordinate to, all the terms of this Indenture, including the Loan Trustee's rights to repossess pursuant to Section
4.02 and to avoid such lease upon such repossession, and the Company shall remain primarily liable hereunder for the performance and observance of all of the terms and conditions of this Indenture to the same extent as if such lease or transfer had not occurred, any such lease shall include appropriate provisions for the maintenance and insurance of the Aircraft, the Airframe or such Engine, and no lease or transfer or possession otherwise in compliance with this Section shall (x) result in any registration or re-registration of the Aircraft except to the extent permitted in Section 7.02(e) or the maintenance, operation or use thereof that does not comply with Section 7.02(b) and Section 7.02(c) or (y) permit any action not permitted to be taken by the Company with respect to the Aircraft hereunder. The

Company shall promptly notify the Loan Trustee and the Rating Agencies of the existence of any such lease with a term in excess of one year.

         The Loan Trustee, and each Noteholder by acceptance of an Equipment Note, and each Related Noteholder by acceptance of a Related Equipment Note, agrees, for the benefit of the lessor or secured party of any airframe or engine leased to the Company (or any Permitted Lessee) or purchased or owned by the Company (or any Permitted Lessee) subject to a conditional sale or other security agreement, that the Loan Trustee and the Noteholders will not acquire or claim, as against such lessor or secured party, any right, title or interest in (A) any engine or engines owned by the lessor under such lease or subject to a security interest in favor of the secured party under such conditional sale or other security agreement as the result of such engine or engines being installed on the Airframe at any time while such engine or engines are subject to such lease or conditional sale or other security agreement or (B) any airframe owned by the lessor under such lease or subject to a security interest in favor of the secured party under such conditional sale or other security agreement as the result of any Engine being installed on such airframe at any time while such airframe is subject to such lease or conditional sale or other security agreement.

         The Loan Trustee acknowledges that any "wet lease" or other similar arrangement under which the Company maintains operational control of the Aircraft shall not constitute a delivery, transfer or relinquishment of possession for purposes of this Section 7.02(a).

         (b) Operation and Use. The Company agrees that the Aircraft will not be maintained, used, serviced, repaired, overhauled or operated in violation of any law, rule or regulation of any government of any country having jurisdiction over the Aircraft or in violation of any airworthiness certificate, license or registration relating to the Aircraft issued by any such government, except to the extent the Company is contesting in good faith the validity or application of any such law, rule or regulation in any manner that does not involve any material risk of sale, forfeiture or loss of the Aircraft or impair the Lien of this Indenture; and provided, that the Company shall not be in default under, or required to take any action set forth in, this sentence if it is not possible for it to comply with the laws of a jurisdiction other than the United States (or other than any jurisdiction in which the Aircraft is then registered) because of a conflict with the applicable laws of the United States (or such jurisdiction in which the Aircraft is then registered). The Company will not operate the Aircraft, or permit the Aircraft to be operated or located,
(i) in any area excluded from coverage by any insurance required by the terms of
Section 7.06 or (ii) in any war zone or recognized or, in the Company's judgment, threatened areas of hostilities unless covered by war risk insurance in accordance with Section 7.06, unless in the case of either clause (i) or
(ii), (x) governmental indemnification complying with Section 7.06(a) and
Section 7.06(b) has been provided or (y) the Aircraft is only temporarily located in such area as a result of an isolated occurrence or isolated series of occurrences attributable to a hijacking, medical emergency, equipment malfunction, weather conditions, navigational error or other similar unforeseen circumstances and the Company is using its good faith efforts to remove the Aircraft from such area as promptly as practicable.

         (c) Maintenance. The Company shall maintain, service, repair and overhaul the Aircraft (or cause the same to be done) (i) so as to keep the Aircraft in as good operating condition as on the Closing Date, ordinary wear and tear excepted, and in such condition as may be necessary to enable the airworthiness certification of the Aircraft to be maintained in good standing at all times (other than during temporary periods of storage, during maintenance or modification permitted hereunder, or during periods of grounding by applicable governmental authorities) under the Transportation Code, during such periods in which the Aircraft is registered under the laws of the United States, or, if the Aircraft is registered under the laws of any other jurisdiction, the applicable laws of such jurisdiction and (ii) using the same standards as the Company or, in the case of a lease permitted pursuant to Section 7.02(a), the applicable Permitted Lessee uses with respect to similar aircraft operated by the Company or such Permitted Lessee, as the case may be, in similar circumstances (in any case, without limitation of the Company's obligations under the preceding clause
(i)). In any case the Aircraft will be maintained in accordance with the maintenance standards required by or substantially equivalent to those required by the FAA or the central aviation authority of Australia, Austria, Belgium, Canada, Denmark, Finland, France, Germany, Ireland, Italy, Japan, the Netherlands, New Zealand, Norway, Spain, Sweden, Switzerland or the United Kingdom. The Company shall maintain or cause to be maintained all records, logs and other documents required to be maintained in respect of the Aircraft by appropriate authorities in the jurisdiction in which the Aircraft is registered.

         (d) Identification of Loan Trustee's Interest. The Company agrees to affix as promptly as practicable after the Closing Date and thereafter to maintain in the cockpit of the Aircraft, in a clearly visible location, and (if not prevented by applicable law or regulations or by any government) on each Engine, a nameplate bearing the inscription "MORTGAGED TO U.S. BANK TRUST NATIONAL ASSOCIATION, AS LOAN TRUSTEE" (such nameplate to be replaced, if necessary, with a nameplate reflecting the name of any successor Loan Trustee). If any such nameplate is damaged beyond repair or becomes illegible, the Company shall promptly replace it with a nameplate complying with the requirements of this Section.

         (e) Registration. The Company shall cause the Aircraft to remain duly registered, under the laws of the United States, in the name of the Company except as otherwise required by the Transportation Code; provided that the Loan Trustee shall, at the Company's expense, execute and deliver all such documents as the Company may reasonably request for the purpose of continuing such registration. Notwithstanding the preceding sentence, the Company, at its own expense, and subject to delivery to the Loan

Trustee of a certificate, signed by a Responsible Officer of the Company, to the effect that the Company has received any consent of the Policy Provider required pursuant to the Supplemental Agreement, or that no such consent is required, may cause or allow the Aircraft to be duly registered under the laws of any foreign jurisdiction in which a Permitted Lessee could be principally based, in the name of the Company or of any nominee of the Company, or, if required by applicable law, in the name of any other Person (and, following any such foreign registration, may cause the Aircraft to be re-registered under the laws of the United States); provided, that in the case of jurisdictions other than those approved by the Loan Trustee with the consent of a Majority in Interest of the Noteholders (i) if such jurisdiction is at the time of registration listed on Exhibit B, the Loan Trustee shall have received at the time of such registration an opinion of counsel to the Company to the effect that (A) this Indenture and the Loan Trustee's right to repossession thereunder is valid and enforceable under the laws of such country, (B) after giving effect to such change in registration, the Lien of this Indenture shall continue as a valid Lien and shall be duly perfected in the new jurisdiction of registration and that all filing, recording or other action necessary to perfect and protect the Lien of this Indenture has been accomplished (or if such opinion cannot be given at such time, (x) the opinion shall detail what filing, recording or other action is necessary and (y) the Loan Trustee shall have received a certificate from a Responsible Officer of the Company that all possible preparations to accomplish such filing, recording and other action shall have been done, and such filing, recording and other action shall be accomplished and a supplemental opinion to that effect shall be promptly delivered to the Loan Trustee subsequent to the effective date of such change in registration), (C) the obligations of the Company under this Indenture shall remain valid, binding and (subject to customary bankruptcy and equitable remedies exceptions and to other exceptions customary in foreign opinions generally) enforceable under the laws of such jurisdiction (or the laws of the jurisdiction to which the laws of such jurisdiction would refer as the applicable governing law) and (D) all approvals or consents of any government in such jurisdiction having jurisdiction required for such change in registration shall have been duly obtained and shall be in full force and effect, and (ii) if such jurisdiction is at the time of registration not listed on Exhibit B, the Loan Trustee shall have received (in addition to the opinions set forth in clause (i) above) at the time of such registration an opinion of counsel to the Company to the effect that (A) the terms of this Indenture are legal, valid, binding and enforceable in such jurisdiction (subject to exceptions customary in such jurisdiction, provided, that, subject to bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the rights of creditors generally, and to general principles of equity, any applicable laws limiting the remedies provided in Section 4.02 do not in the opinion of such counsel make the remedies provided in Section 4.02 inadequate for the practical realization of the rights and benefits provided thereby), (B) that it is not necessary for the Loan Trustee to register or qualify to do business in such jurisdiction, (C) that there is no tort liability of the lender of an aircraft not in possession thereof under the laws of such jurisdiction other than tort liability that might have been imposed on such lender under the laws of the United States or any state thereof

(it being understood that such opinion shall be waived if insurance reasonably satisfactory to the Loan Trustee is provided, at the Company's expense, to cover such risk) and (D) (unless the Company shall have agreed to provide insurance covering the risk of requisition of use or title of the Aircraft by the government of such jurisdiction so long as the Aircraft is registered under the laws of such jurisdiction) that the laws of such jurisdiction require fair compensation by the government of such jurisdiction payable in currency freely convertible into Dollars for the loss of use or title of the Aircraft in the event of requisition by such government of such use or title. The Loan Trustee will cooperate with the Company in effecting such foreign registration. Notwithstanding the foregoing, prior to any such change in the country of registry of the Aircraft, the following conditions shall be met (or waived as provided in Section 6.01(b) of the Participation Agreement):

                  (i) no Event of Default shall have occurred and be continuing at the effective date of the change in registration; provided, that it shall not be necessary to comply with this condition if the change in registration results in the registration of the Aircraft under the laws of the United States or if a Majority in Interest of Noteholders consents to such change in registration;

                  (ii) the Loan Trustee shall have received evidence of compliance with the insurance provisions contained herein after giving effect to such change in registration; and

                  (iii) the Company shall have paid or made provision reasonably satisfactory to the Loan Trustee for the payment of all reasonable expenses (including reasonable attorneys' fees) of the Loan Trustee and the Noteholders in connection with such change in registration.

         Section 7.03. Inspection; Financial Information. (a) Inspection. At all reasonable times, but upon at least 15 Business Days' prior written notice to the Company, the Loan Trustee or its authorized representative may, subject to the other conditions of this Section 7.03(a), inspect the Aircraft and may inspect the books and records of the Company required to be maintained by the FAA or the government of another jurisdiction in which the Aircraft is then registered relating to the maintenance of the Aircraft; provided that (i) the Loan Trustee or its representative shall be fully insured at no cost to the Company in a manner satisfactory to the Company with respect to any risks incurred in connection with any such inspection or shall provide to the Company a written release satisfactory to the Company with respect to such risks, (ii) any such inspection shall be subject to the safety, security and workplace rules applicable at the location where such inspection is conducted and any applicable governmental rules or regulations, (iii) any such inspection of the Aircraft shall be a visual, walk-around inspection of the interior and exterior of the Aircraft and shall not include opening any panels, bays or the like without the Company's express consent, which consent the

Company may in its sole discretion withhold, and (iv) no exercise of such inspection right shall interfere with the use, operation or maintenance of the Aircraft by, or the business of, the Company and the Company shall not be required to undertake or incur any additional liabilities in connection therewith. All information obtained in connection with any such inspection of the Aircraft and of such books and records shall be Confidential Information and shall be treated by the Loan Trustee and its representatives in accordance with the provisions of Section 10.16. Any inspection pursuant to this Section 7.03(a) shall be at the sole risk (including, without limitation, any risk of personal injury or death) and expense of the Loan Trustee (or its representative), as the case may be, making such inspection. Except during the continuance of an Event of Default, all inspections by the Loan Trustee and its representatives provided for under this Section 7.03(a) shall be limited to one inspection of any kind contemplated by this Section 7.03(a) during any calendar year. The Company will permit the Policy Provider to exercise the inspection rights set forth in the Policy Provider Indemnity Letter.

         (b) Financial Information. So long as any of the Secured Obligations remain unpaid, the Company agrees to furnish to the Loan Trustee, each Liquidity Provider and the Policy Provider: (i) within 60 days after the end of each of the first three quarterly periods in each fiscal year of the Company, either (x) a consolidated balance sheet of the Company and its consolidated subsidiaries prepared by it as of the close of such period, together with the related consolidated statements of income for such period or
(y) a report of the Company on Form 10-Q in respect of such period in the form filed with the Securities and Exchange Commission; (ii) within 120 days after the close of each fiscal year of the Company, either (x) a consolidated balance sheet of the Company and its consolidated subsidiaries as of the close of such fiscal year, together with the related consolidated statements of income for such fiscal year, certified by independent public accountants, or (y) a report of the Company on Form 10-K in respect of such year in the form filed with the Securities and Exchange Commission and (iii) within 60 days of the filing thereof, a copy of any Current Report on Form 8-K filed by the Company with the Securities and Exchange Commission. The items required to be furnished pursuant to clauses (i) and (ii) above shall be deemed to have been furnished on the date on which such item is posted on the SEC's website at www.sec.gov, and such posting shall be deemed to satisfy the requirements of clauses (i) and (ii); provided that the Company shall deliver a paper copy of any item referred to in clause (i) or (ii) above to the Loan Trustee, the Policy Provider or any Liquidity Provider upon request.

         (c) Annual Opinion. The Company will furnish to the Loan Trustee and the Policy Provider annually (but not later than March 15th of each year) after the execution hereof until such time as the principal of, and interest on, and all other amounts with respect to, the Equipment Notes shall have been paid in full, commencing with the year 2004, an opinion of Crowe & Dunlevy, P.C., or other counsel reasonably acceptable to the Loan Trustee and the Policy Provider, stating either (i) that in the opinion of such counsel such action has been taken with respect to the recording, filing, re-recording and refiling of this Indenture and any supplements thereto, including any financing or continuation statements, and such other filings and recordings as are necessary to maintain, for the 15-month period succeeding the date of such opinion, the perfection of the security interests created thereby and reciting the details of such action or (ii) that in the opinion of such counsel no such action is necessary to maintain, for the 15-month period succeeding the date of such opinion, the perfection of such security interests.

         Section 7.04. Replacement and Pooling of Parts; Alterations, Modifications and Additions; Substitution of Engines. (a) Replacement of Parts. The Company, at its own expense, shall promptly replace all Parts that may from time to time be incorporated or installed in or attached to the Airframe or any Engine and that may from time to time become worn out, lost, stolen, destroyed, seized, confiscated, damaged beyond repair or rendered permanently unfit for use for any reason whatsoever, except as otherwise provided in Section 7.04(c) or if the Airframe or an Engine to which a Part relates has suffered an Event of Loss. In addition, the Company, at its own expense, may remove in the ordinary course of maintenance, service, repair, overhaul or testing, any Parts, whether or not worn out, lost, stolen, destroyed, seized, confiscated, damaged beyond repair or rendered permanently unfit for use; provided that the Company, except as otherwise provided in Section 7.04(c), at its own expense, will replace such Parts as promptly as practicable. All replacement Parts shall be free and clear of all Liens (except for Permitted Liens and except in the case of replacement property temporarily installed on an emergency basis) and shall have a value and utility at least equal to the Parts replaced, assuming such replaced Parts were in the condition and repair required to be maintained by the terms hereof. Except as otherwise provided in Section 7.04(c), all Parts at any time removed from the Airframe or any Engine shall remain subject to the Lien of this Indenture no matter where located until such time as such Parts shall be replaced by parts that have been incorporated or installed in or attached to the Airframe or such Engine and that meet the requirements for replacement Parts specified above. Immediately upon any replacement Part becoming incorporated or installed in or attached to the Airframe or any Engine as above provided (except in the case of replacement property temporarily installed on an emergency basis), without further act, (i) the replaced Part shall thereupon be free and clear of all rights of the Loan Trustee and of the Lien of this Indenture and shall no longer be deemed a Part hereunder and (ii) such replacement Part shall become subject to the Lien of this Indenture and be deemed a Part of the Airframe or such Engine for all purposes to the same extent as the Parts originally incorporated or installed in or attached to the Airframe or such Engine. Upon request of the Company from time to time, the Loan Trustee shall execute and deliver to the Company an appropriate instrument confirming the release of any such replaced Part from the Lien of this Indenture.

         (b) Pooling of Parts. Any Part removed from the Airframe or any Engine as provided in Section 7.04(a) may be subjected by the Company or a Person permitted to be in possession of the Aircraft to a pooling arrangement customary in the airline industry entered into in the ordinary course of the Company's or such Person's business; provided that the part replacing such removed Part shall be incorporated or installed in or attached to the Airframe or such Engine in accordance with
Section 7.04(a) as promptly as practicable after the removal of such removed Part. In addition, any replacement Part when incorporated or installed in or attached to the Airframe or any Engine may be owned by any third party subject to such a pooling arrangement; provided that the Company, at its expense, as promptly thereafter as practicable, either (i) causes title to such replacement Part to vest in the Company free and clear of all Liens (except Permitted Liens), or (ii) replaces such replacement Part by incorporating or installing in or attaching to the Airframe or such Engine a further replacement Part in the manner contemplated by Section 7.04(a).

         (c) Alterations, Modifications and Additions. The Company will make such alterations and modifications in and additions to the Airframe and the Engines as may be required from time to time to meet the applicable requirements of the FAA or any applicable government of any other jurisdiction in which the Aircraft may then be registered; provided, however, that the Company may, in good faith, contest the validity or application of any such requirement in any manner that does not involve any material risk of sale, loss or forfeiture of the Aircraft and does not adversely affect the Loan Trustee's interest in the Collateral. In addition, the Company, at its own expense, may from time to time add further parts or accessories and make or cause to be made such alterations and modifications in and additions to the Airframe or any Engine as the Company may deem desirable in the proper conduct of its business, including, without limitation, removal (without replacement) of Parts, provided that no such alteration, modification or addition shall materially diminish the value or utility of the Airframe or such Engine below its value or utility, immediately prior to such alteration, modification or addition, assuming that the Airframe or such Engine was then in the condition required to be maintained by the terms of this Indenture, except that the value (but not the utility) of the Airframe or any Engine may be reduced by the value of any such Parts that shall have been removed that the Company deems obsolete or no longer suitable or appropriate for use on the Airframe or any Engine. All Parts incorporated or installed in or attached or added to the Airframe or any Engine as the result of such alteration, modification or addition shall, without further act, be free and clear of any Liens, other than Permitted Liens, be subject to the Lien of this Indenture. Notwithstanding the foregoing, the Company may, at any time, remove any Part from the Airframe or any Engine if such Part: (i) is in addition to, and not in replacement of or substitution for, any Part originally incorporated or installed in or attached to the Airframe or such Engine at the time of delivery thereof to the Company or any Part in replacement of, or substitution for, any such Part, (ii) is not required to be incorporated or installed in or attached or added to the Airframe or such Engine pursuant to the first sentence of this Section 7.04(c) or Section 7.02(d) and (iii) can be removed from the Airframe or such Engine without materially diminishing the value or utility required to be maintained by the terms of this Indenture that the Airframe or such Engine would have had at such time had such removal not occurred. Upon the removal by the Company of any Part as permitted by this
Section 7.04(c), such removed Part shall, without further act, be free and clear of all rights and interests of the Loan Trustee and the Lien of this Indenture and shall no longer be deemed a Part hereunder. Upon request of the Company from time to time, the Loan Trustee shall execute and deliver to the Company an appropriate instrument confirming the release of any such removed Part from the Lien of this Indenture.

         (d) Substitution of Engines. The Company shall have the right at its option at any time, on at least 30 days' prior written notice to the Loan Trustee, to substitute a Replacement Engine for any Engine. In such event, and prior to the date of such substitution, the Company shall replace such Engine hereunder by complying with the terms of Section 7.05(b) to the same extent as if an Event of Loss had occurred with respect to such Engine.

         Section 7.05. Loss, Destruction or Requisition. (a) Event of Loss with Respect to the Airframe. Upon the occurrence of an Event of Loss with respect to the Airframe or the Airframe and the Engines then installed thereon, the Company shall as promptly as practicable (and, in any event, within 15 days after such occurrence) give the Loan Trustee written notice of such Event of Loss, and, within 90 days after such Event of Loss, the Company shall give the Loan Trustee written notice of its election to perform one of the following options (it being agreed that if the Company shall not have given such notice of election within such 90-day period, the Company shall be deemed to have elected to perform the option set forth in the following clause (ii)). The Company may elect either to:

                  (i) on or before the Loss Payment Date (as defined below) substitute, as replacement for the Airframe or Airframe and Engines with respect to which an Event of Loss has occurred, a Replacement Airframe (together with a number of Replacement Engines equal to the number of Engines, if any, with respect to which the Event of Loss occurred), such Replacement Airframe and Replacement Engines to be owned by the Company free and clear of all Liens (other than Permitted Liens); provided that if the Company shall not perform its obligation to effect such substitution under this clause (i) on or prior to the Loss Payment Date, then the Company shall on the Loss Payment Date prepay the Equipment Notes in full in accordance with Section 2.10; or

                  (ii) on or before the Loss Payment Date, redeem the Equipment Notes in full in accordance with Section 2.10. The Company shall give the Loan Trustee 20 days prior written notice if it elects to redeem the Equipment Notes on any day prior to the Loss Payment Date.

         The "Loss Payment Date" with respect to an Event of Loss means the Business Day next succeeding the 120th day following the date of occurrence of such Event of Loss.

         If the Company elects to substitute a Replacement Airframe (or a Replacement Airframe and one or more Replacement Engines, as the case may be) the Company shall, at its sole expense, not later than the Loss Payment Date,
(A) cause an Indenture Supplement for such Replacement Airframe and Replacement Engines, if any, to be delivered to the Loan Trustee for execution and, upon such execution, to be filed for recordation pursuant to the Transportation Code or the applicable laws of such other jurisdiction in which the Aircraft may then be registered, (B) cause a financing statement or statements with respect to the Replacement Airframe and Replacement Engines, if any, or other requisite documents or instruments to be filed in such place or places as necessary in order to perfect the Loan Trustee's interest therein in the United States, or in any other jurisdiction in which the Aircraft may then be registered, (C) furnish the Loan Trustee with an opinion of the Company's counsel (which may be the Company's General Counsel or such other internal counsel of the Company as shall be reasonably satisfactory to the Loan Trustee) addressed to the Loan Trustee to the effect that upon such replacement, such Replacement Airframe and Replacement Engines, if any, will be subject to the Lien of this Indenture and addressing the matters set forth in clauses (A) and (B), (D) furnish the Loan Trustee with a certificate of an independent aircraft engineer or appraiser, certifying that the Replacement Airframe and Replacement Engines, if any, have a value and utility at least equal to the Airframe and Engines, if any, so replaced, assuming the Airframe and such Engines were in the condition and repair required by the terms hereof immediately prior to the occurrence of such Event of Loss,
(E) furnish the Loan Trustee with evidence of compliance with the insurance provisions of Section 7.06 with respect to such Replacement Airframe and Replacement Engines, if any, (F) furnish the Loan Trustee with an opinion of the Company's counsel (which may be the Company's General Counsel or such other internal counsel of the Company as shall be reasonably satisfactory to the Loan Trustee) to the effect that the Loan Trustee will be entitled to the benefits of
Section 1110 with respect to the Replacement Airframe, provided that (i) such opinion need not be delivered to the extent that the benefits of Section 1110 were not, by reason of a change in law or governmental or judicial interpretation thereof, available to the Loan Trustee with respect to the Aircraft immediately prior to such substitution and (ii) such opinion may contain qualifications and assumptions of the tenor contained in the opinion of the Company's counsel delivered pursuant to Section 3.01 of the Participation Agreement on the Closing Date and such other qualifications and assumptions as shall at the time be customary in opinions rendered in comparable circumstances, and (G) deliver to the Loan Trustee a certificate, signed by a Responsible Officer of the Company, to the effect that the Company has received any consent of the Policy Provider required pursuant to the Supplemental Agreement, or that no such consent is required.

         In the case of each Replacement Airframe or Replacement Airframe and one or more Replacement Engines subjected to the Lien of this Indenture under this Section 7.05(a), promptly upon the recordation of the Indenture Supplement covering such Replacement Airframe and Replacement Engines, if any, pursuant to the Transportation Code (or pursuant to the applicable law of such other jurisdiction in which such Replacement Airframe and Replacement Engines, if any, are registered), the Company will cause to be delivered to the Loan Trustee a favorable opinion of the Company's counsel (which may be the Company's General Counsel or such other internal counsel to the Company as shall be reasonably satisfactory to the Loan Trustee) addressed to the Loan Trustee as to the due registration of such Replacement Aircraft and the due recordation of such Indenture Supplement or such other requisite documents or instruments and the validity and perfection of the security interest in the Replacement Aircraft granted to the Loan Trustee under this Indenture.

         For all purposes hereof, upon the attachment of the Lien of this Indenture thereto, the Replacement Aircraft and Replacement Engines, if any, shall become part of the Collateral, the Replacement Airframe shall be deemed an "Airframe" as defined herein, and each such Replacement Engine shall be deemed an "Engine" as defined herein. Upon compliance with clauses (A) through (F) of the second preceding paragraph, the Loan Trustee shall execute and deliver to the Company an appropriate instrument releasing such replaced Airframe and Engines (if any) installed thereon at the time such Event of Loss occurred, all proceeds (including, without limitation, insurance proceeds), the Warranty Rights in respect of such replaced Airframe and Engines (if any) and all rights relating to the foregoing, from the Lien of this Indenture and assigning to the Company all claims against third Persons for damage to or loss of the Airframe and Engines arising from the Event of Loss.

         In the event that, after an Event of Loss, the Company performs the option set forth in clause (ii) of the first paragraph of this Section 7.05(a), the Loan Trustee shall execute and deliver to the Company an appropriate instrument releasing the Aircraft, all proceeds (including, without limitation, insurance proceeds), the Warranty Rights in respect of the Aircraft and all rights relating to the foregoing from the Lien of this Indenture and assigning to the Company all claims against third Persons for damage to or loss of the Aircraft arising from the Event of Loss.

         (b) Event of Loss with Respect to an Engine. Upon the occurrence of an Event of Loss with respect to an Engine under circumstances in which there has not occurred an Event of Loss with respect to the Airframe, the Company shall give the Loan Trustee prompt written notice thereof within 15 days after the Company has determined that an Event of Loss has occurred with respect to such Engine and shall, within 120 days after the occurrence of such Event of Loss, (i) cause to be subjected to the Lien of this Indenture, as replacement for the Engine with respect to which such Event of Loss occurred, a Replacement Engine free and clear of all Liens (other than Permitted Liens) and (ii) deliver to the Loan Trustee a certificate, signed by a Responsible Officer of the Company, to the effect that the Company has received any consent of the Policy Provider required pursuant to the Supplemental Agreement, or that no such consent is required.

         Prior to or at the time of any replacement under this Section 7.05(b), the Company will (i) cause an Indenture Supplement covering such Replacement Engine to be delivered to the Loan Trustee for execution and, upon such execution, to be filed for recordation pursuant to the Transportation Code or the applicable laws of any other jurisdiction in which the Aircraft may be registered, (ii) cause a financing statement or statements with respect to such Replacement Engine or other requisite documents or instruments to be filed in such place or places as necessary in order to perfect the Loan Trustee's interest therein in the United States, or in such other jurisdiction in which the Engine may then be registered, (iii) furnish the Loan Trustee with an opinion of the Company's counsel (which may be the Company's General Counsel or such other internal counsel to the Company as shall be reasonably satisfactory to the Loan Trustee) addressed to the Loan Trustee to the effect that, upon such replacement, the Replacement Engine will be subject to the Lien of this Indenture, (iv) furnish the Loan Trustee with a certificate of an aircraft engineer or appraiser (who may be an employee of the Company) certifying that such Replacement Engine has a value and utility at least equal to the Engine so replaced assuming such Engine was in the condition and repair required by the terms hereof immediately prior to the occurrence of such Event of Loss and (v) furnish the Loan Trustee with evidence of compliance with the insurance provisions of Section 7.06 with respect to such Replacement Engine. In the case of each Replacement Engine subjected to the Lien of this Indenture under this
Section 7.05(b), promptly upon the recordation of the Indenture Supplement covering such Replacement Engine pursuant to the Transportation Code (or pursuant to the applicable law of such other jurisdiction in which the Aircraft is registered), the Company will cause to be delivered to the Loan Trustee an opinion of counsel to the Company (which may be the Company's General Counsel or such other internal counsel of the Company as shall be reasonably satisfactory to the Loan Trustee) addressed to the Loan Trustee as to the due recordation of such Indenture Supplement or such other requisite documents or instruments and the validity and perfection of the security interest in the Replacement Engine granted to the Loan Trustee under this Indenture. For all purposes hereof, upon the attachment of the Lien of this Indenture thereto, the Replacement Engine shall become part of the Collateral and shall be deemed an "Engine" as defined herein. Upon compliance with clauses (i) through (v) of this paragraph, the Loan Trustee shall execute and deliver to the Company an appropriate instrument releasing such replaced Engine, any proceeds (including, without limitation, insurance proceeds), the Warranty Rights in respect of such replaced Engine and all rights relating to any of the foregoing from the Lien of this Indenture and assigning to the Company all claims against third Persons for damage to or loss of such Engine arising from the Event of Loss.

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

         (c) Application of Payments for Event of Loss from Requisition of Title or Use. Any payments (other than insurance proceeds the application of which is provided for in Section 7.06) received at any time by the Company or by the Loan Trustee from any government or other Person with respect to an Event of Loss to the Airframe or any Engine, will be applied as follows:

                  (i) if such payments are received with respect to the Airframe or the Airframe and the Engines installed on the Airframe that has been or is being replaced by the Company pursuant to Section 7.05(a), such payments shall be paid over to, or retained by, the Loan Trustee and upon completion of such replacement shall be paid over to, or retained by, the Company;

                  (ii) if such payments are received with respect to the Airframe or the Airframe and the Engines installed on the Airframe that has not been and will not be replaced pursuant to Section 7.05(a), so much of such payments remaining after reimbursement of the Loan Trustee for costs and expenses that shall not exceed the amounts required to be paid by the Company to the Noteholders and the holders of the Related Series G Equipment Notes pursuant to Section 2.10 hereof and of each Related Indenture shall be applied in reduction of the Company's obligation to pay such amounts, if not already paid by the Company, or, if already paid by the Company, shall be applied to reimburse the Company for its payment of such amount and the balance, if any, of such payment remaining thereafter will be paid over to, or retained by, the Company; and

                  (iii) if such payments are received with respect to an Engine with regard to which an Event of Loss has occurred as contemplated by Section 7.05(b), so much of such payments remaining after reimbursement of the Loan Trustee for costs and expenses shall be paid over to, or retained by, the Company; provided that the Company shall have fully performed the terms of Section 7.05(b) with respect to the Event of Loss for which such payments are made.

         (d) Requisition for Use by the Government of the Airframe and the Engines Installed Thereon. In the event of the requisition for use by any government, including, without limitation, pursuant to the CRAF Program, of the Airframe and the Engines or engines installed on the Airframe that does not constitute an Event of Loss, the Company shall promptly notify the Loan Trustee and all of the Company's rights and obligations under this Indenture with respect to the Airframe and such Engines shall continue to the same extent as if such requisition had not occurred; provided that, notwithstanding the foregoing, the Company's obligations other than payment obligations shall only continue to the extent feasible. All payments received by the Company or the Loan Trustee from such government for such use of the Airframe and Engines or engines shall be paid over to, or retained by, the Company.

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

         (e) Requisition for Use by the Government of an Engine Not Installed on the Airframe. In the event of the requisition for use by any government of any Engine not then installed on the Airframe, the Company will replace such Engine by complying with the terms of Section 7.05(b) to the same extent as if an Event of Loss had occurred with respect to such Engine. Upon such replacement, any payments received by the Company or the Loan Trustee from such government with respect to such requisition shall be paid over to, or retained by, the Company.

         (f) Application of Payments During Existence of Event of Default. Any amount referred to in Section 7.05 that is payable to or retainable by the Company shall not be paid to or retained by the Company if at the time of such payment or retention an Event of Default or Payment Default shall have occurred and be continuing, but shall be held by or paid over to the Loan Trustee as security for the Secured Obligations and the Related Secured Obligations. At such time as there shall not be continuing any such Event of Default or Payment Default, such amount shall be paid to the Company.

         Section 7.06. Insurance.

         (a)      Aircraft Liability Insurance.

                  (i)      Except as provided in clause (ii) of this subsection
         (a), and subject to the rights of the Company to establish and maintain self-insurance in the manner and to the extent specified in Section 7.06(c), the Company will carry, or cause to be carried, at no expense to the Loan Trustee, aircraft liability insurance (including, but not limited to, bodily injury, personal injury and property damage liability, exclusive of manufacturer's product liability insurance) and contractual liability insurance with respect to the Aircraft (A) in amounts that are not less than the aircraft liability insurance applicable to similar aircraft and engines in the Company's fleet on which the Company carries insurance; provided that such liability insurance shall not be less than the amount certified in the insurance report delivered to the Loan Trustee, the Class G Liquidity Provider and the Policy Provider on the Closing Date, (B) of the type usually carried by corporations engaged in the same or similar business, similarly situated with the Company and owning or operating similar aircraft and engines and covering risks of the kind customarily insured against by the Company, and (C) that is maintained in effect with insurers of recognized responsibility. Any policies of insurance carried in accordance with this Section 7.06(a) and any policies taken out in substitution or replacement for any of such policies shall (A) name the Loan Trustee, the Subordination Agent, each Pass Through Trustee, each Liquidity Provider and the Policy Provider as their Interests (as defined below in this Section 7.06) may appear, as additional insured (the "Specified Persons"), (B) subject to the condition of clause (C) below, provide that, in respect of the interest of the Specified Persons in such policies, the insurance shall not be

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

         invalidated by any action or inaction of the Company (or any Permitted Lessee) and shall insure the Specified Persons' Interests as they appear, regardless of any breach or violation of any warranty, declaration or condition contained in such policies by the Company (or any Permitted Lessee), (C) provide that, if such insurance is canceled for any reason whatever, or if any change is made in the policy that materially reduces the amount of insurance or the coverage certified in the insurance report delivered on the Closing Date to the Loan Trustee, the Policy Provider and the Class G Liquidity Provider, or if such insurance is allowed to lapse for nonpayment of premium, such cancellation, change or lapse shall not be effective as to any Specified Person for 30 days (seven days, or such other period as is customarily available in the industry, in the case of any war risk or allied perils coverage) after receipt by such Specified Person of written notice from such insurers of such cancellation, change or lapse, (D) provide that the Specified Persons shall have no obligation or liability for premiums, commissions, assessments or calls in connection with such insurance, (E) provide that the insurers shall waive any rights of (1) set-off, counterclaim or any other deduction, whether by attachment or otherwise, in respect of any liability of the Specified Persons to the extent of any moneys due to the Specified Persons and (2) subrogation against the Specified Persons to the extent that the Company has waived its rights by its agreements to indemnify the Specified Persons pursuant to the Operative Documents, (F) be primary without right of contribution from any other insurance that may be carried by each Specified Person with respect to its Interests as such in the Aircraft and (G) expressly provide that all of the provisions thereof, except the limits of liability, shall operate in the same manner as if there were a separate policy covering each insured. "Interests" as used in this Section 7.06(a) and in Section 7.06(b) with respect to any Person means the interests of such Person in the transactions contemplated by the Operative Documents. In the case of a lease or contract with any government in respect of the Aircraft or any Engine, or in the case of any requisition for use of the Aircraft or any Engine by any government, a valid agreement by such government to indemnify the Company, or an insurance policy issued by such government, against any of the risks that the Company is required hereunder to insure against shall be considered adequate insurance for purposes of this Section 7.06(a) to the extent of the risks (and in the amounts) that are the subject of such indemnification or insurance.

                  (ii) During any period that the Airframe or an Engine, as the case may be, is on the ground and not in operation, the Company may carry or cause to be carried as to such non-operating Airframe or Engine, in lieu of the insurance required by clause (i) above, and subject to self-insurance to the extent permitted by Section 7.06(c), insurance otherwise conforming with the provisions of said clause (i) except that: (A) the amounts of coverage shall not be required to exceed the amounts of airline liability insurance from time to time applicable to

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

         airframes or engines owned or leased by the Company of the same type as such non-operating Airframe or Engine and that are on the ground and not in operation and (B) the scope of the risks covered and the type of insurance shall be the same as from time to time shall be applicable to airframes or engines owned or leased by the Company of the same type as such non-operating Airframe or Engine and that are on the ground and not in operation.

         (b)      Insurance Against Loss or Damage to Aircraft.

                  (i)      Except as provided in clause (ii) of this subsection
         (b), and subject to the rights of the Company to establish and maintain self-insurance in the manner and to the extent specified in Section 7.06(c), the Company shall maintain, or cause to be maintained, in effect with insurers of recognized responsibility, at no expense to the Loan Trustee, all-risk ground and flight aircraft hull insurance covering the Aircraft and all-risk coverage with respect to any Engines or Parts while removed from the Aircraft (including, without limitation, war risk insurance if and to the extent the same is maintained by the Company or any Permitted Lessee with respect to other similar aircraft owned or operated by the Company or such Permitted Lessee, as the case may be, on the same routes) that is of the type and in substantially the amount usually carried by corporations engaged in the same or similar business and similarly situated with the Company; provided that (A) such insurance (including the permitted self-insurance) shall at all times while the Aircraft is subject to this Indenture be for an amount not less than 110% of the aggregate outstanding principal amount of the Equipment Notes from time to time and (B) such insurance need not cover an Engine while attached to an airframe not owned, leased or operated by the Company, provided that such Engine is covered by a separate policy of insurance). Any policies carried in accordance with this Section 7.06(b) and any policies taken out in substitution or replacement for any such policies shall (A) name the Loan Trustee as exclusive loss payee for any proceeds paid under such policy, (B) provide that (I) any insurance proceeds payable for any loss or damage constituting an Event of Loss with respect to the Aircraft, (II) any insurance proceeds in excess of the amount set forth on Exhibit C up to the amount of the Loan Amount for any loss or damage to the Aircraft (or Engines) not constituting an Event of Loss with respect to the Aircraft (or Engines) and (III) if an "Event of Default" shall have occurred and be continuing hereunder or under any Related Indenture, all insurance proceeds payable for any loss or damage not constituting an Event of Loss, in the case of clauses (I), (II) and
         (III), shall be paid to the Loan Trustee as long as the Indenture shall not have been discharged, and that all other amounts shall be payable to the Company, unless the insurer shall have received notice that an Event of Default exists, (C) subject to the conditions of clause (D) below, provide that, in respect of the interests of the Specified Persons in such policies, the insurance shall not be invalidated by

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

         any action or inaction of the Company (or any Permitted Lessee) and shall insure the Specified Persons' Interests as they appear, regardless of any breach or violation of any warranty, declaration or condition contained in such policies by the Company (or any Permitted Lessee), (D) provide that if such insurance is canceled for any reason whatsoever, or if any change is made in the policy that materially reduces the amount of insurance or the coverage certified in the insurance report delivered on the Closing Date to the Loan Trustee, the Class G Liquidity Provider and the Policy Provider, or if such insurance is allowed to lapse for nonpayment of premium, such cancellation, change or lapse shall not be effective as to the Specified Persons for 30 days (seven days, or such other period as is customarily available in the industry, in the case of war risk or allied perils coverage) after receipt by the Specified Persons of written notice from such insurers of such cancellation, change or lapse, (E) provide that the Specified Persons shall have no obligation or liability for premiums, commissions, assessments or calls in connection with such insurance, (F) provide that the insurers shall waive rights of (1) set-off, counterclaim or any other deduction, whether by attachment or otherwise, in respect of any liability of the Specified Persons to the extent of any moneys due to the Specified Persons and (2) subrogation against the Specified Persons to the extent the Company has waived its rights by its agreement to indemnify the Specified Persons pursuant to the Operative Documents, (G) be primary without right of contribution from any other insurance that may be carried by any Specified Person with respect to its Interests as such in the Aircraft and (H) contain a "50/50 Provisional Claims Settlement Clause" (or its equivalent). In the case of a lease or contract with any government in respect of the Aircraft or any Engine, or in the case of any requisition for use of the Aircraft or any Engine by any government, a valid agreement by such government to indemnify the Company, or an insurance policy issued by such government, against any risks which the Company is required hereunder to insure against shall be considered adequate insurance for purposes of this Section 7.06(b) to the extent of the risks (and in the amounts) that are the subject of such indemnification or insurance.

                  (ii) During any period that the Airframe or an Engine is on the ground and not in operation, the Company may carry or cause to be carried as to such non-operating Airframe or Engine, in lieu of the insurance required by clause (i) above, and subject to self-insurance to the extent permitted by Section 7.06(c), insurance otherwise conforming with the provisions of said clause (i) except that the scope of the risks covered and the type of insurance shall be the same as from time to time applicable to airframes and engines owned or leased by the Company (or, if a lease is then in effect, by the Permitted Lessee) of the same type as such non-operating Airframe or Engine and that are on the ground and not in operation; provided that, subject to self-insurance to the extent permitted by Section 7.06(c), the Company shall maintain insurance against risk of loss or damage to such non-

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

         operating Airframe or Engine in an amount at least equal to 110% of the aggregate outstanding principal amount of the Equipment Notes during such period that such Airframe or Engine is on the ground and not in operation.

         (c) Self-Insurance. The Company may from time-to-time self-insure, by way of deductible, self-insured retention, premium adjustment or franchise or otherwise (including, with respect to insurance maintained pursuant to Section 7.06(a) or Section 7.06(b), insuring for a maximum amount that is less than the amounts set forth in Section 7.06(a) and Section 7.06(b)), the risks required to be insured against pursuant to Section 7.06(a) and Section 7.06(b), but in no case shall the self-insurance with respect to all of the aircraft and engines in the Company's fleet (including, without limitation, the Aircraft) exceed for any 12-month policy year 1% of the average aggregate insurable value (for the preceding policy year) of all aircraft (including, without limitation, the Aircraft) on which the Company carries insurance, unless an insurance broker of national standing shall certify that the standard among all other major United States airlines is a higher level of self-insurance, in which case the Company may self-insure the Aircraft to such higher level. In addition to the foregoing right to self-insure, the Company may self-insure to the extent of (1) any deductible per occurrence that, in the case of the Aircraft, is not in excess of the amount customarily allowed as a deductible in the industry or is required to facilitate claims handling or (2) any applicable mandatory minimum per aircraft (or if applicable per annum or other period) hull or liability insurance deductibles imposed by the aircraft or hull liability insurers.

         (d) Application of Insurance Payments. All losses will be adjusted by the Company with the insurers. As between the Loan Trustee and the Company it is agreed that all insurance payments received under policies required to be maintained by the Company hereunder, as the result of the occurrence of an Event of Loss with respect to the Airframe or an Engine will be applied as follows:

                  (i) if such payments are received with respect to the Airframe or the Airframe and any Engines installed on the Airframe that has been or is being replaced by the Company pursuant to Section 7.05(a), such payments shall be paid over to, or retained by, the Loan Trustee and upon completion of such replacement shall be paid over to, or retained by, the Company.

                  (ii) if such payments are received with respect to the Airframe or the Airframe and any Engines installed on the Airframe that has not been and will not be replaced as contemplated by Section 7.05(a), so much of such payments remaining after reimbursement of the Loan Trustee for its costs and expenses as shall not exceed the amounts required to be paid by the Company pursuant to Section 2.10 hereof and of each Related Indenture shall be applied in reduction of the Company's obligation to pay such amounts, if not already paid by the

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

         Company, or, if already paid by the Company, shall be applied to reimburse the Company for its payment of such amounts; and

                  (iii) if such payments are received with respect to an Engine with regard to which an Event of Loss contemplated by Section 7.05(b) has occurred, so much of such payments remaining after reimbursement of the Loan Trustee for its costs and expenses shall be paid over to, or retained by, the Company; provided that the Company shall have fully performed its obligations under Section 7.05(b) with respect to the Event of Loss for which such payments are made.

         In all events, the insurance payment of any property damage loss with respect to property other than the Airframe or any Engine received under policies maintained by the Company, shall be paid to the Company.

         The insurance payments for any loss or damage to the Airframe or an Engine not constituting an Event of Loss with respect to the Airframe or such Engine will be applied in payment (or to reimburse the Company) for repairs or for replacement property in accordance with the terms of Section 7.02 and
Section 7.04, and any balance remaining after compliance with such Sections with respect to such loss or damage shall be paid to the Company. Any amount referred to in the preceding sentence or in clause (i) or (iii) of the second preceding paragraph that is payable to the Company shall not be paid to the Company (or, if it has been previously paid directly to the Company, shall not be retained by the Company) if at the time of such payment an Event of Default or Payment Default shall have occurred and be continuing, but shall be paid to and held by the Loan Trustee as security for the obligations of the Company under this Indenture, the Participation Agreement, the Related Indentures and the Related Participation Agreements, and at such time as there shall not be continuing any such Event of Default or Payment Default, such amount shall, to the extent not theretofore applied as provided herein, be paid to the Company.

         (e) Reports, Etc. On or before the Closing Date and annually upon renewal of the Company's insurance coverage, the Company will furnish to the Loan Trustee, each Liquidity Provider and the Policy Provider a report signed by a firm of independent aircraft insurance brokers appointed by the Company (which brokers may be in the regular employ of the Company), stating the opinion of such firm that the insurance then carried and maintained on the Aircraft complies with the terms hereof; provided that all information contained in such report shall be Confidential Information and shall be treated by the Loan Trustee, each Liquidity Provider and the Policy Provider and each of their affiliates and officers, directors, agents and employees in accordance with the provisions of Section 10.16. The Company will cause such firm to advise the Loan Trustee, each Liquidity Provider and the Policy Provider in writing of any act or omission on the part of the Company of which such firm has knowledge that might invalidate or

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

render unenforceable, in whole or in part, any insurance on the Aircraft. The Company will also cause such firm to advise the Loan Trustee, each Liquidity Provider and the Policy Provider in writing as promptly as practicable after such firm acquires knowledge that an interruption of any insurance carried and maintained on the Aircraft pursuant to this Section 7.06 will occur. Such information may only be provided to other Persons in accordance with Section 10.16.

         (f) Salvage Rights; Other. All salvage rights to the Airframe and each Engine shall remain with the Company's insurers at all times, and any insurance policies of the Loan Trustee insuring the Airframe or any Engine shall provide for a release to the Company of any and all salvage rights in and to the Airframe or any Engine. Neither the Loan Trustee nor any Noteholder may, directly or indirectly, obtain insurance for its own account with respect to the Airframe or any Engine if such insurance would limit or otherwise adversely affect the coverage or amounts payable under, or increase the premiums for, any insurance required to be maintained pursuant to this Section 7.06 or any other insurance maintained with respect to the Aircraft or any other aircraft in the Company's fleet.

         (g) Right to Pay Premium. In the event of cancellation of any insurance due to the nonpayment of premiums, the Loan Trustee shall have the option, in its sole discretion, to pay any such premium in respect to the Aircraft that is due in respect of the coverage pursuant to this Indenture and to maintain such coverage, as the Loan Trustee may require, until the scheduled expiry date of such insurance and, in such event, the Company shall, upon demand, reimburse the Loan Trustee for amounts so paid by it.

         (h) Insurance for Own Account. Nothing in this Section 7.06 shall limit or prohibit (i) the Company from maintaining the policies of insurance required pursuant to this Section 7.06 with higher limits than those specified herein or (ii) the Loan Trustee from obtaining insurance for its own account (and any proceeds payable under such insurance obtained by the Loan Trustee shall be payable as provided in the policy relating thereto); provided that no such insurance may be obtained by the Loan Trustee which would limit or otherwise adversely affect the coverage or amounts payable under, or increase the premiums for, any insurance required to be maintained by the Company (or any Permitted Lessee) pursuant to this Section 7.06 or any other insurance maintained by the Company (or any Permitted Lessee) with respect to the Aircraft or any other aircraft in the Company's (or such Permitted Lessee's) fleet.

                                  ARTICLE VIII

                        SUCCESSOR AND ADDITIONAL TRUSTEES

         Section 8.01. Resignation or Removal; Appointment of Successor. (a) The resignation or removal of the Loan Trustee and the appointment of a successor Loan

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

Trustee shall become effective only upon the successor Loan Trustee's acceptance of appointment as provided in this Section 8.01. The Loan Trustee or any successor thereto must resign if at any time it ceases to be eligible in accordance with the provisions of Section 8.01(c) and may resign at any time without cause by giving at least 60 days' prior written notice to the Company and each Noteholder. In addition, either the Company (so long as no Event of Default or Payment Default shall have occurred and be continuing) or a Majority in Interest of Noteholders (but only with the consent of the Company so long as no Event of Default or Payment Default shall have occurred and be continuing), may at any time remove the Loan Trustee without cause by an instrument in writing delivered to the Loan Trustee and each Noteholder, and, in case of a removal by a Majority in Interest of Noteholders, to the Company.

         In the case of the resignation or removal of the Loan Trustee, the Company shall promptly appoint a successor Loan Trustee. If a successor Loan Trustee shall not have been appointed within 60 days after such notice of resignation or removal, the Loan Trustee, the Company or any Noteholder may apply to any court of competent jurisdiction to appoint a successor Loan Trustee to act until such time, if any, as a successor shall have been appointed as above provided. The successor Loan Trustee so appointed by such court shall immediately and without further act be superseded by any successor Loan Trustee appointed as above provided.

         (b) Any successor Loan Trustee, however appointed, shall execute and deliver to the predecessor Loan Trustee and the Company an instrument accepting such appointment and assuming the obligations of the Loan Trustee arising from and after the time of such appointment, and thereupon such successor Loan Trustee, without further act, shall become vested with all the estates, properties, rights, powers and duties of the predecessor Loan Trustee hereunder in the trust hereunder applicable to it with like effect as if originally named the Loan Trustee herein; but nevertheless upon the written request of such successor Loan Trustee, such predecessor Loan Trustee shall execute and deliver an instrument transferring to such successor Loan Trustee all the estates, properties, rights and powers of such predecessor Loan Trustee, and such predecessor Loan Trustee shall duly assign, transfer, deliver and pay over to such successor Loan Trustee all monies or other property and all other books and records, or true, correct and complete copies thereof, then held by such predecessor Loan Trustee hereunder.

         (c) This Indenture shall at all times have a Loan Trustee, however appointed, that is a Citizen of the United States (without the use of a voting trust) and a bank or trust company having a combined capital and surplus of at least $75,000,000 (or a combined capital and surplus in excess of $5,000,000 and the obligations of which, whether now in existence or hereafter incurred, are fully and unconditionally guaranteed by a corporation organized and doing business under the laws of the United States or any state or territory thereof or the District of Columbia and having a combined capital and surplus of at least $75,000,000) or a corporation with a net worth of at least $75,000,000, if there be such an institution willing, able and legally qualified to perform the duties of the Loan Trustee hereunder upon reasonable or customary terms. If such bank, trust company or corporation publishes reports of conditions at least annually, pursuant to law or to the requirements of federal, state, territorial or District of Columbia supervising or examining authority, then for the purposes of this Section 8.01(c) the combined capital and surplus of such bank, trust company or corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of conditions so published. In case at any time the Loan Trustee shall cease to be eligible in accordance with the provisions of this Section 8.01(c), the Loan Trustee shall resign immediately in the manner and with the effect specified in Section 8.01(a).

         (d) Any corporation, bank, trust company or other financial institution into which the Loan Trustee may be merged or converted or with which it may be consolidated, or any corporation, bank, trust company or other financial institution resulting from any merger, conversion or consolidation to which the Loan Trustee shall be a party, or any corporation, bank, trust company or other financial institution to which substantially all the corporate trust business of the Loan Trustee may be transferred, shall, subject to the terms of
Section 8.01(c), be a successor Loan Trustee under this Indenture without further act.

         Section 8.02. Appointment of Additional and Separate Trustees. (a) Whenever (i) the Loan Trustee shall deem it necessary or desirable in order to conform to any law of any jurisdiction in which all or any part of the Collateral shall be situated or to make any claim or bring any suit with respect to or in connection with the Collateral, any Operative Document or any of the transactions contemplated by the Operative Documents, (ii) the Loan Trustee shall be advised by counsel satisfactory to it that it is necessary or prudent in the interests of the Noteholders (and the Loan Trustee shall so advise the Company) or (iii) the Loan Trustee shall have been requested to do so by a Majority in Interest of Noteholders, then in any such case, the Loan Trustee and, upon the written request of the Loan Trustee, the Company, shall execute and deliver an indenture supplemental hereto and such other instruments as may from time to time be necessary or advisable either (1) to constitute one or more banks or trust companies or corporations meeting the requirements of Section 8.01(c) and approved by the Loan Trustee, either to act jointly with the Loan Trustee as additional trustee or trustees of all or any part of the Collateral or to act as separate trustee or trustees of all or any part of the Collateral, in each case with such rights, powers, duties and obligations consistent with this Indenture as may be provided in such supplemental indenture or other instruments as the Loan Trustee or a Majority in Interest of Noteholders may deem necessary or advisable, or (2) to clarify, add to or subtract from the rights, powers, duties and obligations theretofore granted any such additional or separate trustee, subject in each case to the remaining provisions of this
Section 8.02. If no Event of Default has occurred and is continuing, no additional or supplemental trustee shall be appointed without the Company's consent. If the Company shall not have taken any action requested of it under this Section 8.02(a) that is required by its terms within 15 days of a written request from the Loan Trustee to do so, or if an Event of Default shall have occurred and be continuing, the Loan Trustee may act under the foregoing provisions of this Section 8.02(a) without the concurrence of the Company, and the Company hereby irrevocably appoints (which appointment is coupled with an interest) the Loan Trustee as its agent and attorney-in-fact to act for it under the foregoing provisions of this
Section 8.02(a). The Loan Trustee may, in such capacity, execute, deliver and perform any such supplemental indenture, or any such instrument, as may be required for the appointment of any such additional or separate trustee or for the clarification of, addition to or subtraction from the rights, powers, duties or obligations theretofore granted to any such additional or separate trustee, subject in each case to the remaining provisions of this Section 8.02. In case any additional or separate trustee appointed under this Section 8.02(a) shall become incapable of acting, resign or be removed, all the assets, property, rights, powers, trusts, duties and obligations of such additional or separate trustee shall revert to the Loan Trustee until a successor additional or separate trustee is appointed as provided in this Section 8.02(a).

         (b) No additional or separate trustee shall be entitled to exercise any of the rights, powers, duties and obligations conferred upon the Loan Trustee in respect of the custody, investment and payment of monies and all monies received by any such additional or separate trustee from or constituting part of the Collateral or otherwise payable under any Operative Documents to the Loan Trustee shall be promptly paid over by it to the Loan Trustee. All other rights, powers, duties and obligations conferred or imposed upon any additional or separate trustee shall be exercised or performed by the Loan Trustee and such additional or separate trustee jointly except to the extent that applicable law of any jurisdiction in which any particular act is to be performed renders the Loan Trustee incompetent or unqualified to perform such act, in which event such rights, powers, duties and obligations (including the holding of title to all or part of the Collateral in any such jurisdiction) shall be exercised and performed by such additional or separate trustee. No additional or separate trustee shall take any discretionary action except on the instructions of the Loan Trustee or a Majority in Interest of Noteholders. No trustee hereunder shall be personally liable by reason of any act or omission of any other trustee hereunder, except that the Loan Trustee shall be liable for the consequences of its lack of reasonable care in selecting, and the Loan Trustee's own actions in acting with, any additional or separate trustee. Each additional or separate trustee appointed pursuant to this Section 8.02 shall be subject to, and shall have the benefit of Article IV, Article V, Article VI, Article VIII, Article IX and Article X hereof insofar as they apply to the Loan Trustee. The powers of any additional or separate trustee appointed pursuant to this Section 8.02 shall not in any case exceed those of the Loan Trustee hereunder.

         (c) If at any time the Loan Trustee shall deem it no longer necessary or desirable or in the event that the Loan Trustee shall have been requested to do so in writing by a Majority in Interest of Noteholders, the Loan Trustee and, upon the written request of the Loan Trustee, the Company, shall execute and deliver an indenture

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

supplemental hereto and all other instruments and agreements necessary or proper to remove any additional or separate trustee. The Loan Trustee may act on behalf of the Company under this Section 8.02(c) when and to the extent it could so act under Section 8.02(a) hereof. In any case, the Company may remove an additional or separate trustee in the manner set forth in Section 8.01.

                                   ARTICLE IX

                             AMENDMENTS AND WAIVERS

         Section 9.01. Amendments to this Indenture without Consent of Holders. At any time after the date hereof, the Company and the Loan Trustee may enter into one or more agreements supplemental hereto and to amend the Equipment Notes, without notice to or consent of any Noteholder for any of the following purposes: (i) to evidence the succession of another Person to the Company and the assumption by any such successor of the covenants of the Company contained in any Operative Documents pursuant to Section 6.02(e) of the Participation Agreement; (ii) to cure any defect or inconsistency herein or in the Equipment Notes; (iii) to cure any ambiguity or correct any mistake; (iv) to evidence the succession of a new trustee hereunder pursuant hereto or the removal of the trustee hereunder or to provide for or facilitate the appointment of an additional or separate trustee pursuant to Section 8.02 hereof; (v) to convey, transfer, assign, mortgage or pledge any property to or with the Loan Trustee;
(vi) to make any other provisions or amendments with respect to matters or questions arising hereunder or under the Equipment Notes, or to amend, modify or supplement any provision hereof or thereof, so long as such action shall not adversely affect the interests of the Noteholders, the Policy Provider or any Liquidity Provider; (vii) to correct or amplify the description of any property at any time subject to the Lien of this Indenture, or better to assure, convey and confirm unto the Loan Trustee any property subject or required to be subject to the Lien of this Indenture or to subject to the Lien of this Indenture the Airframe or Engines or any Replacement Airframe or Replacement Engine; (viii) to add to the covenants of the Company for the benefit of the Noteholders, or to surrender any rights or power herein conferred upon the Company; (ix) to add to the rights of the Noteholders; (x) to include on the Equipment Notes any legend as may be required by law or as may otherwise be necessary or advisable; (xi) to comply with any applicable requirements of the Trust Indenture Act of 1939, as amended, or any other requirements of applicable law or of any regulatory body;
(xii) to provide for the issuance of New Series C Equipment Notes, New Series D Equipment Notes and/or Second New Series D Equipment Notes and/or Pass Through Certificates issued by a New Trust in connection with a Refunding and to make changes relating thereto; (xiii) to provide for the guaranty by AMR Corporation or another entity of this Indenture or one or more Series of Equipment Notes (other than in connection with the issuance of New Series C Equipment Notes, New Series D Equipment Notes, Second New Series D Equipment Notes and Series E Equipment Notes, subject to obtaining a Ratings Confirmation) and (xiv) to provide for the issuance

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

of Series E Equipment Notes and/or Pass Through Certificates issued by the Class E Trust and to make changes relating thereto, provided that (A) the Company shall have obtained written confirmation from each Rating Agency that the issuance of the Series E Equipment Notes would not result in a reduction of the rating for any class of Pass Through Certificates that is then rated below the then current rating for such class of Pass Through Certificates (without regard to the Policy in the case of the Class G Certificates) or a withdrawal or suspension of the rating of such class of Pass Through Certificates and (B) (1) if the Series E Equipment Notes are issued to a Class E Pass Through Trust, the Pass Through Trustee thereof shall become a party to the Intercreditor Agreement as provided therein or (2) if Series E Equipment Notes are issued to any person other than a Class E Pass Through Trust, the Series E Equipment Notes will be subject to the provisions of the Intercreditor Agreement that allow the "Controlling Party" (as defined in the Intercreditor Agreement), to direct the Loan Trustee in taking action under this Indenture; provided further that, unless there shall have been obtained from each Rating Agency written confirmation that a supplemental agreement described in any of clauses (i) through (xiv) of this Section 9.01 would not result in a reduction of the rating for any class of Pass Through Certificates that is then rated below the then current rating for such class of Pass Through Certificates (without regard to the Policy in the case of the Class G Certificates) or a withdrawal or suspension of the rating of such class of Pass Through Certificates, if any Pass Through Certificates are then outstanding, the Company shall provide each relevant Pass Through Trustee with an opinion of counsel (y) if an Event of Default shall have occurred and be continuing, to the effect that such supplemental agreement will not cause the relevant Pass Through Trust to become an association taxable as a corporation for United States federal income tax purposes or (z) in other circumstances, to the effect that such supplemental agreement will not cause the relevant Pass Through Trust to be treated as other than a grantor trust for United States federal income tax purposes.

         Section 9.02. Amendments to this Indenture with Consent of Holders. (a) With the written consent of a Majority in Interest of Noteholders, the Company may, and the Loan Trustee shall, subject to Section 9.06, at any time and from time to time, enter into such supplemental agreements to add any provisions to or to change or eliminate any provisions of this Indenture or of any such supplemental agreements or to modify in any manner the rights and obligations of the Company, the Loan Trustee and of the Noteholders under this Indenture; provided, however, that without the consent of each Noteholder affected thereby, each Liquidity Provider and the Policy Provider, an amendment under this Section
9.02 may not:

                  (1) reduce the principal amount of, interest on, or Make-Whole Amount with respect to, any Equipment Note;

                  (2) change the date on which any principal amount of, interest on, or Make-Whole Amount with respect to, any Equipment Note, is due or payable;

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

                  (3) create any Lien with respect to the Collateral prior to or pari passu with the Lien thereon under this Indenture except such as are permitted by this Indenture, or deprive any Noteholder of the benefit of the Lien on the Collateral created by this Indenture;

                  (4) reduce the percentage of the outstanding principal amount of the Equipment Notes the consent of whose holders is required for any such supplemental agreement, or the consent of whose holders is required for any waiver of compliance with certain provisions of this Indenture or of certain defaults hereunder or their consequences provided for in this Indenture; or

                  (5) make any change in Section 4.05 or this Section 9.02, except to provide that certain other provisions of this Indenture cannot be modified or waived without the consent of each Noteholder affected thereby.

Notwithstanding the foregoing, (i) neither the Company nor the Loan Trustee shall enter into any amendment, waiver or modification of, or supplement or consent to, this Indenture or any other Operative Document other than the Participation Agreement (which is addressed in Section 9.03) which shall reduce, modify or amend any indemnities in favor of the Policy Provider or any Liquidity Provider without the consent of the Policy Provider or such Liquidity Provider, as the case may be, (ii) no amendment under this Section 9.02 may make any change in Section 2.14 without the consent of the Policy Provider and each Liquidity Provider, to the extent any of such Persons is affected thereby, (iii) no amendment under this Section 9.02 may remove the Policy Provider or any Liquidity Provider as a "Specified Person" or an "Indenture Indemnitee" without the consent of the Policy Provider or such Liquidity Provider, as the case may be, and (iv) without the consent of each holder of an affected Related Equipment Note then outstanding, no amendment, waiver or modification of the terms hereof shall reduce the amount payable with respect to such Related Equipment Note, or the date on which any amount is payable with respect to such Related Equipment Note, pursuant to Section 2.10(b), 2.10(c), 2.10(e) or 3.04 or deprive any Related Noteholder of the benefit of the Lien of this Indenture or the Collateral, except as provided in Section 2.06 or in connection with the exercise of remedies under Article IV hereof.

         (b) It is not necessary under this Section 9.02 for the Noteholders to consent to the particular form of any proposed supplemental agreement, but it is sufficient if they consent to the substance thereof.

         (c) Promptly after the execution by the Company and the Loan Trustee of any supplemental agreement pursuant to the provisions of this Section 9.02, the Loan Trustee shall transmit by first-class mail a notice, setting forth in general terms the substance of such supplemental agreement, to all Noteholders, as the names and addresses of such Noteholders appear on the Equipment Note Register. Any failure of the Loan Trustee to

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

mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental agreement.

         Section 9.03. Amendments, Waivers, Etc. of the Participation Agreement. Without the consent of a Majority in Interest of Noteholders, the respective parties to the Participation Agreement may not modify, amend or supplement such agreement, or give any consent, waiver, authorization or approval thereunder, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions thereof or of modifying in any manner the rights of the respective parties thereunder; provided, however, that, without the consent of the Loan Trustee or any Noteholder, the Participation Agreement may be modified, amended or supplemented in order (i) to cure any defect or inconsistency therein or to cure any ambiguity or correct any mistake, (ii) to amend, modify or supplement any provision thereof or make any other provision with respect to matters or questions arising thereunder or under this Indenture, provided that the making of any such other provision shall not materially adversely affect the interests of the Noteholders or (iii) to make any other change, or reflect any other matter, of the kind referred to in clauses (i) through (xiv) of Section 9.01. Notwithstanding the foregoing, without the consent of the applicable Liquidity Provider, the Company shall not enter into any amendment, waiver or modification of or supplement or consent to the Participation Agreement which shall reduce, modify or amend any indemnities in favor of any Liquidity Provider contained therein.

         Section 9.04. Revocation and Effect of Consents. Until an amendment or waiver becomes effective, a consent to it by a Noteholder is a continuing consent by the Noteholder and every subsequent Noteholder, even if notation of the consent is not made on any Equipment Note.

         Section 9.05. Notation on or Exchange of Equipment Notes. The Loan Trustee may place an appropriate notation about an amendment or waiver on any Equipment Note thereafter executed. The Loan Trustee in exchange for such Equipment Notes may execute new Equipment Notes that reflect the amendment or waiver.

         Section 9.06. Trustee Protected. If, in the reasonable opinion of the institution acting as Loan Trustee hereunder, any document required to be executed by it pursuant to the terms of Section 9.01 or Section 9.02 adversely affects any right, duty, immunity or indemnity with respect to such institution under this Indenture, such institution may in its discretion decline to execute such document.

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

                                   ARTICLE X

                                  MISCELLANEOUS

         Section 10.01. Termination of Indenture. Upon (or at any time after) payment in full of:

                  (x) the principal amount of, interest on and Make-Whole Amount, if any, with respect to, and all other amounts due under, all Equipment Notes, and provided that there shall be no other Secured Obligations due and payable to the Noteholders, the Indenture Indemnitees and the Loan Trustee hereunder or under the Participation Agreement, the other Operative Documents, the Policy Provider Indemnity and Inspection Agreement or the Supplemental Agreement and that no "Event of Default" shall have occurred and be continuing under any Related Indenture, and

                  (y) except as provided in the next paragraph, the principal amount of, interest on and Make-Whole Amount, if any, with respect to, and all other amounts due under, all Related Equipment Notes, and provided that there shall be no other Related Secured Obligations due and payable to the Related Noteholders, the Related Indenture Indemnitees and the Related Loan Trustees hereunder or under the Participation Agreement, the Related Participation Agreements, the other Operative Documents, the other Related Operative Documents, the Related Indentures, the Related Policy Provider Indemnity and Inspection Agreements or the Related Supplemental Agreements,

the Company and the Loan Trustee shall be deemed to have been released and discharged from their respective obligations hereunder and under the Equipment Notes and the security interest, mortgage lien and all other estate, right, title and interest granted by this Indenture shall cease and become null and void and all of the property, rights, interests and privileges granted as security for the Equipment Notes shall revert to and vest in the Company without any other act or formality whatsoever, and the Loan Trustee shall, upon the written request of the Company, execute and deliver to, or as directed in writing by, the Company an appropriate instrument (in due form for recording) releasing the Aircraft and the balance of the Collateral from the Lien of this Indenture, together with such other instruments and documents as the Company reasonably requests to give effect to the release and termination, and, in such event, this Indenture and the trusts created hereby shall terminate and this Indenture shall be of no further force or effect; provided, however, that this Indenture and the trusts created hereby shall earlier terminate and this Indenture shall be of no further force or effect upon any sale or other final disposition by the Loan Trustee of all property constituting part of the Collateral and the final distribution by the Loan Trustee of all monies or other property or proceeds constituting part of the Collateral in accordance with the terms hereof.

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

         The requirements of clause (y) of the preceding paragraph shall not apply (and the terminations referred to in the preceding paragraph will occur upon payment in full of only the amounts specified in clause (x) of the preceding paragraph):

                  (i) if the Policy Provider consents in writing to such termination (other than with respect to any payments due and payable on the Final Payment Date), or

                  (ii) in connection with a redemption of the Equipment Notes pursuant to Section 2.10(a) or Section 2.10(d) of this Indenture, so long as there is no default (without regard to grace periods) in the payment of any amount due and payable under any Related Indenture (including, without limitation, any Policy Provider Amounts).

         Except as otherwise provided above, this Indenture and the trusts created hereby shall continue in full force and effect in accordance with the terms hereof. Notwithstanding the foregoing, if this Indenture has not terminated prior to the Final Payment Date, this Indenture shall not terminate on the Final Payment Date unless no Event of Default of the type referred to in
Section 4.01(j) exists.

         Section 10.02. No Legal Title to Collateral in Noteholders. No Noteholder shall have legal title to any part of the Collateral. No transfer, by operation of law or otherwise, of any Equipment Note or other right, title and interest of any Noteholder in and to the Collateral or hereunder shall operate to terminate this Indenture or entitle such Noteholder or any successor or transferee of such holder to an accounting or to the transfer to it of any legal title to any part of the Collateral.

         Section 10.03. Sale of Aircraft by Loan Trustee Is Binding. Any sale or other conveyance of the Aircraft, the Airframe, any Engine or any interest therein by the Loan Trustee made pursuant to the terms of this Indenture shall bind the Noteholders and the Company and shall be effective to transfer or convey all right, title and interest of the Loan Trustee, the Company and such Noteholders in and to such Aircraft, Airframe, Engine or interest therein. No purchaser or other grantee shall be required to inquire as to the authorization, necessity, expediency or regularity of such sale or conveyance or as to the application of any sale or other proceeds with respect thereto by the Noteholders.

         Section 10.04. Indenture for Benefit of the Company, Loan Trustee, Noteholders and Other Indenture Indemnitees. Nothing in this Indenture, whether express or implied, shall be construed to give any Person other than the Company, the Loan Trustee, the Policy Provider, the Noteholders and the other Indenture Indemnitees (including the Related Noteholders) any legal or equitable right, remedy or claim under or in respect of this Indenture.

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

         Section 10.05. Notices. Unless otherwise expressly specified or permitted by the terms hereof, all notices, requests, demands, authorizations, directions, consents, waivers or documents required or permitted under the terms and provisions of this Indenture shall be in English and in writing, and may be given by United States mail, courier service or facsimile, and any notices shall be effective when delivered (if delivered by facsimile, upon completion of transmission and confirmation by the sender (by a telephone call to a representative of the recipient or by machine confirmation) that such transmission was received) addressed as follows: (a) if to the Company or the Loan Trustee to its respective address (including facsimile number) set forth on
Schedule I to the Participation Agreement, or (b) if to any Noteholder, addressed to such Noteholder at its address set forth in the Equipment Note Register maintained pursuant to Section 2.07.

         Any party, by notice to the other parties hereto, may designate additional or different addresses for subsequent notices or communications. Whenever the term "notice" or "notify" or similar words are used herein, they mean the provision of formal notice as set forth in this Section 10.05.

         Section 10.06. Severability. Any provision of this Indenture that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

         Section 10.07. No Oral Modification or Continuing Waivers. No terms or provisions of this Indenture or of the Equipment Notes may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the Company and the Loan Trustee, in compliance with Article IX. Any waiver of the terms hereof or of any Equipment Note shall be effective only in the specific instance and for the specific purpose given.

         Section 10.08. Successors and Assigns. All covenants and agreements contained herein shall bind and inure to the benefit of, and be enforceable by, each of the parties hereto and the successors and permitted assigns of each, all as herein provided. Any request, notice, direction, consent, waiver or other instrument or action by any Noteholder shall bind the successors and permitted assigns of such Noteholder. Each Noteholder by its acceptance of an Equipment Note agrees to be bound by this Indenture and all provisions of the Participation Agreement applicable to a Noteholder.

         Section 10.09. Headings. The headings of the various Articles and Sections herein and in the Table of Contents hereto are for convenience of reference only and shall not define or limit any of the terms or provisions hereof.

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

         Section 10.10. Normal Commercial Relations. Anything contained in this Indenture to the contrary notwithstanding, the Loan Trustee, any Noteholder or any other party to any of the Operative Documents or the Pass Through Documents or any of their affiliates may conduct any banking or other financial transactions, and have banking or other commercial relationships, with the Company, fully to the same extent as if this Indenture were not in effect, including without limitation the making of loans or other extensions of credit to the Company for any purpose whatsoever, whether related to any of the transactions contemplated hereby or otherwise.

         Section 10.11. Voting by Noteholders. All votes of the Noteholders shall be governed by a vote of a Majority in Interest of Noteholders, except as otherwise provided herein.

         Section 10.12. Bankruptcy. It is the intention of the parties that the Loan Trustee shall be entitled to the benefits of Section 1110 with respect to the right to take possession of the Aircraft, Airframe, Engines and Parts and to enforce any of its other rights or remedies as provided herein in the event of a case under Chapter 11 of the Bankruptcy Code in which the Company is a debtor.

         Section 10.13. The Company's Performance and Rights. Any obligation imposed on the Company herein shall require only that the Company perform or cause to be performed such obligation, even if stated as a direct obligation, and the performance of any such obligation by any permitted assignee, lessee or transferee under an assignment, lease or transfer agreement then in effect and in accordance with the provisions of the Operative Documents shall constitute performance by the Company and, to the extent of such performance, discharge such obligation by the Company. Except as otherwise expressly provided herein, any right granted to the Company in this Indenture shall grant the Company the right to permit such right to be exercised by any such assignee, lessee or transferee. The inclusion of specific references to obligations or rights of any such assignee, lessee or transferee in certain provisions of this Indenture shall not in any way prevent or diminish the application of the provisions of the two sentences immediately preceding with respect to obligations or rights in respect of which specific reference to any such assignee, lessee or transferee has not been made in this Indenture.

         Section 10.14. Counterparts. This Indenture may be executed in any number of counterparts (and each of the parties hereto shall not be required to execute the same counterpart). Each counterpart of this Indenture including a signature page or pages executed by each of the parties hereto shall be an original counterpart of this Indenture, but all of such counterparts together shall constitute one instrument.

         Section 10.15. Governing Law. THIS INDENTURE HAS BEEN DELIVERED IN THE STATE OF NEW YORK AND THIS INDENTURE, ANY INDENTURE SUPPLEMENT AND THE EQUIPMENT NOTES SHALL BE

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

GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

         Section 10.16. Confidential Information. The term "Confidential Information" means: (a) the existence and terms of any lease of the Airframe or Engines pursuant to Section 7.02(a) and the identity of the Permitted Lessee thereunder; (b) all information obtained in connection with any inspection conducted by the Loan Trustee, the Policy Provider or their respective representatives pursuant to Section 7.03(a); (c) each certification furnished to the Loan Trustee, any Liquidity Provider and the Policy Provider pursuant to
Section 7.06(a) and Section 7.06(b); (d) all information contained in each report furnished to the Loan Trustee, the Policy Provider and any Liquidity Provider pursuant to Section 7.06(e); and (e) all information regarding the Warranty Rights; provided that the term does not include any information that is or becomes publicly known through no act or omission by the Loan Trustee, the Policy Provider, any Liquidity Provider or any Noteholder or any Person acting on behalf of any such Person. Except in connection with the exercise of remedies following the occurrence of an Event of Default, all Confidential Information shall be held confidential by the Loan Trustee, the Policy Provider (in the case of information obtained by it pursuant to Section 7.03(a), the certifications furnished to it pursuant to Section 7.06(a) and Section 7.06(b) and the reports furnished to it pursuant to Section 7.06(e)), each Liquidity Provider (in the case of the certifications furnished to it pursuant to Section 7.06(a) and
Section 7.06(b) and the reports furnished to it pursuant to Section 7.06(e)) and each Noteholder and each affiliate, agent, officer, director, or employee of any thereof and shall not be furnished or disclosed by any of them to anyone other than (i) the Loan Trustee, the Policy Provider (in the case of information obtained by it pursuant to Section 7.03(a)) or any Noteholder and (ii) their respective bank examiners, auditors, insurance regulators, reinsurers, accountants, agents and legal counsel, and except as may be required by an order of any court or administrative agency or by any statute, rule, regulation or order of any governmental authority. Notwithstanding any other provision in this Agreement the Class G Liquidity Provider (and each employee, representative or other agent of the Class G Liquidity Provider) may disclose to any and all Persons, without limitation of any kind, the U.S. tax treatment and U.S. tax structure of the transaction and all materials of any kind (including opinions or other tax analyses) that are provided to any party to any Operative Documents relating to such U.S. tax treatment and U.S. tax structure, other than any information for which nondisclosure is reasonably necessary in order to comply with applicable securities laws.

         Section 10.17. Submission to Jurisdiction. Each of the parties hereto, and by acceptance of Equipment Notes, each Noteholder, to the extent it may do so under applicable law, for purposes hereof and of all other Operative Documents hereby

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

(a) irrevocably submits itself to the non-exclusive jurisdiction of the courts of the State of New York sitting in the City of New York and to the non-exclusive jurisdiction of the United States District Court for the Southern District of New York, for the purposes of any suit, action or other proceeding arising out of this Indenture, the subject matter hereof or any of the transactions contemplated hereby brought by any party or parties hereto or thereto, or their successors or permitted assigns and (b) waives, and agrees not to assert, by way of motion, as a defense, or otherwise, in any such suit, action or proceeding, that the suit, action or proceeding is brought in an inconvenient forum, that the venue of the suit, action or proceeding is improper or that this Indenture or the Equipment Notes or the subject matter hereof or any of the transactions contemplated hereby may not be enforced in or by such courts.

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

         IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed by their respective officers thereof duly authorized, as of the date first above written.

                                           AMERICAN AIRLINES, INC.

                                          By:  /s/ Michael P. Thomas
                                              ------------------------
                                              Name: Michael P. Thomas
                                              Title: Managing Director
                                                     Corporate Finance & Banking

                                          U.S. BANK TRUST NATIONAL ASSOCIATION,
                                          as Loan Trustee

                                          By:  /s/ Alison D.B. Nadeau
                                              ----------------------------------
                                              Name:  Alison D.B. Nadeau
                                              Title: Vice President

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

                                                                    EXHIBIT A to
                                                INDENTURE AND SECURITY AGREEMENT

                            INDENTURE SUPPLEMENT NO.

         INDENTURE SUPPLEMENT NO. __ , dated _____________, ____ ("Indenture Supplement"), between AMERICAN AIRLINES, INC. (the "Company") and U.S. BANK TRUST NATIONAL ASSOCIATION, not in its individual capacity but solely as Loan Trustee under the Indenture (each as hereinafter defined).

                              W I T N E S S E T H:

         WHEREAS, the Indenture and Security Agreement (N961AN), dated as of July 8, 2003 (the "Indenture"; capitalized terms used herein without definition shall have the meanings specified therefor in Annex A to the Indenture), between the Company and U.S. Bank Trust National Association, as Loan Trustee (the "Loan Trustee"), provides for the execution and delivery of supplements thereto substantially in the form hereof which shall particularly describe the Aircraft, and shall specifically grant a security interest in the Aircraft to the Loan Trustee; and

         [WHEREAS, the Indenture relates to the Airframe and Engines described in Annex A attached hereto and made a part hereof, and a counterpart of the Indenture is attached to and made a part of this Indenture Supplement;](13)

         [WHEREAS, the Company has, as provided in the Indenture, heretofore executed and delivered to the Loan Trustee Indenture Supplement(s) for the purpose of specifically subjecting to the Lien of the Indenture certain airframes and/or engines therein described, which Indenture Supplement(s) is/are dated and has/have been duly recorded with the FAA as set forth below, to wit:

Date                     Recordation Date               FAA Document Number](14)

         NOW, THEREFORE, to secure (i) the prompt and complete payment (whether at stated maturity, by acceleration or otherwise) of principal of, interest on (including interest on any overdue amounts), Make-Whole Amount, if any, with respect to, and other amounts due under the Equipment Notes, (ii) all other amounts payable by the Company under the Operative Documents, the Supplemental Agreement and the Policy Provider Indemnity and Inspection Agreement (including, without limitation, all amounts payable under Section 2.14 of the Indenture and any indemnities payable by the Company pursuant to Section 4.02 of the Participation Agreement or pursuant to the

----------
(13) Use for Indenture Supplement No. 1 only.

(14) Use for all Indendure Supplements other than Indenture Supplement No. 1.

Policy Provider Indemnity and Inspection Agreement), and (iii) the performance and observance by the Company of all the agreements and covenants to be performed or observed by the Company for the benefit of the Noteholders and the Indenture Indemnitees contained in the Operative Documents, the Supplemental Agreement and the Policy Provider Indemnity and Inspection Agreement, and to secure the Related Secured Obligations under any Related Indentures, and in consideration of the premises and of the covenants contained in the Operative Documents, and for other good and valuable consideration given by the Loan Trustee, the Noteholders and the Indenture Indemnitees to the Company at or before the Closing Date, the receipt of which is hereby acknowledged, the Company does hereby grant, bargain, sell, convey, transfer, mortgage, assign, pledge and confirm unto the Loan Trustee and its successors in trust and permitted assigns, for the security and benefit of the Loan Trustee, the Noteholders and the Indenture Indemnitees, a first priority security interest in, and mortgage lien on, all estate, right, title and interest of the Company in, to and under the Aircraft, including the Airframe and Engines described in Annex A attached hereto, whether or not any such Engine may from time to time be installed on the Airframe or any other airframe or any other aircraft, and any and all Parts relating thereto, and, to the extent provided in the Indenture, all substitutions and replacements of, and additions, improvements, accessions and accumulations to, the Aircraft, including the Airframe, the Engines and any and all Parts (in each case other than any substitutions, replacements, additions, improvements, accessions and accumulations that constitute items excluded from the definition of Parts by clauses (b), (c) and (d) thereof) relating thereto;

         To have and to hold all and singular the aforesaid property unto the Loan Trustee, and its successors and assigns, in trust for the ratable benefit and security of the Noteholders and the Indenture Indemnitees, except as otherwise provided in the Indenture, including Section 2.13 and Article III of the Indenture, without any preference, distinction or priority of any one Equipment Note over any other by reason of priority of time of issue, sale, negotiation, date of maturity thereof or otherwise for any reason whatsoever, and for the uses and purposes and subject to the terms and provisions set forth in the Indenture.

         This Indenture Supplement shall be construed as supplemental to the Indenture and shall form a part thereof, and the Indenture is hereby incorporated by reference herein and is hereby ratified, approved and confirmed.

         THIS INDENTURE SUPPLEMENT HAS BEEN DELIVERED IN THE STATE OF NEW YORK AND SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

         IN WITNESS WHEREOF, the undersigned have caused this Indenture Supplement No. __ to be duly executed by their respective duly authorized officers, on the date first above written.

                                          AMERICAN AIRLINES, INC.

                                          By: __________________________________
                                              Name:
                                              Title:

                                          U.S. BANK TRUST NATIONAL ASSOCIATION,
                                          as Loan Trustee

                                          By: __________________________________
                                              Name:
                                              Title:

                                                                      Annex A to
                                                     Indenture Supplement No. __

                       DESCRIPTION OF AIRFRAME AND ENGINES

                                    AIRFRAME

                     FAA Registration   Manufacturer's
Manufacturer  Model         No.           Serial No.
------------  -----  ----------------   --------------

                                    ENGINES

Manufacturer  Model  Manufacturer's Serial No.
------------  -----  -------------------------

Each Engine is of 750 or more "rated take-off horsepower" or the equivalent of such horsepower.

                                                                    EXHIBIT B to
                                                INDENTURE AND SECURITY AGREEMENT

                           LIST OF PERMITTED COUNTRIES

Argentina                              Japan
Australia                              Kuwait
Austria                                Liechtenstein
Bahamas                                Luxembourg
Barbados                               Malaysia
Belgium                                Malta
Bermuda Islands                        Mexico
Brazil                                 Monaco
British Virgin Islands                 Morocco
Canada                                 the Netherlands
Cayman Islands                         Netherlands Antilles
Chile                                  New Zealand
Czech Republic                         Norway
Denmark                                Paraguay
Ecuador                                Peoples' Republic of China
Egypt                                  Philippines
Finland                                Poland
France                                 Portugal
Germany                                Republic of China (Taiwan)
Greece                                 Singapore
Grenada                                South Africa
Guatemala                              South Korea
Hong Kong                              Spain
Hungary                                Sweden
Iceland                                Switzerland
India                                  Thailand
Indonesia                              Trinidad and Tobago
Ireland                                United Kingdom
Italy                                  Uruguay
Jamaica                                Venezuela

                                                                    EXHIBIT C to
                                                INDENTURE AND SECURITY AGREEMENT

                    AIRCRAFT TYPE VALUES FOR SECTION 7.06(b)

                                   $8,000,000

                                                                   SCHEDULE I to
                                                INDENTURE AND SECURITY AGREEMENT

                         DESCRIPTION OF EQUIPMENT NOTES

                      Original Principal Amount      Maturity Date
                      -------------------------      -------------
Series G
Equipment Notes:          $ 20,264,620.17            July 9, 2010
Series C
Equipment Notes:          $  7,599,182.86            July 9, 2010
Series D
Equipment Notes:          $  2,533,087.47            July 9, 2010

                              CERTAIN DEFINED TERMS

             Defined Term                         Definition
             ------------                         ----------
Debt Rate for Series G Equipment Notes          3.857% per annum.
Debt Rate for Series C Equipment Notes          8% per annum.
Debt Rate for Series D Equipment Notes          12% per annum.

                          EQUIPMENT NOTE AMORTIZATION

                                    SERIES G

                                     N961AN

                                          Percentage of Original
                                            Principal Amount
  Payment Date                                 To be Paid
  ------------                            ----------------------
January 09, 2004.................             2.074467898%
  July 09, 2004..................             9.807016630%
January 09, 2005.................             1.947008464%
  July 09, 2005..................             4.439551654%
January 09, 2006.................             1.904521954%
  July 09, 2006..................             9.127232164%
January 09, 2007.................             1.777062373%
  July 09, 2007..................             6.422256371%
January 09, 2008.................             1.692089351%
  July 09, 2008..................             6.167337209%
January 09, 2009.................             1.607116231%
  July 09, 2009..................             5.912417997%
January 09, 2010.................             1.522143210%
  July 09, 2010..................            45.599778493%

                           EQUIPMENT NOTE AMORTIZATION

                                    SERIES C

                                     N961AN

                                                                    Percentage of Original
                                                                       Principal Amount
Payment Date                                                              To be Paid
------------                                                              ----------
January 09, 2004........................................                 2.074467517%
  July 09, 2004........................................                  9.807016672%
January 09, 2005........................................                 1.947008550%
  July 09, 2005........................................                  4.439551676%
January 09, 2006........................................                 1.904522008%
  July 09, 2006........................................                  9.127232135%
January 09, 2007........................................                 1.777062383%
  July 09, 2007........................................                  6.422256432%
January 09, 2008........................................                 1.692089299%
  July 09, 2008........................................                  6.167337181%
January 09, 2009........................................                 1.607116216%
  July 09, 2009........................................                  5.912418062%
January 09, 2010........................................                 1.522143264%
  July 09, 2010........................................                 45.599778606%

                           EQUIPMENT NOTE AMORTIZATION

                                    SERIES D

                                     N961AN

                                                                 Percentage of Original
                                                                    Principal Amount
Payment Date                                                          To be Paid
------------                                                     ----------------------
January 09, 2004........................................            $     52,548.09
  July 09, 2004........................................                  248,420.31
January 09, 2005........................................                  49,319.43
  July 09, 2005........................................                  112,457.73
January 09, 2006........................................                  48,243.21
  July 09, 2006........................................                  231,200.77
January 09, 2007........................................                  45,014.54
  July 09, 2007........................................                  162,681.37
January 09, 2008........................................                  42,862.10
  July 09, 2008........................................                  156,224.05
January 09, 2009........................................                  40,709.66
  July 09, 2009........................................                  149,766.72
January 09, 2010........................................                  38,557.22
  July 09, 2010........................................                1,155,082.27

                                                                  SCHEDULE II to
                                                INDENTURE AND SECURITY AGREEMENT

                        PASS THROUGH TRUST AGREEMENT AND
                         PASS THROUGH TRUST SUPPLEMENTS

         Pass Through Trust Agreement, dated as of March 21, 2002, between American Airlines, Inc. and U.S. Bank Trust National Association (as successor to State Street Bank and Trust Company of Connecticut, National Association), as trustee, as supplemented by Trust Supplement No. 2003-1G, dated as of July 8, 2003, Trust Supplement No. 2003-1C, dated as of July 8, 2003, and Trust Supplement No. 2003-1D, dated as of July 8, 2003.

                                                                          N961AN
                                                                      Annex A to
                                                     Participation Agreement and
                                                Indenture and Security Agreement

                                   DEFINITIONS

          "Agreement" and "Participation Agreement" mean that certain Participation Agreement (N961AN), dated on or before the Closing Date, among the Company, U.S. Bank, the Pass Through Trustee under each Pass Through Trust Agreement, the Subordination Agent and the Loan Trustee, as the same may be amended, supplemented or otherwise modified from time to time in accordance with its terms.

         "Aircraft" means the Airframe (or any Replacement Airframe substituted therefore pursuant to Section 7.05 of the Indenture) together with the two Engines described in the Indenture Supplement originally executed and delivered under the Indenture (or any Replacement Engine that may from time to time be substituted for any of such Engines pursuant to Section 7.04 or Section 7.05 of the Indenture), whether or not any of such initial or substituted Engines may from time to time be installed on such Airframe or installed on any other airframe or on any other aircraft. The term "Aircraft" shall include any Replacement Aircraft.

         "Airframe" means (a) the Boeing aircraft further described in Annex A to the Indenture Supplement (except (i) the Engines or engines from time to time installed thereon and any and all Parts related to such Engine or engines and
(ii) items installed or incorporated in or attached to such aircraft from time to time that are excluded from the definition of Parts (except Engines or engines)) originally executed and delivered under the Indenture and (b) any and all related Parts. The term "Airframe" shall include any Replacement Airframe that may from time to time be substituted for the Airframe pursuant to Section
7.05 of the Indenture. At such time as the Replacement Airframe shall be so substituted and the Airframe for which such substitution is made shall be released from the Lien of the Indenture, such replaced Airframe shall cease to be an Airframe under the Indenture.

         "American Entity" has the meaning specified in Section 1.01 of the Policy Provider Agreement.

         "American New Series D Equipment Notes" means any New Series D Equipment Notes that are purchased by a New Trust with proceeds of New Class D Certificates (as defined in Exhibit A to the Intercreditor Agreement) that are sold to a Person affiliated with the Company.

         "Bankruptcy Code" means the United States Bankruptcy Code, 11 United States Code Sections 101 et seq., as amended, or any successor statutes thereto.

         "Basic Pass Through Trust Agreement" means that certain Pass Through Trust Agreement, dated as of March 21, 2002, between the Company and U.S. Bank (as successor to State Street Bank and Trust Company of Connecticut, National Association), as the same may be amended, supplemented or otherwise modified from time to time in accordance with its terms (but does not include any Trust Supplement).

         "Bills of Sale" means the FAA Bill of Sale and the Warranty Bill of Sale.

         "Business Day" means any day other than a Saturday, a Sunday or a day on which commercial banks are required or authorized to close in New York, New York, Dallas, Texas or the city and state in which the Loan Trustee maintains its Corporate Trust Office or receives and disburses funds.

         "Certificated Air Carrier" means any Citizen of the United States holding an air carrier operating certificate issued by the Secretary of Transportation pursuant to Chapter 447 of Title 49 of the United States Code for aircraft capable of carrying ten or more individuals or 6,000 pounds or more of cargo or that otherwise is certified or registered to the extent required to fall within the purview of Section 1110.

         "Citizen of the United States" has the meaning specified for such term in Section 40102(a)(15) of Title 49 of the United States Code or any similar legislation of the United States enacted in substitution or replacement therefor.

         "Claim" has the meaning specified in Section 4.02(a) of the Participation Agreement.

         "Class C Liquidity Facility" has the meaning specified in the Intercreditor Agreement.

         "Class C Liquidity Provider" has the meaning specified in the Intercreditor Agreement.

         "Class E Trust" has the meaning specified in the Intercreditor
Agreement.

         "Class G Liquidity Facility" has the meaning specified in the Intercreditor Agreement.

         "Class G Liquidity Provider" has the meaning specified in the Intercreditor Agreement.

         "Closing" has the meaning specified in Section 2.03 of the Participation Agreement.

         "Closing Date" means the date set forth on the cover page of the Indenture.

         "Code" means the Internal Revenue Code of 1986, as amended.

         "Collateral" has the meaning specified in the granting clause of the Indenture.

         "Company" means American Airlines, Inc., and its successors and permitted assigns.

         "Compulsory Acquisition" means requisition of title or other compulsory acquisition, capture, seizure, deprivation, confiscation or detention for any reason of the Aircraft by any government that results in the loss of title or use of the Aircraft by the Company (or any Permitted Lessee) for a period in excess of 180 days, but shall exclude requisition for use or hire not involving requisition of title.

         "Confidential Information" has the meaning specified in Section 10.16 of the Indenture.

         "Controlling Party" has the meaning specified in Section 2.06 of the Intercreditor Agreement.

         "Corporate Trust Office" means the Corporate Trust Division of the Loan Trustee located at U.S. Bank National Association, 225 Asylum Street, Goodwin Square, Hartford, Connecticut, 06103, Attention: Corporate Trust Division, or such other office at which the Loan Trustee's corporate trust business shall be administered that the Loan Trustee shall have specified by notice in writing to the Company.

         "CRAF Program" means the Civil Reserve Air Fleet Program authorized under 10 U.S.C. Section 9511 et seq. or any similar or substitute program under the laws of the United States.

         "Debt Rate" means (i) with respect to the Series G Equipment Notes, the Original Series C Equipment Notes and the Original Series D Equipment Notes, the rate per annum specified as the "Debt Rate" in Schedule I to the Indenture, (ii) with respect to any New Series C Equipment Notes, New Series D Equipment Notes and Second New Series D Equipment Notes, the rate per annum specified as such in an Indenture Refunding Amendment applicable to such Series and (iii) with respect to any Series E Equipment Notes, the rate per annum specified in an amendment to the Indenture at the time of issuance of such Series E Equipment Notes.

         "Department of Transportation" means the United States Department of Transportation and any agency or instrumentality of the United States government succeeding to its functions.

         "Direction" has the meaning specified in Section 2.16 of the Indenture.

         "Dollars" and "$" mean the lawful currency of the United States.

         "Engine" means (a) each of the two engines listed by manufacturer's serial number and further described in Annex A to the Indenture Supplement originally executed and delivered under the Indenture, whether or not from time to time installed on the Airframe or installed on any other airframe or on any other aircraft and (b) any Replacement Engine that may from time to time be substituted for an Engine pursuant to Section 7.04 or 7.05 of the Indenture; together in each case with any and all related Parts. At such time as a Replacement Engine shall be so substituted and the Engine for which substitution is made shall be released from the Lien of the Indenture, such replaced Engine shall cease to be an Engine under the Indenture.

         "Equipment Note" means and includes any Series G Equipment Note, Original Series C Equipment Note, Original Series D Equipment Note, Series E Equipment Note, New Series C Equipment Note, New Series D Equipment Note or Second New Series D Equipment Note, and any Equipment Note issued in exchange therefor or replacement thereof pursuant to Section 2.07 or 2.08 of the Indenture.

         "Equipment Note Register" has the meaning specified in Section 2.07 of the Indenture.

         "Equipment Note Registrar" has the meaning specified in Section 2.07 of the Indenture.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated and rulings issued thereunder. Section references to ERISA are to ERISA as in effect at the date of the Participation Agreement and any subsequent provisions of ERISA amendatory thereof, supplemental thereto or substituted therefor.

         "Event of Default" has the meaning specified in Section 4.01 of the Indenture.

         "Event of Loss" means, with respect to the Aircraft, Airframe or any Engine, any of the following events with respect to such property:

         (a) the loss of such property or of the use thereof due to destruction, damage beyond repair or rendition of such property permanently unfit for normal use for any reason whatsoever;

         (b) any damage to such property which results in an insurance settlement with respect to such property on the basis of a total loss, a compromised total loss or a constructive total loss;

         (c) the theft, hijacking or disappearance of such property for a period in excess of 180 days;

         (d) the requisition for use of such property by any government (other than a requisition for use by a Government or the government of the country of registry of the Aircraft) that shall have resulted in the loss of possession of such property by the Company (or any Permitted Lessee) for a period in excess of 12 consecutive months;

         (e) the operation or location of the Aircraft, while under requisition for use by any government, in any area excluded from coverage by any insurance policy in effect with respect to the Aircraft required by the terms of
Section 7.06 of the Indenture, unless the Company shall have obtained indemnity or insurance in lieu thereof from such government;

         (f)      any Compulsory Acquisition;

         (g) as a result of any law, rule, regulation, order or other action by the FAA or other government of the country of registry, the use of the Aircraft or Airframe in the normal business of air transportation shall have been prohibited by virtue of a condition affecting all aircraft of the same type for a period of 18 consecutive months, unless the Company shall be diligently carrying forward all steps that are necessary or desirable to permit the normal use of the Aircraft or Airframe or, in any event, if such use shall have been prohibited for a period of three consecutive years; and

         (h) with respect to an Engine only, any divestiture of title to or interest in an Engine or any event with respect to an Engine that is deemed to be an Event of Loss with respect to such Engine pursuant to Section 7.02(a)(vii) of the Indenture.

         An Event of Loss with respect to the Aircraft shall be deemed to have occurred if an Event of Loss occurs with respect to the Airframe unless the Company elects to substitute a Replacement Airframe pursuant to Section 7.05(a)(i) of the Indenture.

         "Excess Amount" means the amount that the Company elects to apply (or that the Loan Trustee is required to apply), pursuant to Section 2.10(g) of the Indenture, to the redemption of Series G Equipment Notes under Section 2.10(b), 2.10(c) or 2.10(e) of the Indenture.

         "Excess Proceeds" means (i) with respect to any Related Aircraft with respect to which an Event of Loss has occurred, the difference between (A) the total insurance proceeds received by the Company pursuant to the insurance policies maintained pursuant to Section 7.06(b) of the Indenture or pursuant to requisition or indemnity payments described in Section 7.05(c) of the Indenture, and (B) the total amount required to be applied by the Company under Section 2.10(a) of the Related Indenture to the redemption of the Related Equipment Notes in respect of which the Event of Loss occurred, and (ii) with respect to the sale of any Related Aircraft, the positive difference (if any) between (x) the total proceeds realized in the sale of such Related Aircraft and (y) the total amount required to be applied by the Company to the redemption of the Related Equipment Notes under Section 2.10(d) of the Related Indenture related to such Related Aircraft.

         "FAA" means the United States Federal Aviation Administration and any agency or instrumentality of the United States government succeeding to its functions.

         "FAA Bill of Sale" means the bill of sale for the Aircraft on AC Form 8050-2, executed by the Manufacturer in favor of the Company and recorded with the FAA.

         "Federal Funds Rate" means a fluctuating interest rate per annum in effect from time to time, which rate per annum shall at all times be equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or if such rate is not so published for any day that is a Business Day, the average of the quotations for such day for such transactions received by U.S. Bank from three Federal funds brokers of recognized standing selected by it.

         "Final Payment Date" means July 9, 2010, or if such date is not a Business Day, the Final Payment Date shall be the next succeeding Business Day.

         "Government" means the government of any of Canada, France, Germany, Japan, The Netherlands, Sweden, Switzerland, the United Kingdom or the United States and any instrumentality or agency thereof.

         "Indemnitee" has the meaning specified in Section 4.02(b) of the Participation Agreement.

         "Indenture" means that certain Indenture and Security Agreement (N961AN), dated as of the Closing Date, between the Company and the Loan Trustee, as the same may be amended, supplemented or otherwise modified from time to time in accordance with its terms, including by an Indenture Refunding Amendment or an Indenture Supplement.

         "Indenture Indemnitee" means (i) the Loan Trustee, (ii) U.S. Bank,
(iii) each separate or additional trustee appointed pursuant to Section 8.02 of the Indenture, (iv) so long as it holds any Equipment Note as agent and trustee of any Pass Through Trustee, the Subordination Agent, (v) each Liquidity Provider, (vi) the Policy Provider and its affiliates, (vii) so long as it is the holder of any Equipment Notes, each Pass Through Trustee, (viii) each Related Noteholder and (ix) each of the respective directors, officers, employees, agents and servants of each of the Persons identified in clauses (i), (v), (vi) and (viii). No holder of a Pass Through Certificate in its capacity as such shall be an Indenture Indemnitee.

         "Indenture Refunding Amendment" means an amendment to the Indenture entered into for purposes of effecting a Refunding.

         "Indenture Supplement" means a supplement to the Indenture, substantially in the form of Exhibit A to the Indenture, which shall particularly describe the Aircraft, and any Replacement Airframe and/or Replacement Engine included in the property subject to the Lien of the Indenture.

         "Intercreditor Agreement" means that certain Intercreditor Agreement, dated as of the Closing Date, among the Pass Through Trustees, the Class G Liquidity Provider, the Policy Provider and the Subordination Agent, as the same may be amended, supplemented or otherwise modified from time to time in accordance with its terms.

         "Interests" has the meaning specified in Section 7.06(a) of the Indenture.

         "Lease" means any lease permitted by the terms of Section 7.02(a) of the Indenture.

         "Lien" means any mortgage, pledge, lien, charge, claim, encumbrance, lease, sublease, sub-sublease or security interest.

         "Liquidity Facility" has the meaning specified in the Intercreditor Agreement.

         "Liquidity Provider" has the meaning specified in the Intercreditor Agreement.

         "Loan Amount" has the meaning specified in Section 7.06(b) of the Indenture.

         "Loan Trustee" has the meaning specified in the introductory paragraph of the Indenture.

         "Loan Trustee Liens" means any Lien attributable to U.S. Bank or the Loan Trustee with respect to the Aircraft, any interest therein or any other portion of the Collateral arising as a result of (i) claims against U.S. Bank or the Loan Trustee not related to its interest in the Aircraft or the administration of the Collateral pursuant to the Indenture, (ii) acts of U.S. Bank or the Loan Trustee not permitted by, or the failure of U.S. Bank or the Loan Trustee to take any action required by, the Operative Documents or the Pass Through Documents, (iii) claims against U.S. Bank or the Loan Trustee relating to Taxes or Claims that are excluded from the indemnification provided by Section 4.02 of the Participation Agreement pursuant to said Section 4.02 or
(iv) claims against U.S. Bank or the Loan Trustee arising out of the transfer by any such party of all or any portion of its interest in the Aircraft, the Collateral, the Operative Documents or the Pass Through Documents, except while an Event of Default is continuing and prior to the time that the Loan Trustee has received all amounts due to it pursuant to the Indenture.

         "Loss Payment Date" has the meaning specified in Section 7.05(a) of the Indenture.

         "Majority in Interest of Noteholders" means, as of a particular date of determination and subject to Section 2.16 of the Indenture, the holders of at least a majority in aggregate unpaid principal amount of all Equipment Notes outstanding as of such date (excluding any Equipment Notes held by the Company, any affiliate thereof or a Pass Through Trust the pass through certificates issued by which are owned, directly or indirectly, by the Company, unless all Equipment Notes are held by the Company, any affiliate thereof or a Pass Through Trust the pass through certificates issued by which are owned, directly or indirectly, by the Company).

         "Make-Whole Amount" means: (a) with respect to any Original Series C Equipment Note, Original Series D Equipment Note or Series G Equipment Note, the amount (as determined by an investment bank of national standing selected by the Company), if any, by which (i) the present value of the remaining scheduled payments of principal and interest from the redemption date to maturity of such Equipment Note computed by discounting each such payment on a semiannual basis from its respective Payment Date (assuming a 360-day year of twelve 30-day months) using a discount rate equal to the Treasury Yield exceeds (ii) the outstanding principal amount of such Equipment Note plus accrued but unpaid interest thereon to the date of redemption; (b) with respect to any New Series C Equipment Note, New Series D Equipment Note or Second New Series D Equipment Note, the amount computed in the manner set forth in an Indenture Refunding Amendment applicable to such Series; and (c) with respect to any Series E Equipment Note, the amount computed in the manner set forth in an amendment to the Indenture at the time of issuance of the Series E Equipment Notes. For purposes of determining the Make-Whole Amount, "Treasury Yield" means, at the time of determination, the interest rate (expressed as a semi-annual equivalent and as a decimal and, in the case of United States Treasury bills, converted to a bond equivalent yield) determined to be the per annum rate equal to the semi-annual yield to maturity for United States Treasury securities maturing on the Average Life Date and trading in the public securities market either as determined by interpolation between the most recent weekly average yield to maturity for two series of United States Treasury securities trading in the public securities markets, (A) one maturing as close as possible to, but earlier than, the Average Life Date and (B) the other maturing as close as possible to, but later than, the Average Life Date, in each case as published in the most recent H.15(519) or, if a weekly average yield to maturity for United States Treasury securities maturing on the Average Life Date is reported on the most recent H.15(519), such weekly average yield to maturity as published in such H.15(519). "H.15(519)" means the weekly statistical release designated as such, or any successor publication, published by the Board of Governors of the Federal Reserve System. The date of determination of a Make-Whole Amount shall be the third Business Day prior to the applicable redemption date or, in the case of any redemption of Equipment Notes as a result of an Event of Loss with respect to the Aircraft or any Related Aircraft, the 20th day prior to the applicable redemption date (or if such day is not a Business Day, the next succeeding Business Day), and the "most recent H.15(519)" means the H.15(519) published prior to the close of business on the third Business Day prior to the applicable redemption date or, in the case of any redemption of Equipment Notes as a result of an Event of Loss with respect to the Aircraft or any Related Aircraft, the 20th day prior to the applicable redemption date (or if such day is not a Business Day, the next succeeding Business Day). "Average Life Date" means, for each Equipment Note to be redeemed, the date which follows the redemption date by a period equal to the Remaining Weighted Average Life at the redemption date of such Equipment Note. "Remaining Weighted Average Life" of an Equipment Note, at the redemption date of such Equipment Note, means the number of days equal to the quotient obtained by dividing: (i) the sum of the products obtained by multiplying (A) the amount of each then remaining installment of principal, including the payment due on the maturity date of such Equipment Note, by (B) the number of days from and including the redemption date to but excluding the scheduled payment date of such principal installment by (ii) the then unpaid principal amount of such Equipment Note.

         "Manufacturer" means The Boeing Company, a Delaware corporation, and its successors and assigns.

         "Manufacturer's Consent" means the Manufacturer's Consent and Agreement to Assignment of Warranties, dated as of the Closing Date, substantially in the form of Exhibit E to the Participation Agreement.

         "New Series" has the meaning specified in Exhibit A to the Intercreditor Agreement.

         "New Series C Equipment Notes" means Equipment Notes that are issued as a New Series in connection with a Refunding of the Original Series C Equipment Notes, in the original principal amount and maturities and bearing interest as specified in Schedule I to the applicable Indenture Refunding Amendment under the heading "Series C Equipment Notes".

         "New Series D Equipment Notes" means Equipment Notes that are issued as a New Series in connection with a Refunding of the Original Series D Equipment Notes, in the original principal amount and maturities and bearing interest as specified in Schedule I to the applicable Indenture Refunding Amendment under the heading "Series D Equipment Notes".

         "New Trust" has the meaning specified in Exhibit A to the Intercreditor Agreement.

         "Noteholder" means any Person in whose name an Equipment Note is registered on the Equipment Note Register (including, for so long as it is the registered holder of any Equipment Notes, the Subordination Agent on behalf of the Pass Through Trustees pursuant to the provisions of the Intercreditor Agreement).

         "Noteholder Liens" means any Lien attributable to any Noteholder on or against the Aircraft, any interest therein or any portion of the Collateral, arising out of any claim against such Noteholder that is not related to the Operative Documents or Pass Through Documents, or out of any act or omission of such Noteholder that is not related to the transactions contemplated by, or that constitutes a breach by such Noteholder of its obligations under, the Operative Documents or the Pass Through Documents.

         "Operative Documents" means, collectively, the Participation Agreement, the Indenture, each Indenture Supplement, the Manufacturer's Consent and the Equipment Notes.

         "Original Series C Equipment Notes" means Equipment Notes issued on the Closing Date and designated as "Series C Equipment Notes" under the Indenture, in the original principal amount and maturities and bearing interest as specified in Schedule I to the Indenture under the heading "Series C Equipment Notes."

         "Original Series D Equipment Notes" means Equipment Notes issued on the Closing Date and designated as "Series D Equipment Notes" under the Indenture, in the original principal amount and maturities and bearing interest as specified in Schedule I to the Indenture under the heading "Series D Equipment Notes."

         "Other Party Liens" means any Lien attributable to the Pass Through Trustee (other than in its capacity as Noteholder), the Subordination Agent (other than in its capacity as Noteholder), any Liquidity Provider or the Policy Provider on or against the Aircraft, any interest therein, or any portion of the Collateral arising out of any claim against such party that is not related to the Operative Documents or Pass Through Documents, or out of any act or omission of such party that is not related to the transactions contemplated by, or that constitutes a breach by such party of its obligations under, the Operative Documents or the Pass Through Documents.

         "Participation Agreement" has the meaning set forth under the definition of "Agreement".

         "Parts" means any and all appliances, parts, instruments, appurtenances, accessories, furnishings and other equipment of whatever nature (other than (a) complete Engines or engines, (b) any items leased by the Company or any Permitted Lessee, (c) cargo containers and (d) components or systems installed on or affixed to the Airframe that are used to provide individual telecommunications or electronic entertainment to passengers aboard the Aircraft) so long as the same shall be incorporated or installed in or attached to the Airframe or any Engine or so long as the same shall be subject to the Lien of the Indenture in accordance with the terms of Section 7.04 thereof after removal from the Airframe or any such Engine.

         "Pass Through Certificates" means the pass through certificates issued by the Pass Through Trustees.

         "Pass Through Documents" means the Pass Through Trust Agreements, the Intercreditor Agreement, the Liquidity Facilities, the Policy Provider Agreement and the Policy.

         "Pass Through Trust" means each of the separate grantor trusts then holding Equipment Notes, which grantor trusts have been or will be created pursuant to the Pass Through Trust Agreements to facilitate certain of the transactions contemplated by the Operative Documents.

         "Pass Through Trust Agreement" means each of the separate Trust Supplements relating to the Pass Through Trusts, together in each case with the Basic Pass Through Trust Agreement, as the same may be amended, supplemented or otherwise modified from time to time in accordance with its terms.

         "Pass Through Trustee" has the meaning specified in the introductory paragraph to the Participation Agreement and also includes any New Trustee (as defined in Exhibit A to the Intercreditor Agreement).

         "Pass Through Trustees" means, collectively, the Pass Through Trustees under each Pass Through Trust Agreement.

         "Past Due Rate" means, with respect to a particular Series, a rate per annum equal to the then applicable Debt Rate plus 1% and, in any case other than with respect to a particular Series, the Debt Rate for the Series G Equipment Notes plus 1%.

         "Payment Date" means, for any Equipment Note, each January 9 and July 9 commencing with January 9, 2004 (or if any such day is not a Business Day, the immediately succeeding Business Day).

         "Payment Default" means the occurrence of an event that would give rise to an Event of Default under Section 4.01(a) of the Indenture upon the giving of notice or the passing of time or both.

         "Permitted Investments" means each of (a) direct obligations of the United States and agencies thereof; (b) obligations fully guaranteed by the United States; (c) certificates of deposit issued by, or bankers' acceptances of, or time deposits with, any bank, trust company or national banking association incorporated or doing business under the laws of the United States or one of the states thereof having combined capital and surplus and retained earnings of at least $100,000,000 and having a rating of A, its equivalent or better by Moody's Investors Service, Inc. ("Moody's") or Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc. ("S&P") (or, if neither such organization shall rate such institution at any time, by any nationally recognized rating organization in the United States); (d) commercial paper of any holding company of a bank, trust company or national banking association described in clause (c); (e) commercial paper of companies having a rating assigned to such commercial paper by either Moody's or S&P (or, if neither such organization shall rate such commercial paper at any time, by any nationally recognized rating organization in the United States) equal to either of the two highest ratings assigned by such organization; (f) Dollar-denominated certificates of deposit issued by, or time deposits with, the European subsidiaries of (i) any bank, trust company or national banking association described in clause (c), or (ii) any other bank or financial institution described in clause (h) or (i) below; (g) United States-issued Yankee certificates of deposit issued by, or bankers' acceptances of, or commercial paper issued by, any bank having combined capital and surplus and retained earnings of at least $100,000,000 and headquartered in Canada, Japan, the United Kingdom, France, Germany, Switzerland or The Netherlands and having a rating of A, its equivalent or better by Moody's or S&P (or, if neither such organization shall rate such institution at any time, by any nationally recognized rating organization in the United States); (h) Dollar-denominated time deposits with any Canadian bank having a combined capital and surplus and retained earnings of at least $100,000,000 and having a rating of A, its equivalent or better by Moody's or S&P (or, if neither such organization shall rate such institution at any time, by any nationally recognized rating organization in the United States); (i) Canadian Treasury Bills fully hedged to Dollars; (j) repurchase agreements with any financial institution having combined capital and surplus and retained earnings of at least $100,000,000 collateralized by transfer of possession of any of the obligations described in clauses (a) through (i) above;
(k) bonds, notes or other obligations of any state of the United States, or any political subdivision of any state, or any agencies or other instrumentalities of any such state, including, but not limited to, industrial development bonds, pollution control revenue bonds, public power bonds, housing bonds, other revenue bonds or any general obligation bonds, provided that, at the time of their purchase, such obligations are rated A, its equivalent or better by Moody's or S&P (or, if neither such organization shall rate such obligations at any time, by any nationally recognized rating organization in the United States); (l) bonds or other debt instruments of any company, if such bonds or other debt instruments, at the time of their purchase, are rated A, its equivalent or better by Moody's or S&P (or, if neither such organization shall rate such obligations at such time, by any nationally recognized rating organization in the United States); (m) mortgage backed securities (i) guaranteed by the Federal National Mortgage Association, the Federal Home Loan Mortgage Corporation or the Government National Mortgage Association or rated AAA, its equivalent or better by Moody's or S&P (or, if neither such organization shall rate such obligations at any time, by any nationally recognized rating organization in the United States) or, if unrated, deemed to be of a comparable quality by the Loan Trustee and (ii) having an average life not to exceed one year as determined by standard industry pricing practices then in effect; (n) asset-backed securities rated A, its equivalent or better by Moody's or S&P (or, if neither such organization shall rate such obligations at any time, by any nationally recognized rating organization in the United States) or, if unrated, deemed to be of a comparable quality by the Loan Trustee; and (o) such other investments approved in writing by the Loan Trustee; provided that, the instruments described in the foregoing clauses shall have a maturity no later than the earliest date when such investments may be required for distribution. Any of the investments described herein may be made through or with, as applicable, the bank acting as Pass Through Trustee or Loan Trustee or any of their affiliates.

         "Permitted Lessee" means any Person to whom the Company is permitted to lease the Airframe or any Engine pursuant to Section 7.02(a) of the Indenture.

         "Permitted Lien" has the meaning specified in Section 7.01 of the Indenture.

         "Person" means any person, including any individual, corporation, limited liability company, partnership, joint venture, association, joint-stock company, trust, trustee, unincorporated organization or government or any agency or political subdivision thereof.

         "Policy" means the Certificate Guaranty Insurance Policy No. AB0686BE, issued as of the Closing Date by the Policy Provider in favor of the Subordination Agent, for the benefit of the Class G Certificateholders (as defined in the Intercreditor Agreement), as amended, supplemented or otherwise modified from time to time in accordance with its terms.

         "Policy Expenses" shall have the meaning specified in the Intercreditor Agreement.

         "Policy Provider" means Ambac Assurance Corporation, a
Wisconsin-domiciled stock insurance corporation.

         "Policy Provider Agreement" means the Insurance and Indemnity Agreement, dated as of the Closing Date, among the Company, the Subordination Agent, the Class G Trustee and the Policy Provider, including the related Policy Provider Fee Letter referred to therein, as amended, supplemented or otherwise modified from time to time in accordance with its terms.

         "Policy Provider Amounts" means all Policy Provider Obligations, Policy Provider Interest Drawing Amounts, Policy Expenses, Policy Provider Interest Amounts and Excess Reimbursement Obligations.

         "Policy Provider Indemnity and Inspection Agreement" means the Policy Provider Indemnity and Inspection Agreement (N961AN), dated as of the Closing Date, between the Company and the Policy Provider.

         "Policy Provider Interest Amounts" shall have the meaning specified in the Intercreditor Agreement.

         "Policy Provider Interest Drawing Amount" has the meaning specified in the Intercreditor Agreement.

         "Policy Provider Obligations" shall have the meaning specified in the Intercreditor Agreement.

         "Purchase Agreement" means the Purchase Agreement as described in
Schedule I to the Participation Agreement.

         "Rating Agencies" has the meaning specified in the Intercreditor Agreement.

         "Ratings Confirmation" has the meaning specified in the Intercreditor Agreement.

         "Refunding" has the meaning specified in Exhibit A to the Interecreditor Agreement.

         "Related Aircraft" means each of the aircraft subject to a Related Indenture, including any Replacement Aircraft substituted therefor pursuant to
Section 7.05 of any Related Indenture.

         "Related Equipment Note" means a Related Series G Equipment Note, Related Series C Equipment Note or Related Series D Equipment Note.

         "Related Indemnitee Group" has the meaning specified in Section 4.02(b) of the Participation Agreement.

         "Related Indenture Indemnitees" means the "Indenture Indemnitees" (as defined in each Related Indenture).

         "Related Indentures" means each of the indentures (other than the Indenture) under which equipment notes have been issued and purchased by the Pass Through Trustees (whether before or after the date of the Indenture).

         "Related Loan Trustee" means the "Loan Trustee" (as defined in each Related Indenture).

         "Related Noteholder" means a registered holder of a Related Equipment Note.

         "Related Operative Documents" means the "Operative Documents" (as defined in each Related Indenture).

         "Related Participation Agreement" means the "Participation Agreement" (as defined in each Related Indenture).

         "Related Policy Provider Indemnity and Inspection Agreement" means the "Policy Provider Indemnity and Inspection Agreement" (as defined in each Related Indenture).

         "Related Secured Obligations" means, the "Secured Obligations" (as defined in each Related Indenture).

         "Related Series C Equipment Note" means a "Series C Equipment Note" (as defined in each Related Indenture).

         "Related Series D Equipment Note" means a "Series D Equipment Note" (as defined in each Related Indenture).

         "Related Series G Equipment Note" means a "Series G Equipment Note" (as defined in each Related Indenture).

         "Related Supplemental Agreement" means the "Supplemental Agreement" as defined in each Related Indenture).

         "Replacement Aircraft" means the Aircraft of which a Replacement Airframe is part.

         "Replacement Airframe" means a Boeing aircraft of the model further described in Annex A to the Indenture Supplement dated the Closing Date or an improved model of the Manufacturer (except (a) Engines or engines from time to time installed thereon and any and all Parts related to such Engine or engines and (b) items excluded from the definition of Parts (except Engines or engines)), that shall have been made subject to the Lien of the Indenture pursuant to Section 7.05 thereof, together with all Parts relating to such aircraft.

         "Replacement Engine" means an engine of the make and model specified in Annex A to the Indenture Supplement dated the Closing Date (or an engine of the same or another manufacturer of a comparable or an improved model and suitable for installation and use on the Airframe with the other Engine (or any other Replacement Engine being substituted simultaneously therewith)) that shall have been made subject to the Lien of the Indenture pursuant to Section 7.04 or
Section 7.05 thereof, together with all Parts relating to such engine.

         "Responsible Officer" means, with respect to the Company, its Chairman of the Board, its President, any Senior Vice President, the Chief Financial Officer, any Vice President, the Treasurer, the Secretary or any other management employee (a) whose power to take the action in question has been authorized, directly or indirectly, by the Board of Directors of the Company,
(b) working directly under the supervision of its Chairman of the Board, its President, any Senior Vice President, the Chief Financial Officer, any Vice President, the Treasurer or the Secretary and (c) whose responsibilities include the administration of the transactions and agreements contemplated by the Participation Agreement and the Indenture.

         "Second New Series D Equipment Notes" means Equipment Notes that are issued as a New Series in connection with a Refunding of any American New Series D Equipment Notes, in the original principal amount and maturities and bearing interest as specified in Schedule I to the applicable Indenture Refunding Amendment.

         "Section 1110" means Section 1110 of the Bankruptcy Code, as in effect on the Closing Date or any successor or analogous section of the federal bankruptcy law in effect from time to time.

         "Secured Obligations" has the meaning specified in the Granting Clause of the Indenture.

         "Series" means any series of Equipment Notes, including the Series G Equipment Notes, the Series C Equipment Notes, the Series D Equipment Notes or the Series E Equipment Notes.

         "Series C Equipment Notes" means the Original Series C Equipment Notes or, following a Refunding of the Original Series C Equipment Notes, New Series C Equipment Notes.

         "Series D Equipment Notes" means (a) the Original Series D Equipment Notes, or (b) following a Refunding of the Original Series D Equipment Notes, the New Series D

Equipment Notes, or (c) following a Refunding of the American New Series D Equipment Notes, the Second New Series D Equipment Notes.

         "Series E Equipment Notes" means Equipment Notes, if any, issued and designated as "Series E Equipment Notes" under the Indenture, in the original principal amount and maturities and bearing interest as specified in an amendment to the Indenture at the time of issuance of the Series E Equipment Notes.

         "Series G Equipment Notes" means Equipment Notes issued and designated as "Series G Equipment Notes" under the Indenture, in the original principal amount and maturities and bearing interest as specified in Schedule I to the Indenture under the heading "Series G Equipment Notes."

         "Specified Person" has the meaning specified in Section 7.06(a) of the Indenture.

         "Subordination Agent" has the meaning specified in the introductory paragraph to the Participation Agreement.

         "Supplemental Agreement" means the Supplemental Agreement (N961AN), dated as of the Closing Date, between the Company and the Policy Provider.

         "Tax" and "Taxes" means all governmental fees (including, without limitation, license, filing and registration fees) and all taxes (including, without limitation, franchise, excise, stamp, value added, income, gross receipts, sales, use and property taxes), withholdings, assessments, levies, imposts, duties or charges, of any nature whatsoever, together with any related penalties, fines, additions to tax or interest thereon imposed, withheld, levied or assessed by any country, taxing authority or governmental subdivision thereof or therein or by any international authority, including any taxes imposed on any Person as a result of such Person being required to collect and pay over withholding taxes.

         "Transportation Code" means that portion of Title 49 of the United States Code comprising those provisions formerly referred to as the Federal Aviation Act of 1958, as amended, or any subsequent legislation that amends, supplements or supersedes such provisions.

         "Trust Supplements" means those agreements supplemental to the Basic Pass Through Trust Agreement referred to in Schedule II to the Participation Agreement.

         "Underwriting Agreement" means that certain Underwriting Agreement, dated June 30, 2003, among the Company and the underwriters named therein, relating to the purchase of the Class G Certificates (as defined in the Intercreditor Agreement) by such underwriters, as the same may be amended, supplemented or otherwise modified from time to time in accordance with its terms.

         "United States" means the United States of America.

         "U.S. Bank" has the meaning specified in the introductory paragraph to the Participation Agreement.

         "U.S. Government Obligations" means securities that are direct obligations of the United States for the payment of which its full faith and credit is pledged which are not callable or redeemable, and shall also include a depository receipt issued by a bank or trust company as custodian with respect to any such U.S. Government Obligations or a specific payment of interest on or principal of any such U.S. Government Obligations held by such custodian for the account of the holder of a depository receipt so long as such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the U.S. Government Obligations or the specific payment of interest on or principal of the U.S. Government Obligations evidenced by such depository receipt.

         "Warranty Bill of Sale" means the warranty (as to title) bill of sale covering the Aircraft, executed by the Manufacturer in favor of the Company and specifically referring to each Engine, as well as the Airframe, constituting a part of the Aircraft.

         "Warranty Rights" means the Warranty Rights as described in Schedule I to the Participation Agreement.